SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12


                             POLYVISION CORPORATION
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box): [ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party: _________________________________________________________
     (4) Date Filed: ___________________________________________________________

                             POLYVISION CORPORATION
                          4888 South Old Peachtree Road
                             Norcross, Georgia 30071
                                 (770) 447-5043


                                                     October 17, 2001


Dear PolyVision Shareholder:


         You are cordially invited to attend a special meeting of shareholders of PolyVision Corporation to be held on November 13, 2001, at 10:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166.


         At the special meeting, you will be asked to consider and vote on a proposal to adopt an agreement and plan of merger among PolyVision, Steelcase Inc. and PV Acquisition, Inc., a wholly-owned subsidiary of Steelcase. If the merger is completed, PolyVision will become a wholly-owned subsidiary of Steelcase, and you will receive $2.25 in cash, without interest, for each share of PolyVision common stock that you own. Since your shares will be exchanged for cash in the merger, when the merger is completed you no longer will own an equity interest in PolyVision or be able to share in its potential future earnings or growth.

         Before we can complete the merger, the holders of at least 66-2/3% of the outstanding shares of our common stock, series B preferred stock and series C preferred stock, voting together as a single class, and at least a majority of the outstanding shares of our series B and series C preferred stock, voting as separate classes, must vote to adopt the merger agreement.

         The Alpine Group, Inc., our principal shareholder, owns approximately 48.1% of the outstanding shares of our common stock and all of the outstanding shares of our series B and series C preferred stock, and has agreed with Steelcase to vote all of its shares to adopt the merger agreement. If the merger agreement is adopted and all other conditions described in the merger agreement are met, the merger will occur as soon as possible after the special meeting.

         A special committee of three independent directors was formed by your board to analyze, consider and negotiate the terms of the merger and make a recommendation to the full board of directors. In doing so, the special committee consulted with our management team and with outside financial and legal advisors and considered a number of factors, which are detailed in the accompanying proxy statement. The special committee received the written opinion of Deutsche Banc Alex. Brown Inc. that, as of August 23, 2001, the $2.25 per share merger consideration to be received by holders of our common stock is fair from a financial point of view to those holders, other than Alpine. A copy of Deutsche Banc's fairness opinion is included as Appendix C to this proxy statement.

         Your board of directors, upon the recommendation of the special committee of independent directors, has determined that the merger is advisable, fair to you and in your best interests. Accordingly, your board of directors has unanimously approved the merger and adopted the merger agreement and recommends that you vote to adopt the merger agreement at the special meeting.

         To adopt the merger agreement, you must cast a "FOR" vote by following the instructions stated in the enclosed proxy card. If you do not vote at all, your non-vote will count as a vote against adoption of the merger agreement. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted for adoption of the merger agreement. If you fail to return your proxy card, you will not be counted as present or voting at the meeting unless you appear in person. If you attend the special meeting, you may revoke your proxy if you wish and vote personally.

         The accompanying proxy statement provides detailed information about the proposed merger. We encourage you to read the entire proxy statement, including the appendices, carefully.


         Sincerely,


         /s/ Steven S. Elbaum               /s/ Michael H. Dunn
         ------------------------          ------------------------------------
         STEVEN S. ELBAUM                  MICHAEL H. DUNN
         Chairman of the Board             President and Chief Executive Officer

         The date of this proxy statement is October 17, 2001 and it is first being mailed to shareholders on or about October 18, 2001.

                             POLYVISION CORPORATION
                          4888 South Old Peachtree Road
                             Norcross, Georgia 30071
                                 (770) 447-5043



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON NOVEMBER 13, 2001

         PolyVision Corporation will hold a special meeting of its shareholders on November 13, 2001, at 10:00 a.m., Eastern time, at the offices of Greenberg Traurig LLP, The MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166 for the following purposes:

         o To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated August 24, 2001, by and among Steelcase Inc., PV Acquisition, Inc., a wholly-owned subsidiary of Steelcase, and PolyVision. The merger agreement provides that PV Acquisition will merge with and into PolyVision, with PolyVision surviving the merger as a wholly-owned subsidiary of Steelcase. In the merger, each outstanding share of PolyVision common stock will be automatically converted into the right to receive $2.25 in cash, without interest.

         o To consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Before we can complete the merger, the holders of at least 66-2/3% of the outstanding shares of our common stock, series B preferred stock and series C preferred stock, voting together as a single class, and at least a majority of the outstanding shares of our series B and series C preferred stock, voting as separate classes, must vote to adopt the merger agreement. The Alpine Group, Inc., our principal shareholder, owns approximately 48.1% of the outstanding shares of our common stock and all of the outstanding shares of our series B and series C preferred stock, and has agreed with Steelcase to vote all of its shares to adopt the merger agreement. If the merger agreement is adopted and all other conditions described in the merger agreement are met, the merger will occur as soon as possible after the special meeting.

         Your board of directors, upon the recommendation of a special committee of independent directors, has determined that the merger is advisable, fair to you and in your best interests. Accordingly, your board of directors has unanimously approved the merger and adopted the merger agreement and recommends that you vote to adopt the merger agreement at the special meeting.

         These items of business are described in detail in the attached proxy statement and in the appendices to the attached proxy statement. You are encouraged to read these materials very carefully and in their entirety before deciding how to vote.


         We have fixed the close of business on October 16, 2001 as the record date for determining who is entitled to vote at the special meeting and any adjournment or postponement of the special meeting. A list of shareholders entitled to vote at the special meeting will be available and open to the examination of any shareholder at the special meeting.


         Whether or not you intend to be present at the special meeting, please mark, sign and date the enclosed proxy and return it in the enclosed postage prepaid envelope. Sending a proxy will not affect your right to vote in person if you attend the special meeting.

                                By Order of the Board of Directors,

                                /s/ Gary L. Edwards
                                ------------------------------------------------
                                GARY L. EDWARDS
                                Chief Financial Officer, Treasurer and Secretary
Norcross, Georgia
October 17, 2001

         If you have any questions regarding the special meeting, the attached proxy statement or the procedures for voting, please call our proxy solicitor, D.F. King & Co. Inc., toll free at 1-800-431-9643.

             QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING


1.   Q:  Who is soliciting my proxy?              the terms of the merger with Steelcase
                                                  and make a recommendation to your board
     A:  PolyVision's board of directors.         whether to approve it. None of the
                                                  three directors on the special
2.   Q:  What am I being asked to vote on?        committee is an officer of PolyVision
                                                  or an officer or director of Alpine, or
     A:  You are being asked to vote to           has any significant ownership or other
     adopt the merger agreement that we           interest in Alpine.
     entered into with Steelcase Inc.
     which sets out the terms and
     conditions of the proposed merger         7.   Q:  When do you expect to complete the
     of PolyVision and a subsidiary of              merger?
     Steelcase.

                                                    A:  We are working to complete the
3.   Q:  Who is Steelcase?                          merger as quickly as possible and
                                                    hope to complete the merger shortly
     A:  Steelcase is the world's largest           after the special meeting, if the
     designer and manufacturer of                   merger agreement is adopted by our
     products used to create                        shareholders and the other
     high-performance work environments,            conditions to completing the merger
     including furniture systems,                   are satisfied.
     seating, storage, desks, casegoods,
     interior architectural products,          8.   Q:  What vote is required to adopt the
     technology products and related                merger agreement?
     products and services.

                                                    A:  Before we can complete the
                                                    merger, the holders of at least
                                                    66-2/3% of the outstanding shares
4.   Q:  What will I receive in the                 of our common stock, series B
     merger for each of my shares of                preferred stock and series C
     PolyVision common stock?                       preferred stock, voting together as
                                                    a single class, must vote to adopt
     A:  If the merger is completed, you            the merger agreement. At least a
     will receive $2.25 in cash for each            majority of our series B and series
     of your shares of PolyVision common            C preferred stock, voting as
     stock. No interest will be paid on             separate classes, also must vote to
     this amount. Under some                        adopt the merger agreement.
     circumstances, this amount could be
     reduced by stock transfer and
     withholding taxes applicable to
     you.                                               Alpine, our shareholder, owns all of
                                                    our series B and series C preferred
5.   Q:  Why is the board of directors              stock and approximately 49.5% of the
     recommending that I vote to adopt the          aggregate number of shares of our common
     merger agreement?                              stock, series B preferred stock and series C
                                                    preferred stock entitled to vote
     A:  Your board of directors                    together as a single class at the
     recommends that you vote to adopt              special meeting, and has agreed to vote
     the merger agreement because it has            all of its shares to adopt the merger
     unanimously determined that the                agreement. Our directors, executive
     merger with Steelcase is advisable,            officers and their affiliates, excluding
     fair to you and in your best                   Alpine, own approximately 5.4% of our
     interests.                                     shares of common stock, and are expected
                                                    to vote to adopt the merger agreement.
6.   Q:  Why was the special committee              Accordingly, after counting Alpine and
     formed?                                        our management, if the holders of an
                                                    additional 12.2% of our outstanding
     A:  Since The Alpine Group, Inc.               shares of common stock also vote to
     is the principal shareholder of                adopt the merger agreement, the merger
     PolyVision and several members of              agreement will be adopted.
     your board of directors are affiliates
     of Alpine, your board formed a special
     committee of three independent
     directors to analyze, consider and
     negotiate


                                             i

  9.   Q:  What do I need to do now?              promptly after we receive from you a
                                                  properly completed letter of
       A:  Please sign, date and complete         transmittal together with your stock
       your proxy card and promptly return        certificates, in accordance with the
       it in the enclosed, postage-               instructions you will receive when the
       prepaid envelope so that your              merger is completed.
       shares of PolyVision common stock
       can be represented at the special     15.  Q:  What happens if the merger is not
       meeting.                                   completed by January 3, 2002?

  10.  Q:  If my shares are held in "street       A:  The merger agreement will
       name" by my broker, will my broker         terminate and the merger will not
       vote my shares for me?                     occur, unless the January 3, 2002
                                                  expiration date is extended to a
       A:  Your broker will vote your             later date by the parties. We are
       shares for you ONLY if you instruct        not required and do not presently
       your broker how to vote for you.           intend to extend the January 3,
       Your broker should mail information        2002 expiration date.
       to you that will explain how to
       give it these instructions.           16.  Q:  Will I have dissenters' rights in
                                                  the merger?
11.  Q:  Can I change my vote after I
     have mailed my signed proxy card?            A:  No. Under New York law, you are
                                                  not entitled to dissenters' rights,
     A:  Yes. Just send by mail a                 rights of appraisal or similar
     written revocation or a later-dated,         rights to receive a judicial
     completed and signed proxy card              valuation of your shares in
     before the special meeting or                connection with the merger.
     simply attend the special meeting
     and vote in person. You cannot          17.  Q:  How will I know the merger has
     change your vote by fax or                   occurred?
     telephone.
                                                  A:  If the merger occurs, we will
12.  Q:  What if I don't send back a proxy        make a public announcement of this
     card or vote my shares in person at          fact and you also will receive
     the special meeting?                         notice of it by mail.

     A:  If you don't return your proxy      18.  Q:  Will the merger be taxable to me
     card or vote your shares in person
     at the special meeting, each share           A:  Yes. The merger generally will
     of your stock will be treated as a           be taxable to PolyVision
     vote against adoption of the merger          shareholders. You will recognize
     agreement.                                   gain or loss equal to the
                                                  difference between the total amount
13.  Q:  Should I send in my share                of cash you receive in the merger
     certificates now?                            for your PolyVision shares and your
                                                  adjusted tax basis in those shares.

     A:  No. After the merger is             19.  Q:  Who is paying for the costs of
     completed, you will receive written          this solicitation?
     instructions on how to surrender
     your share certificates and receive          A:  We will pay the costs of
     your cash. You will also be able to          preparing this proxy statement and
     obtain written instructions                  soliciting proxies from you.
     directly from American Stock
     Transfer & Trust Company, the
     paying agent, at the completion of      20.  Q:  Whom can I call with questions?
     the merger. Please do not send your
     share certificates with your proxy.


                                                  A:  If you have questions regarding
                                                  the special meeting, the attached
                                                  proxy statement or the procedures
14.  Q:  When will I receive cash for my          for voting, please call our proxy
     PolyVision shares?                           solicitor, D.F. King & Co. Inc.,
                                                  toll free at 1-800-431-9643.
     A:  If the merger is completed, you
     will receive cash for your
     PolyVision shares


                               SUMMARY TERM SHEET

     The following summary term sheet highlights the material information contained in this proxy statement but does not contain all of the information in this proxy statement that is important to your voting decision.

     You should carefully read the entire proxy statement and all of the attached documents before you decide how to vote on the merger. See "Where You
Can Find More Information" on page 52.



The Parties in the Merger                         Purpose of the Special Meeting
                                                  (see page 10)

   PolyVision Corporation                              At the special meeting, you will be
     4888 South Old Peachtree Road                asked to consider and vote on a proposal
     Norcross, Georgia 30071                      to adopt the Agreement and Plan of
     (770) 447-5043                               Merger, dated August 24, 2001, among
                                                  Steelcase, PV Acquisition and
     PolyVision is an international               PolyVision.
manufacturer and installer of static,
active and interactive visual                     The Merger
communication products for the education
and corporate markets and is the leading
supplier of light-gauge ceramicsteel,                  If our shareholders adopt the
critical in the manufacture of quality            merger agreement and all other
writing and projection surfaces.                  conditions to completing the merger are
PolyVision also produces menu and                 met, PV Acquisition will be merged with
merchandising boards for food service             and into PolyVision, and PolyVision will
and banking institutions.                         become a wholly-owned subsidiary of
                                                  Steelcase. After the merger is
     Steelcase Inc.                               completed, you no longer will own an
     901 44th Street, S.E.                        equity interest in PolyVision or be able
     Grand Rapids, Michigan 49508                 to share in its potential future
     (616) 247-2710                               earnings or growth, and our common stock
                                                  will no longer be publicly traded.

                                                       The merger will become effective
     Steelcase is the world's largest             when a certificate of merger is filed
designer and manufacturer of products             with the Department of State of the
used to create high-performance work              State of New York, which we expect to do
environments. Steelcase has led the               as soon as possible after the special
office furniture industry in sales every          meeting.
year since 1974. Its product portfolio
includes furniture systems, seating,
storage, desks, casegoods, interior
architectural products, technology                     The merger agreement (see page 34)
products and related products and
services.                                              A copy of the merger agreement is
                                                  attached to this document as Appendix A.
     PV Acquisition, Inc. is a                    We encourage you to read that document
wholly-owned subsidiary of Steelcase and          in its entirety because it is the legal
was formed solely to effect the merger.           document that contains all of the terms
PV Acquisition has the same address and           and conditions of the merger.
telephone number as Steelcase.
                                                       The payment you will receive in the
                                                       merger for your shares of PolyVision
Date, Time and Place of Special                        common stock (see page 34)
Meeting (see page 10)

                                                       In the merger, you will receive
                                                  $2.25 in cash, without interest, for
     The special meeting of PolyVision            each share of our common stock you own.
shareholders is scheduled for November            Under some circumstances, this amount
13, 2001 at 10:00 a.m., Eastern time, at          could be reduced by stock transfer and
the offices of Greenberg Traurig, LLP,            withholding taxes applicable to you.
The MetLife Building, 200 Park Avenue,
15th Floor, New York, New York 10166.



                                            1

     Treatment of other PolyVision                         - the number of shares of
     securities in the merger (see page 34)                  our common stock issuable
                                                             upon conversion of the
     In the merger:                                          note.

     o     each outstanding share of our
           series B preferred stock and                Under the merger agreement, Alpine
           series D preferred stock will be       will be paid approximately $41.3
           exchanged for a cash payment of        million, including accrued dividends,
                                                  for its shares of our common stock,
         - $50.00 in cash, representing its       series B preferred stock and series C
           liquidation preference, plus           preferred stock in the merger.

         - any accrued and unpaid dividends            There are conditions to completing
           in respect of those shares;                 the merger (see page 41)

     o   each outstanding share of our series          To complete the merger, a number
         preferred stock will be exchanged        of conditions must be satisfied,
         for a cash payment of                    including:

         - $2.25, multiplied by
                                                       o   the merger agreement must be
         - the number of shares of                         adopted by our shareholders;
           our common stock into
           which the series C                          o   there must not be any law or
           preferred stock is                              regulation or any court order
           convertible; and                                or injunction preventing the
                                                           merger;
     o   each outstanding option to
         purchase our common stock                     o   the representations and
         will be cancelled in                              warranties of the parties in
         exchange for a cash payment                       the merger agreement must be
         equal to                                          true and correct;

         - the total number of                         o   the obligations of the parties
           shares of our common                            under the merger agreement
           stock subject to the                            must be materially performed;
           option, multiplied by
                                                       o   there must not be pending any
         - the excess, if any, of                          action or proceeding by any
           $2.25 over the exercise                         governmental entity that has a
           price of the option.                            reasonable likelihood of
                                                           success seeking to restrain or
     From and after the effective time                     prohibit Steelcase's ownership
of the merger:                                             or operation of all or any
                                                           material portion of our
                                                           business;
     o   each outstanding warrant to
         purchase our common stock will                o   the shareholder's agreement
         represent the right to                            between Alpine and Steelcase
         receive, upon exercise of the                     must be in effect;
         warrant and payment of the
         exercise price, a cash payment                o   the employment agreements of
         of                                                our president and chief
                                                             executive officer and three
         - $2.25, multiplied by                            other senior executive
                                                           officers of PolyVision must be
         - the number of shares of                         in effect;
           our common stock issuable
           upon exercise of the                        o   all material governmental and
           warrant; and                                    third-party consents and
                                                           approvals must be received;
     o   the $8.0 million convertible                      and
         promissory note we issued to
         Wind Point Partners III, L.P.                 o   there must not have occurred
         will represent the right, upon                    any change or event since
         conversion of the note, to                        August 24, 2001 that has had
         receive a cash payment of                         or would reasonably be
                                                           expected to have a material
         - $2.25, multiplied by                            adverse effect on our
                                                           business, assets or financial
                                                           condition.


                                            2

     Termination of the merger agreement               Termination fee (see page 45)
     (see page 44)
                                                       We must pay Steelcase a cash
     The merger agreement can be terminated:      termination fee of $2,650,000, if either
                                                  of the following occurs:
      o     by Steelcase and PolyVision, if
            we both agree to do so;                     o     We terminate the merger
                                                              agreement
      o     by Steelcase or PolyVision, if:
                                                              -     either because the special
            -     any law or regulation or                          meeting was not held and
                  any court order or                                the merger was not
                  injunction permanently                            completed by 5:30 p.m.,
                  prohibits the merger,                             Eastern time, on January
                                                                    3, 2002, or because the
            -     the merger is not                                 special meeting was held,
                  completed by 5:30 p.m.,                           but the merger agreement
                  Eastern time, on January                          was not adopted by our
                  3, 2002, or                                       shareholders, and

            -     the merger agreement is                     -     before termination, we
                  not adopted by the                                receive an acquisition
                  required vote of our                              proposal that has been
                  shareholders at the                               publicly announced from an
                  special meeting or any                            entity not affiliated with
                  adjournment or                                    Steelcase, and
                  postponement of it;

      o     by Steelcase, if:                                 -     within 12 months after
                                                                    termination, we sign an
            -     our representations and                           acquisition agreement with
                  warranties in the merger                          an entity not affiliated
                  agreement are not true and                        with Steelcase.
                  correct,
                                                        o     Steelcase terminates the merger
            -     we materially breach any                    agreement
                  of our obligations under
                  the merger agreement and                    -     either because your board
                  fail to cure the breach                           or the special committee
                  within 30 days after we                           changed or withdrew its
                  are notified, or                                  recommendation that you
                                                                    adopt the merger
                                                                    agreement, or because the
            -     your board of directors or                        special meeting was held,
                  the special committee                             but the merger agreement
                  withdraws or changes its                          was not adopted by our
                  recommendation to you to                          shareholders, and
                  adopt the merger agreement
                  at the special meeting; or                  -     before termination, we
                                                                    receive an acquisition
      o    by PolyVision, if:                                       proposal that has been
                                                                    publicly announced from an
            -     the representations and                           entity not affiliated with
                  warranties of Steelcase in                        Steelcase, and
                  the merger agreement are
                  not true and correct, or                    -     within 12 months after
                                                                    termination, we sign an
            -     Steelcase materially                              acquisition agreement with
                  breaches any of its                               an entity not affiliated
                  obligations under the                             with Steelcase.
                  merger agreement and fails
                  to cure the breach within             Steelcase will not receive the
                  30 days after it is             termination fee if it is in material breach
                  notified.                       of the merger agreement at the time the
                                                  merger agreement is terminated.


                                                  Vote Required (see page 10)

                                                        To complete the merger, the holders of
                                                  at least 66-2/3% of the outstanding shares
                                                  of our common stock, series B preferred
                                                  stock and series C preferred stock, voting
                                                  together as a single class, must vote to
                                                  adopt the merger



                                            3

agreement. In addition, at least a majority       and recommend that PolyVision shareholders
of the outstanding shares of our series B         vote to adopt the merger agreement:
and series C preferred stock, voting as
separate classes, must vote to adopt the                o     general economic, industry and
merger agreement.                                             market conditions;

                                                        o     the approximately $180.0 million
                                                              valuation for PolyVision offered
      Your board of directors has fixed the                   by Steelcase;
close of business on October 13, 2001 as the
record date for purposes of determining the             o     alternative business and
shareholders entitled to vote at the special                  financial strategies;
meeting.
                                                        o     the premium that the $2.25 per
      Each share of our common stock, series                  common share merger
B preferred stock and series C preferred                      consideration represents over
stock is entitled to one vote per share at                    recent and historical market
the special meeting. Abstentions, failures                    prices of our common stock;
to vote and broker non-votes will have the
same effect as a vote against adoption of               o     the view that the likelihood of
the merger agreement.                                         an offer for a superior
                                                              alternative acquisition
      Alpine, our principal shareholder,                      transaction was low in the near
owns all of our series B and series C                         term;
preferred stock and approximately 49.5% of
the aggregate number of shares of our common            o     historical and current
stock, series B preferred stock and series C                  information concerning our
preferred stock entitled to vote together as                  business, financial performance
a single class at the special meeting.                        and condition, capital
Alpine entered into a shareholder's                           structure, leverage and
agreement with Steelcase in which it agreed                   competitive position;
to vote all of its shares to adopt the
merger agreement.                                       o     the risks which would be
                                                              encountered in executing our
      On October 10, 2001, our directors,                     long-term business plan;
executive officers and their affiliates,
excluding Alpine, owned approximately 5.4%              o     the fact that, if the merger is
of our shares of common stock. We expect                      completed, you will no longer
these individuals to vote to adopt the                        participate in any potential
merger agreement. Accordingly, after                          future growth of PolyVision;
counting Alpine and our management, if the
holders of an additional 12.2% of our                   o     the difficulty in predicting our
outstanding shares of common stock also vote                  future stock price performance,
to adopt the merger agreement, the merger                     and the historical limited
agreement will be adopted.                                    liquidity of our common stock;

Reasons for the Merger (see page 18)                    o     Alpine's expressed intention to
                                                              vote in favor of the transaction
      A special committee of three                            with Steelcase on the terms
independent directors was formed by your                      provided for in the merger
board of directors to analyze, consider and                   agreement.
negotiate the terms of the merger and make a
recommendation to the full board of                     o     Deutsche Banc's written opinion
directors. In doing so, the special                           addressed and delivered to the
committee considered a number of factors,                     special committee that, as of
including the following, which were also                      August 23, 2001, the $2.25 per
considered by the board of directors in its                   share merger consideration to be
determination to adopt the merger agreement                   received by the holders of our
                                                              common stock is fair from a
                                                              financial point of view to those
                                                              holders, other than Alpine;

                                                        o     the fact that the shareholder's
                                                              agreement requires Steelcase to
                                                              purchase all equity interests in
                                                              PolyVision for the same
                                                              consideration provided in the
                                                              merger agreement if it exercises
                                                              its option to purchase Alpine's
                                                              shares;

                                            4


      o     the fact that Steelcase's offer       Opinion of the Financial Advisor to
            was expressly conditioned on          the Special Committee (see page 20)
            your board's approval of the
            shareholder's agreement;                    The special committee retained
                                                  Deutsche Banc Alex. Brown Inc. to serve as
      o     the fact that Steelcase's             its financial advisor in connection with its
            obligations under the merger          evaluation of the merger. Deutsche Banc has
            agreement are not conditioned on      delivered its written opinion to the special
            its obtaining financing;              committee that, as of August 23, 2001, the
                                                  $2.25 per share cash consideration to be
      o     the potential conflicts of            received in the merger by holders of our
            interest of several executive         common stock is fair from a financial point
            officers and directors of             of view to those holders, other than Alpine.
            PolyVision with respect to the
            merger in relation to your                  The full text of the written opinion
            interests;                            of Deutsche Banc, dated August 23, 2001, is
                                                  attached as Appendix C to this proxy
      o     the fact that the merger is a         statement. You are urged to read this
            fully taxable transaction to          opinion carefully and in its entirety.
            you;
                                                  Payments to Our Financial Advisor
      o     the terms of the merger               (see page 28)
            agreement, which were
            extensively negotiated by the               We paid $50,000 to Deutsche Banc upon
            special committee;                    the execution of its engagement letter and
                                                  $200,000 upon the delivery of its written
      o     our ability under the merger          fairness opinion to the special committee.
            agreement to become fully             We will pay Deutsche Banc and additional
            informed as to alternative            $50,000 when the merger is completed.
            transactions that could lead to
            superior offers; and                  Interests of Persons in the Merger
                                                  (see page 30)
      o     the amount and scope of the
            termination fee payable to                  In considering the recommendation of
            Steelcase under limited               your board of directors to adopt the merger
            circumstances.                        agreement, you should know that several
                                                  executive officers and directors of
      No particular weight or rank was            PolyVision have relationships or interests
assigned to these factors, and the special        in the merger that are different from your
committee and board of directors considered       interests as a shareholder. These interests
all factors as a whole.                           include the following:

Our Recommendation to You (see page 18)                 o     Three members of your board,
                                                              including its chairman, are also
      After evaluating these factors and                      members of the board of
consulting with its outside legal and                         directors of Alpine, our
financial advisors, the special committee of                  principal shareholder. The
independent directors concluded that the                      chairman of your board is also
merger is advisable, fair to you and in your                  the chairman of the board and
best interests, and unanimously recommended                   chief executive officer of
to your full board of directors that it                       Alpine.
approve the merger and adopt the merger
agreement.                                              o     1,637,142 shares of our common
                                                              stock are subject to stock
      Upon the recommendation of the special                  options granted to executive
committee of independent directors, your                      officers and directors of
board has determined that the merger is                       PolyVision under various stock
advisable, fair to you and in your best                       option plans, of which 1,220,014
interests. Accordingly, your board has                        options have exercise prices
unanimously approved the merger and adopted                   below $2.25 per share. In the
the merger agreement and recommends that you                  merger, these executive officers
vote to adopt the merger agreement at the                     and directors will receive cash
special meeting.                                              payments equal


                                            5

            to the excess, if any, of                   o     granted to Steelcase an
            $2.25 over the exercise price                     irrevocable "call option" to
            per share for each option.                        purchase all of its shares,
                                                              which is exercisable for 30 days
      o     PolyVision's president and chief                  following termination of the
            executive officer will be paid a                  merger agreement for any reason.
            signing bonus of $900,000 within
            five days after completion of               If Steelcase exercises the call option
            the merger, and a retention           and purchases Alpine's shares, Steelcase
            bonus of $200,000, payable in         must promptly commence an all-cash tender
            two equal amounts on each of the      offer and, if necessary, a second-step
            first and second anniversaries        merger to purchase all other outstanding
            of the merger. Separately, he         shares of our common stock for not less than
            will also receive a portion of        $2.25 per share in cash. The special
            the payment under the $8.0            committee will remain constituted to enforce
            million convertible promissory        these provisions if the merger agreement is
            note held by Wind Point               terminated and Steelcase exercises its call
            Partners.                             option.

      o     Three of our senior executive         No Dissenters' Rights (see page 33)
            officers will receive a one-time
            cash bonus payment equal to the             Under New York law, you do not have
            executive's annual base salary,       any dissenters' rights, rights of appraisal
            in each case varying between          or similar rights to receive a judicial
            $208,000 and $220,000, within         valuation of your shares in connection with
            five days after completion of         the merger.
            the merger.
                                                  U.S. Federal Income Tax Consequences (see
      o     Under the merger agreement,           page 32)
            indemnification will continue to
            be provided to the present and              In general, for U.S. federal income
            former directors and officers of      tax purposes, you will recognize gain or
            PolyVision for a period of six        loss equal to the difference between
            years after the merger, and
            PolyVision's liability insurance            o     the total amount of cash you
            coverage will be maintained for                   receive in the merger for your
            those officers and directors for                  PolyVision shares, and
            a period of not less than three
            years after the merger.                     o     your adjusted tax basis in those
                                                              shares.
      These interests and financial
arrangements create conflicts with your                 Any gain or loss will be treated as a
interests as a PolyVision shareholder and         long-term capital gain or loss if at the
you should evaluate these conflicts               time of the merger you hold your PolyVision
carefully before deciding how to vote on the      shares as a capital asset and have held your
merger.                                           PolyVision shares for more than 12 months.
                                                  Under U.S. federal income tax law, long-term
Shareholder's Agreement (see page 46)             capital gains are taxable at a maximum rate
                                                  of 20% for individuals and 35% for
      Alpine has entered into a                   corporations. You also may be subject to
shareholder's agreement, dated August 24,         state and local taxes.
2001, with Steelcase in which Alpine has,
among other things:                                     Tax matters are very complicated and
                                                  the tax consequences of the merger to you
      o     agreed to vote all of its shares      will depend on the facts of your own
            to adopt the merger agreement;        situation. You should consult your tax
                                                  advisors to understand fully the tax
      o     agreed to vote all of its shares      consequences of the merger to you.
            against any action which could
            reasonably be expected to impede
            or interfere with the merger;

      o     granted to Steelcase an
            irrevocable proxy to vote all of
            its shares for adoption of the
            merger agreement and against any
            action which could reasonably be
            expected to impede or interfere
            with the merger; and

                                            6


No Financing Contingency (see page 33)            consummate the merger, other than filing a
                                                  certificate of merger with the Department of
      Steelcase has available and reserved,       State of the State of New York and filing
or has received written commitments from          this proxy statement with the SEC.
third-party lenders to obtain, sufficient
funds to pay the full merger consideration        Exchange of Stock Certificates (see page 35)
and all of our outstanding indebtedness.
There is no condition to Steelcase's                    Promptly after we complete the merger,
obligations under the merger agreement that       we will mail to you a letter of transmittal
Steelcase obtain financing before completing      and detailed instructions specifying the
the merger.                                       procedures you must follow to properly
                                                  surrender your share certificates and
Regulatory Approvals (see page 33)                receive your cash.

      We are not aware of any federal or                Please do not send us any of your
state regulatory requirements that must be        share certificates at this time.
complied with or approvals that must be
obtained to


                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING.................i

SUMMARY TERM SHEET.............................................................1
        The Parties in the Merger..............................................1
        Date, Time and Place of Special Meeting................................1
        Purpose of the Special Meeting.........................................1
        The Merger.............................................................1
        Vote Required..........................................................3
        Reasons for the Merger.................................................4
        Our Recommendation to You..............................................5
        Opinion of the Financial Advisor to the Special Committee..............5
        Payments to Our Financial Advisor......................................5
        Interests of Persons in the Merger.....................................5
        Shareholder's Agreement................................................6
        No Dissenters' Rights..................................................6
        U.S. Federal Income Tax Consequences...................................6
        No Financing Contingency...............................................7
        Regulatory Approvals...................................................7
        Exchange of Stock Certificates.........................................7

THE SPECIAL MEETING...........................................................10
        Date, Time and Place..................................................10
        Purpose of the Special Meeting........................................10
        Record Date; Outstanding Shares and Voting............................10
        Vote Required.........................................................10
        Share Ownership of Alpine and Management..............................11
        Solicitation and Voting of Proxies....................................11
        Revocation of Proxies.................................................12

THE PARTIES...................................................................13
        PolyVision Corporation................................................13
        Steelcase Inc.........................................................13
        PV Acquisition, Inc...................................................13

THE MERGER....................................................................14
        Background of the Merger..............................................14
        Reasons for the Merger; Recommendation of the Board of Directors......18
        Opinion of Special Committee Financial Advisor........................20
        Financial Projections.................................................29
        Form of the Merger....................................................30
        Interests of Persons in the Merger....................................30
        Conduct of PolyVision's Business if the Merger is not Completed.......32
        Material U.S. Federal Income Tax Consequences of the Merger...........32
        Regulatory Approvals..................................................33
        No Financing Contingency..............................................33

                                                                            Page
                                                                            ----
        No Dissenters' Rights.................................................33
        Other Effects of the Merger...........................................33

THE MERGER AGREEMENT..........................................................34
        The Merger............................................................34
        Effective Time of the Merger..........................................34
        Treatment of PolyVision Securities....................................34
        Exchange of PolyVision Stock Certificates.............................35
        Certificate of Incorporation and By-laws..............................36
        Officers and Directors of PolyVision Following the Merger.............36
        Board Recommendation..................................................36
        Representations and Warranties........................................36
        Conduct of Business of PolyVision Prior to the Merger.................37
        Access and Confidentiality............................................39
        Determination Letters; Multiemployer Plans............................40
        Employment and Benefit Arrangements...................................40
        Transfer of Intellectual Property.....................................41
        Standstill Agreements.................................................41
        Takeover Laws.........................................................41
        Amendment and Modification............................................41
        Fees and Expenses.....................................................41
        Conditions to the Merger..............................................41
        Notification of Acquisition Proposals; No Solicitation................43
        Termination of the Merger Agreement...................................44
        Termination Fee.......................................................45

RELATED AGREEMENTS............................................................46
        Shareholder's Agreement...............................................46
        Employment and Non-Competition Agreements.............................47

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT........................49

MARKET PRICE AND DIVIDEND INFORMATION.........................................51
        PolyVision Market Price Data..........................................51
        Recent Closing Prices.................................................51
        Dividend Policy.......................................................51

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................51

SHAREHOLDER PROPOSALS.........................................................52

OTHER BUSINESS................................................................52

WHERE YOU CAN FIND MORE INFORMATION...........................................52

APPENDIX A - AGREEMENT AND PLAN OF MERGER....................................A-1

APPENDIX B - SHAREHOLDER'S AGREEMENT.........................................B-1

APPENDIX C - OPINION OF DEUTSCHE BANC ALEX. BROWN INC........................C-1

                               THE SPECIAL MEETING

Date, Time and Place


         The enclosed proxy is solicited by and on behalf of your board of directors for use at the special meeting of PolyVision shareholders scheduled for November 13, 2001, at 10:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166.

         This proxy statement and the accompanying form of proxy were first mailed to you on or about October 18, 2001.


Purpose of the Special Meeting

         At the special meeting, you will be asked to consider and vote on:

         o a proposal to adopt the Agreement and Plan of Merger, dated August 24, 2001, by and among Steelcase, PV Acquisition and PolyVision; and

         o any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         A special committee of three independent directors was formed by your board to analyze, consider and negotiate the terms of the merger and make a recommendation to the full board of directors. In doing so, the special committee consulted with our management team and with outside financial and legal advisors and considered a number of factors. After extensive consideration of these factors, the special committee concluded that the merger is advisable, fair to you and in your best interests, and unanimously recommended to your full board of directors that it vote to approve the merger, adopt the merger agreement and recommend to you that you vote to adopt the merger agreement.

         Your board of directors, upon the recommendation of the special committee of independent directors, has determined that the merger is advisable, fair to you and in your best interests. Accordingly, your board of directors has unanimously approved the merger and adopted the merger agreement and recommends that you vote to adopt the merger agreement at the special meeting.

Record Date; Outstanding Shares and Voting


         Your board of directors has fixed the close of business on October 16, 2001 as the record date for purposes of determining the shareholders entitled to vote at the special meeting. Only those shareholders as of the record date are entitled to vote at the special meeting. As of the close of business on the record date, there were 14,168,527 shares of our common stock, 255,000 shares of our series B preferred stock and 140,000 shares of our series C preferred stock issued and outstanding and entitled to vote at the special meeting. Holders of these shares are entitled to cast one vote per share on the proposal to adopt the merger agreement. At the special meeting, our common stock, series B preferred stock and series C preferred stock will vote together as a single class, and our series B preferred stock and series C preferred stock will vote as separate classes on the proposal to adopt the merger agreement. There are no other outstanding classes or series of PolyVision securities entitled to vote at the special meeting.


Vote Required

         The presence, in person or by proxy, of the holders of a majority of the shares of PolyVision common stock, series B preferred stock and series C preferred stock outstanding on the record date for the special meeting is necessary to constitute a quorum for the special meeting. A quorum is necessary for the special meeting to be valid. If a quorum should not be present, the special meeting may be adjourned from time to time until a quorum is obtained. For the merger to be completed, the holders of at least 66-2/3% of the outstanding shares of our common stock, series B preferred stock and series C preferred stock, voting together as a single class, must vote to adopt the merger agreement. In addition, at least a majority of the outstanding shares of series B preferred stock, voting as a separate class, and a majority of the outstanding shares of series C preferred stock, voting as a separate class, must vote to adopt the merger agreement.

         At the special meeting, abstentions and votes withheld will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, known as a "broker non-vote," those shares will be considered as present and entitled to vote with respect to that matter for the purposes of establishing a quorum. Because the affirmative vote of not less than 66-2/3% of the outstanding shares entitled to vote at the special meeting is required to adopt the merger agreement, abstentions, votes withheld and broker non-votes will have the same effect as votes against adoption of the merger agreement.

Share Ownership of Alpine and Management

         On the record date, Alpine, our principal shareholder, owned:

         o 6,820,113 shares of our common stock, representing 48.1% of the outstanding shares of our common stock;

         o 255,000 shares of our series B preferred stock, representing all of the outstanding shares of our series B preferred stock; and

         o 140,000 shares of our series C preferred stock, representing all of the outstanding shares of our series C preferred stock.

         Under the terms of the shareholder's agreement among Alpine, Steelcase and PV Acquisition, a copy of which is included as Appendix B to this proxy statement, Alpine has agreed, among other things, to vote all of its PolyVision shares to adopt the merger agreement. Alpine's shares represent 49.5% of the aggregate number of shares of our common stock, series B preferred stock and series C preferred stock entitled to vote together as a single class at the special meeting, and all of the preferred stock that will vote as separate classes at the special meeting.


         In addition, on October 10, 2001, PolyVision's directors, executive officers and their affiliates, excluding Alpine, held an aggregate of 770,774 shares of our common stock, or approximately 5.4% of the outstanding shares of our common stock. We expect these individuals to vote to adopt the merger agreement. Accordingly, after counting Alpine and our management, if the holders of an additional 1,722,160 shares of our common stock, representing approximately 12.2% of the outstanding shares of our common stock, also vote to adopt the merger agreement, the merger agreement will be adopted.


Solicitation and Voting of Proxies

         Shares of our common stock represented by duly executed proxies in the enclosed form received prior to the special meeting and not revoked will be voted at the meeting, or at any adjournment or postponement of the special meeting, in accordance with the instructions specified on the proxy. If no instructions are specified, it is the intention of the duly elected proxies to vote FOR adoption of the merger agreement.

         Your board of directors is not aware of any other matters which may be presented for consideration and a vote at the special meeting. If other matters do properly come before the special meeting, it is intended that shares of our common stock represented by duly executed proxies in the enclosed form will be voted by the persons named in the proxy in accordance with their best judgment. Any proxy voted against adoption of the merger agreement will not be voted in favor of any motion to adjourn the special meeting in order to solicit additional proxies.

         PolyVision will pay all of the expenses of soliciting proxies for the special meeting, including the cost of preparing, printing, assembling and mailing this proxy statement and the enclosed form of proxy. In addition to the solicitation of proxies by mail, officers and regular employees of PolyVision, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. PolyVision also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy statement to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

         In addition, PolyVision has retained D.F. King & Co. Inc. to assist in the solicitation of proxies. D.F. King will receive reasonable and customary compensation for its services, estimated at $6,500, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against most liabilities and expenses in connection with its services, including liabilities under the federal securities laws.

Revocation of Proxies

         You may revoke a proxy that you have given at any time before it is voted by:

         o giving written notice to the secretary of PolyVision stating that you would like to revoke your proxy;

         o delivering a new executed proxy bearing a later date according to the solicitation requirements set forth above; or

         o    attending the special meeting and voting in person.

         All written notices of revocation and other communications with respect to revocation of proxies should be addressed to PolyVision as follows: Mr. Gary
L. Edwards, Chief Financial Officer, Treasurer and Secretary, PolyVision Corporation, 4888 South Old Peachtree Road, Norcross, Georgia 30071. Attendance at the special meeting will not have the effect of revoking a proxy unless the PolyVision shareholder in attendance notifies the secretary of the meeting in writing of the revocation before the shares subject to the proxy are voted.

                                   THE PARTIES

PolyVision Corporation

         PolyVision is an international manufacturer and installer of static, active and interactive visual communication products for the education and corporate markets and is the leading supplier of light-gauge ceramicsteel, critical in the manufacture of quality writing and projection surfaces. PolyVision's operations are divided into four market groups - visual communications surfaces, visual communications products, visual communications interactive products and commercial signage.

          o Through our visual communications surfaces group, we manufacture continuous coil ceramicsteel (a high-grade, fused ceramic surface on light-gauge steel producing a non-porous, uniform finish) used in writing surfaces for schools, conference rooms and other business environments, as well as for construction projects such as tunnels and people-moving systems. This group also produces proprietary projection screen surfaces, screen-printed and non-screen printed ceramicsteel surfaces used for interior and exterior architectural applications and high-endurance signage.

          o Through our visual communications products group, we manufacture, install and sell custom-designed and engineered writing, projection and other visual display products, custom cabinets, workstations, conference center casework and folding tables primarily for schools and offices.

          o Through our visual communications interactive products group, we manufacture and sell active and interactive surfaces, such as for digital whiteboards. These surfaces include ceramicsteel, polyester substrate, gas-plasma and rear projection displays. Using these products, data is captured directly from the whiteboard or similar surface to a Windows-based PC or Macintosh computer. These products are used primarily in the education, office and corporate markets.

          o Through our commercial signage group, we manufacture and sell menuboard display systems to the fast food and convenience store industries, and merchandising displays used principally by banking institutions.

         PolyVision has approximately 1,150 employees globally with manufacturing plants and offices throughout the United States, as well as in Belgium, Denmark and France. PolyVision's principal executive offices are located at 4888 South Old Peachtree Road, Norcross, Georgia 30071, and its telephone number is (770) 447-5043.

Steelcase Inc.

         Steelcase is the world's largest designer and manufacturer of products used to create high-performance work environments. Founded in Grand Rapids, Michigan in 1912, Steelcase helps individuals, and the organizations that employ them, around the world to work more effectively. Steelcase has led the office furniture industry in sales every year since 1974. Its product portfolio includes furniture systems, seating, lighting, storage, desks, casegoods, interior architectural products, technology products and related products and services. Fiscal 2001 worldwide revenues were $3.89 billion. Steelcase, including its subsidiaries and joint ventures, has dealers in approximately 800 locations, manufacturing operations in over 30 locations and more than 20,000 employees around the world.

         Steelcase's principal executive offices are located at 901 44th Street, S.E., Grand Rapids, Michigan 49508, and its telephone number is (616) 247-2710.

PV Acquisition, Inc.

         PV Acquisition, Inc., a wholly-owned subsidiary of Steelcase, was formed solely for the purpose of effecting the merger and has undertaken no activities except in connection with the merger. PV Acquisition has the same address and telephone number as Steelcase.

                                   THE MERGER


         This section describes aspects of the proposed merger we consider important, including the merger agreement which is attached as Appendix A to this proxy statement and incorporated by reference in this proxy statement. While we believe that the description covers the material terms of the merger, the summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents we refer to carefully and in their entirety for a complete understanding of the merger.

Background of the Merger

         During the summer of 2000, in connection with the proposed acquisition by PolyVision of the interactive computer conferencing and group communications business of Microfield Graphics, Inc., representatives of PolyVision were introduced to representatives of Steelcase, which was then a significant shareholder of Microfield Graphics. In the course of negotiations concerning the Microfield Graphics transaction, PolyVision and Steelcase discovered a mutual interest in working cooperatively to develop interactive visual communications products. To facilitate their exchange of information, PolyVision and Steelcase signed a mutual confidentiality agreement on August 8, 2000.

         The parties were unable to reach agreement on a collaboration and, in October 2000, Steelcase indicated, on a preliminary basis, that it might instead consider acquiring PolyVision. The parties were unable to reach an agreement in principle on price and other material transaction terms, and discussions terminated in mid-November 2000.

         In March 2001, PolyVision reinitiated discussions with Steelcase concerning collaboration in the interactive visual communications field. In late April 2001, Steelcase expressed its interest in acquiring PolyVision. Further meetings were held in May 2001 regarding a possible acquisition. On July 6, 2001, Michael H. Dunn, PolyVision's president and chief executive officer, and Steven S. Elbaum, PolyVision's chairman, met with Terrence J. Lenhardt, Steelcase's vice president of corporate strategy and development, and Michael I. Love, president and chief executive officer of the Steelcase Design Partnership. Messrs. Lenhardt and Love indicated that Steelcase would be prepared to pursue an acquisition of PolyVision at an aggregate purchase price of between $172.5 million and $177.5 million, including estimated transaction costs and PolyVision's outstanding indebtedness at the time of closing. Messrs. Lenhardt and Love stated that Steelcase's interest in pursuing an acquisition of PolyVision was conditioned on support of the transaction by Alpine, including its agreement to vote in favor of the acquisition and its grant to Steelcase of an option to acquire all of the PolyVision shares held by Alpine; the retention of a number of executive officers of PolyVision under new employment agreement terms that would take effect upon consummation of the merger and, in the case of Mr. Dunn, would replace his existing severance arrangement; and the ability to proceed with negotiations with both
PolyVision and Alpine on an exclusive basis. After further discussion, Messrs. Elbaum and Dunn stated that PolyVision would consider an offer based on a company valuation of $180.0 million in cash, all inclusive.

      During the ensuing week, Steelcase's outside legal counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois), discussed with representatives of PolyVision and Alpine the conditions on which Steelcase would be willing to pursue an acquisition. Skadden Arps explained that Steelcase's proposal assumed that both an acquisition agreement and a shareholder's agreement in which Alpine granted to Steelcase an option to acquire its PolyVision shares would be approved by PolyVision's board of directors to avoid the restrictions under New York's business combination statute.

         On July 17, 2001, PolyVision and Alpine entered into a 45-day exclusivity agreement with Steelcase providing, among other things, that neither of them would initiate, negotiate or entertain any proposal for the acquisition of PolyVision by a third party.

         On July 19, 2001, to establish the basis for further discussions and negotiations, Steelcase submitted to PolyVision's board of directors a letter containing a non-binding preliminary indication of interest in pursuing an acquisition of PolyVision at a total valuation of 180.0 million, including PolyVision's indebtedness, related transaction costs and expenses associated with the retention of management. As previously discussed by the parties, as part of such proposal, Steelcase would require Alpine's voting support, as well as an option to purchase Alpine's shares of PolyVision. Steelcase commenced its due diligence review of PolyVision shortly afterwards. PolyVision established data rooms at its offices in Norcross, Georgia and Genk, Belgium to facilitate the review.

         Since Alpine is a significant shareholder of PolyVision and several members of PolyVision's board of directors are Alpine affiliates, PolyVision's board of directors determined to form a special committee of independent directors to analyze, consider and negotiate a potential business combination transaction with Steelcase and to make recommendations to the board of directors relating to any transaction proposal. On August 8, 2001, the board of directors appointed to the special committee Joseph A. Menniti, Lyman C. Hamilton, Jr. and Hansel B. (Hank) Millican, Jr., none of whom is an officer of PolyVision or an officer or director of Alpine, and none of whom has any significant ownership or other interest in Alpine. Later that day, initial drafts of the merger agreement and the shareholder's agreement were delivered to the special committee and Alpine.

         The special committee held its first meeting on August 13, 2001 and appointed Mr. Menniti as its chairman and formally engaged Greenberg Traurig as its counsel. The special committee also discussed candidates to serve as its financial advisor. The special committee then discussed the initial drafts of the merger agreement and the shareholder's agreement, focusing on the call option to be granted to Steelcase by Alpine under the proposed shareholder's agreement. As originally proposed, the option would enable Steelcase to acquire a significant ownership interest in PolyVision and engage in a subsequent merger or other corporate-level transaction involving PolyVision's minority shareholders on terms and conditions not necessarily subject to the special committee's review and approval. The special committee also discussed the ability of the board of directors to become fully informed about unsolicited transaction proposals from third parties, the circumstances under which Steelcase would be entitled to terminate the merger agreement, the proposed termination fee and the circumstances under which a termination fee would be payable by PolyVision.

         On August 15, 2001, the special committee engaged Deutsche Banc as its financial advisor. In selecting Deutsche Banc, the special committee considered its familiarity with PolyVision, its ability to staff the engagement promptly, its fee proposal and its qualifications, expertise, reputation and experience in public company mergers and acquisitions. In November 2000, Alpine, PolyVision's principal shareholder, had retained Deutsche Banc to identify strategic alternatives to increase Alpine's shareholder value. As part of this process, in November 2000, Deutsche Banc conducted due diligence on PolyVision to determine the value of PolyVision's different business segments. The special committee concluded that, notwithstanding Deutsche Banc's prior retention by Alpine, Deutsche Banc was independent. In reaching this conclusion, the special committee considered, among other things, that Deutsche Banc was currently providing services to Alpine, although not in respect of this transaction, and that it had procedures in place to keep information regarding advice to the special committee confidential. Deutsche Banc commenced its due diligence review of PolyVision, and Mr. Menniti met with Gary L. Edwards, PolyVision's chief financial officer, to conduct a detailed review of PolyVision's financial condition and prospects.

         The special committee met again on August 16, 2001. Mr. Menniti reported to the special committee on the results of his meeting with Mr. Edwards and his review of PolyVision's financial condition and prospects. The special committee then considered strategic alternatives to the proposed transaction with Steelcase as a means of maximizing shareholder value, including:

         o divestiture of particular operations instead of the whole of PolyVision to reduce indebtedness and increase financial flexibility;

         o seeking an alternative financial acquirer, strategic purchaser or business combination partner; and

         o seeking to refinance PolyVision's indebtedness at a lower rate of interest.

         Regarding these alternatives, the special committee believed that it was extremely unlikely that strategic acquirers would be willing to acquire the operations that PolyVision would consider divesting. PolyVision is one of the largest manufacturers of ceramicsteel for the kindergarten through 12th grade market and it would be extremely unlikely that any company other than Steelcase could acquire PolyVision's ceramicsteel or other operations and achieve economies of scale and cost synergies on a reasonable near-term basis. For similar reasons, an acquisition of PolyVision as a whole by a strategic acquirer other than Steelcase in a superior transaction was believed to be unlikely. The special committee doubted that any financial acquirers would surface. The current sluggish state of the U.S. capital markets and overall U.S. economy was also considered. It was also believed unlikely that a new lending group would be able to refinance PolyVision's debt at materially lower interest rates or more favorable cash coverage ratios to provide for greater financial flexibility.

         Also discussed at the August 16, 2001 meeting was Steelcase's proposed offer of approximately $180.0 million, which represented approximately $2.25 to $2.27 net per share of common stock in cash after taking into account estimated transaction costs, the retirement or assumption of PolyVision's indebtedness at closing, the cash-out of in-the-money stock options and warrants and the payment of cash settlements to the holders of PolyVision's outstanding preferred stock. The special committee was informed that Steelcase had stated that the $180.0 million acquisition price proposal represented its best offer. Given the special committee's views as to the impracticality of implementing a comprehensive financial restructuring or an alternate strategy to maximize shareholder value, the special committee believed that a transaction at the price proposed by Steelcase would provide substantial value to PolyVision's minority shareholders that was unlikely to be obtained in any alternative transaction or achieved on a long-term basis if PolyVision remained independent. The committee members agreed to review further the financial aspects of Steelcase's proposal in consultation with Deutsche Banc. Because Steelcase was unwilling to proceed without approval by PolyVision's board of directors of the shareholder's agreement, including the option to acquire Alpine's PolyVision shares, the special committee directed Greenberg Traurig to continue negotiation of the merger agreement and to seek to protect minority shareholders if the option in the shareholder's agreement were ever exercised.

         Negotiations on August 16 and 17, 2001 yielded an agreement in principle that Steelcase's option to acquire Alpine's PolyVision shares would be exercisable only in the event of termination of the merger agreement, and that, if the option were exercised, Steelcase would thereafter be obligated to commence an all-cash tender offer for all outstanding PolyVision shares for the same consideration as otherwise would have been paid in the merger, followed promptly by a second-step merger transaction at this same price for remaining PolyVision shares and in-the-money employee options. Over the course of the next several days, the special committee and Greenberg Traurig negotiated a reduced termination fee, narrowed the circumstances in which such a fee would become payable to Steelcase and modified the circumstances in which Steelcase could terminate the merger agreement and the conditions under which Steelcase could decline to consummate the merger. These modifications also included limiting the circumstances that would be deemed for purposes of the merger agreement to have a material adverse effect on PolyVision and that would, if they were to occur, permit Steelcase not to complete the merger.

         The special committee met again on August 17, 2001 to review the status of negotiations on the merger and shareholder's agreements and to receive an update from representatives of Deutsche Banc concerning the status of its financial review of PolyVision.

         At a meeting held on August 17, 2001, Steelcase's board of directors reviewed the proposed acquisition of PolyVision and the terms of the merger agreement and shareholder's agreement as negotiated to date. The Steelcase board approved the transaction and authorized officers of the company to proceed with negotiations to finalize the transaction documents, subject to the satisfactory completion of due diligence and receipt from PolyVision, and review of, a completed disclosure schedule to the merger agreement.

         During the third week of August 2001, the parties continued to negotiate the details of the merger agreement and the shareholder's agreement, including representations and warranties and the contents of PolyVision's disclosure schedule. The parties reached agreement on an acquisition price of $2.25 per share of common stock, based on Steelcase's offer of $180.0 million inclusive of estimated transaction costs and payments in respect of PolyVision's outstanding indebtedness, stock options, warrants and preferred stock. Steelcase informed PolyVision, Greenberg Traurig and counsel to Alpine that the Steelcase board had authorized finalization of the proposed transactions, but that no agreement could be achieved without resolution of all open due diligence items including production of additional documents Steelcase had requested to review, and final agreement as to the contents of PolyVision's disclosure schedule.

         The special committee met on August 22, 2001. Greenberg Traurig reported on the status of negotiations and reviewed the duties of the special committee with respect to its assessment of the merger and the transactions contemplated by the merger agreement and shareholder's agreement. Representatives of Deutsche Banc presented to the special committee their firm's financial analyses of the merger and the methodologies used in their analyses. Deutsche Banc then delivered to the special committee its oral opinion to the effect that the consideration of $2.25 per share in cash to be received in the merger by PolyVision's common shareholders was fair from a financial point of view to those shareholders, other than Alpine. Deutsche Banc noted that its opinion would be confirmed in writing to the special committee the following day. A detailed discussion of the opinion is set forth under "Opinion of Special Committee Financial Advisor" below.

         Following receipt of the written opinion from Deutsche Banc, the special committee met again on August 23, 2001. At this meeting, Greenberg Traurig reviewed in detail the principal terms and conditions of the merger agreement and the shareholder's agreement. After further deliberations, the special committee resolved unanimously to recommend to PolyVision's full board of directors that it approve and adopt the merger agreement and, for purposes of New York's business combination statute, approve the transactions contemplated by the shareholder's agreement.

         PolyVision's full board of directors met on the afternoon of August 23, 2001 to receive the recommendation of the special committee concerning the merger agreement and the transactions contemplated by the merger agreement and shareholder's agreement. Mr. Menniti, on behalf of the special committee, summarized for the board the process by which the special committee negotiated the merger agreement and arrived at its recommendation. Mr. Menniti first delineated the material terms of the transaction documentation and discussed in detail the allocation of the merger consideration among PolyVision's creditors and common and preferred shareholders.

         Mr. Menniti next discussed the special committee's analysis of PolyVision's financial condition. Mr. Menniti concluded his analysis with a discussion of Deutsche Banc's presentation on PolyVision's valuation and its opinion as to the fairness, from a financial point of view, to minority shareholders of the consideration to be paid to PolyVision's common shareholders in the merger. Copies of this opinion were then made available to the board. Finally, Mr. Menniti reported on the special committee's unanimous recommendation that the full PolyVision board of directors approve and adopt the merger agreement and approve the transactions contemplated by the shareholder's agreement.

         Following further discussion, the board of directors unanimously resolved to approve and adopt the merger agreement and to approve the transactions contemplated by the merger agreement and the shareholder's agreement. The board of directors also authorized the execution and delivery of the merger agreement and other transaction documentation, and the filing with the Securities and Exchange Commission of all appropriate proxy solicitation materials.

         Commencing after the board meeting, and continuing through August 24, 2001, Greenberg Traurig and Skadden Arps continued to work on completion of the due diligence review, including examination of a substantial number of documents in both the United States and Europe, as well as negotiation of PolyVision's disclosure schedule and various representations, warranties and covenants in the merger agreement. Agreements containing the post-merger employment terms for Mr. Dunn and three other executive officers were executed during the day, and the merger agreement and shareholder's agreement were executed in the overnight hours, on Friday, August 24, 2001.

         On Monday, August 27, 2001, prior to the opening of trading on the American Stock Exchange and New York Stock Exchange, PolyVision and Steelcase issued separate press releases announcing the execution of the merger agreement by PolyVision, Steelcase and PV Acquisition and the execution of the shareholder's agreement by Alpine, Steelcase and PV Acquisition.

Reasons for the Merger; Recommendation of the Board of Directors

         A special committee of three independent directors was formed by your board to analyze, consider and negotiate the terms of the merger and make a recommendation to the full board of directors. In reaching its conclusions and making its recommendation to the board of directors, the special committee consulted with our management team and with outside financial and legal advisors and considered a number of factors, including the following principal factors, each of which the board of directors also considered in its determination to adopt the merger agreement and recommend that PolyVision shareholders vote to adopt the merger agreement:

         o general economic, industry and market conditions in industries similar to those in which we engage;

         o the approximately $180.0 million valuation for PolyVision offered by Steelecase, and the apparent substantial value to our common shareholders to be realized in the merger;

         o alternative business and financial strategies designed to provide us with enough cash to increase profitability and maximize shareholder value;

         o the premium that the $2.25 per common share merger consideration represents over recent and historical market prices of our common stock;

         o the special committee's view that the likelihood of an offer for a superior alternative acquisition transaction was low in the near term;

         o historical and current information concerning our businesses, financial performance and condition, capital structure, leverage and competitive position;

         o the risks which would be encountered in executing our long-term business plan;

         o our strengths and weaknesses as an independent public company, which included our reputation, market share and financial resources;

         o the difficulty in predicting our future stock price performance, and the historical limited liquidity of our common stock;

         o Alpine's expressed intention to vote in favor of the transaction with Steelcase on the terms provided for in the merger agreement;

         o the presentation of Deutsche Banc on the financial aspects of the merger,including Deutsche Banc's premium analysis, comparison of PolyVision to other selected publicly-traded companies, analysis of selected precedent transactions and discounted cash flow analysis based on sensitivity analyses of PolyVision's projected results;

         o Deutsche Banc's written opinion addressed and delivered to the special committee that, as of August 23, 2001, based upon and subject to the considerations set forth in its opinion, the $2.25 per share merger consideration to be received by holders of our common stock was fair from a financial point of view to those holders, other than Alpine;

         o the fact that the shareholder's agreement provides that, in the event the merger agreement is terminated and Steelcase exercises its option to purchase Alpine's shares, Steelcase must promptly commence a tender offer to purchase all other outstanding equity interests in PolyVision for the same consideration provided in the merger agreement;

         o the fact that Steelcase's offer was expressly conditioned on your board's approval of the shareholder's agreement;

         o the fact that Steelcase's obligations under the merger agreement are not conditioned on its obtaining financing;

         o the potential conflicts of interest of several executive officers and directors of PolyVision with respect to the merger in relation to your interests as a shareholder;

         o the structure of the merger as an all-cash statutory merger, which the special committee believed was more attractive than a stock-for-stock merger, an asset sale or a tender offer;

         o the terms of the merger agreement, including our representations and warranties, the closing conditions of the parties to the merger and the restrictions imposed on the conduct of our business prior to completion of the merger, which were extensively negotiated by the special committee;

         o our ability under the merger agreement to become fully informed as to alternative transactions that could lead to superior offers; and

         o the requirement for adoption of the merger agreement by holders of at least 66-2/3% of the shares of our common stock, series B preferred stock and series C preferred stock, voting together as a single class.

         The special comittee, in reaching its conclusions and making its recommendation to the board, and the board of directors also considered the following countervailing factors:

         o the fact that, if the merger is completed, you will no longer participate in any potential future growth of PolyVision;

         o    the fact that the merger is a fully taxable transaction to you;

         o Deutsche Banc's discounted cash flow analysis based on our management's unadjusted financial projections for PolyVision, which resulted in a range of net implied present values per share of PolyVision common stock in excess of $2.25;

         o our inability to terminate the merger agreement if we receive a superior acquisition proposal, or if your board withdraws or changes its recommendation that you vote to adopt the merger agreement; and

         o the amount and scope of the termination fee payable to Steelcase under the merger agreement, which the special committee did not consider unusual in relation to similar and customary transactions negotiated at arm's-length.

The special committee and the board of directors each determined that the foregoing factors were outweiged by the potential benefits of the merger.

         For a more detailed discussion of the effects of the merger and the potential conflicts of interest of our executive officers and directors, see "--Form of the Merger" and "--Interests of Persons in the Merger" below.

         This discussion of the factors considered is not intended to be exhaustive but includes the principal factors considered by the special committee and the board of directors. No particular weight or rank was assigned to these factors, and the special committee and board of directors considered all factors as a whole. The special committee concluded that all of the factors, considered as a whole, support its determination that the merger is advisable, fair to you and in your best interests, and support its unanimous recommendation to the full board of directors of PolyVision that the board of directors approve the merger and adopt the merger agreement.

         For serving on the special committee, the three members received customary board committee fees of $500 for each of the six committee meetings they attended, plus reimbursement for their out-of-pocket expenses in connection with attendance at these meetings.

         Your board of directors, upon the recommendation of the special committee of independent directors and consideration of the above factors, among others, has determined that the merger is advisable, fair to you and in your best interests. Accordingly, your board of directors has unanimously approved the merger and adopted the merger agreement and recommends that you vote to adopt the merger agreement at the special meeting.

Opinion of Special Committee Financial Advisor

         Deutsche Banc Alex. Brown Inc. acted as financial advisor to the special committee in connection with the merger. At the August 22, 2001 meeting of the special committee, Deutsche Banc delivered its oral opinion to the effect that, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Banc, the cash merger price of $2.25 per share to be received by PolyVision's common shareholders in the merger was fair, from a financial point of view, to those shareholders, other than Alpine. Deutsche Banc's oral opinion was subsequently confirmed in writing to the special committee on August 23, 2001.

         Deutsche Banc's opinion is directed to the special committee to assist it in connection with its consideration of the proposed merger and relates only to the fairness, from a financial point of view, of the cash merger price of $2.25 per share to be received in the merger by PolyVision's common shareholders to such shareholders, other than Alpine. Deutsche Banc's opinion does not relate to any other aspect of the merger, and does not constitute a recommendation to PolyVision or its shareholders as to the merger or as to how PolyVision shareholders should vote with respect to the merger agreement.

         The full text of Deutsche Banc's written opinion, dated August 23, 2001, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Banc in connection with the opinion, is attached as Appendix C to this proxy statement and we incorporate it by reference in this proxy statement. You are urged to read the opinion carefully and in its entirety. The summary of Deutsche Banc's opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

         In connection with Deutsche Banc's role as financial advisor to the special committee, and in arriving at its opinion, Deutsche Banc has:

         o reviewed certain publicly available financial and other information concerning PolyVision and certain internal analyses, financial forecasts and other information furnished to it by the senior management of PolyVision;

         o discussed with members of the special committee and of the senior management of PolyVision the business and prospects of the company;

         o discussed with members of the special committee certain transaction alternatives to the merger;

         o reviewed the historical reported prices and trading activity for PolyVision common stock;

         o compared certain financial and stock market information for PolyVision with similar information for certain other companies whose securities are publicly traded;

         o reviewed the financial terms of certain recent mergers and business combinations which it deemed comparable in whole or in part to the merger;

         o reviewed the terms of the merger agreement, the shareholder's agreement and certain related documents; and

         o performed such other studies and analyses and considered such economic, financial and market criteria and other factors as it deemed appropriate.

         In preparing its opinion, Deutsche Banc did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning PolyVision including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Banc assumed and relied upon the accuracy and completeness of all information it reviewed. Deutsche Banc did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of PolyVision. With respect to management's financial forecasts and projections made available to Deutsche Banc and used in its analyses, Deutsche Banc has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of PolyVision, as they relate to the matters covered by them. In rendering its opinion, Deutsche Banc expresses no view as to the reasonableness of those forecasts and projections, or the assumptions on which they are based. Deutsche Banc's written opinion was based upon the economic, market and other conditions as in effect on, and the information made available to Deutsche Banc, as of August 23, 2001, and Deutsche Banc undertook no obligation to update its opinion to reflect any developments occurring after that date.

         For purposes of rendering its opinion, Deutsche Banc has assumed that, in all respects material to its analyses, the representations and warranties contained in the merger agreement are and will remain true and correct, each party to the merger agreement will perform all of the covenants and agreements to be performed by it under the merger agreement, and all conditions to the obligations of each of the parties to the merger agreement to consummate the merger will be satisfied without any waiver thereof. Deutsche Banc has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger will be obtained.

         Set forth below is a summary of all material financial analysis performed by Deutsche Banc in connection with its opinion and reviewed with the special committee at its meeting on August 22, 2001.

         Premium analysis. Based on data from Securities Data Corporation, Deutsche Banc reviewed the premia paid in selected transactions in diversified industries (excluding financial institutions, technology and regulated industries) since August 1999, where the entire equity interest in the target company was acquired and where the enterprise value - defined as equity market capitalization adjusted for debt and capital lease obligations and excluding cash on hand - of the target company was within a range of $50.0 million to $200.0 million.

         The following table sets forth certain of the results of these calculations:


                                               Premia on selected transactions in diversified industries over share price prior to announcement
                                              -----------------------------------------------------------------------
                                                      1 day                   1 week                 1 month
     ----------------------------------------------------------------------------------------------------------------
     Range                                       9.1% - 95.9%             8.3% - 120.9%            (0.5%) - 175.9%
     Mean                                             40.6                     43.3                    52.1
     Median                                           36.4                     39.1                    48.2

     Offer price premium to
     PolyVision share price                           31.6%                    19.7%                   67.9%

         All premia for the selected transactions were calculated based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions existing at the time the transactions occurred. Because the reasons for, and circumstances surrounding, each of the transactions in the sample set were so diverse, and due to the inherent differences between the operations and financial conditions of PolyVision, on the one hand, and the companies involved in the selected transactions, on the other hand, Deutsche Banc believes the analysis of premiums paid in the selected transactions is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Banc's written opinion, concerning differences in the financial and operating characteristics of the companies, prevailing market conditions and other factors that could affect the public trading value of the companies.

         Deutsche Banc also observed the implied offer price premia/discount relative to the following selected historical share price information for PolyVision common stock:

                 Offer price premia/(discount) to selected historical PolyVision share price information
     ----------------------------------------------------------------------------------------------------------------
     One month weighted average (1) ($1.42)                                                                  59.0%
     Six month weighted average (1) ($1.24)                                                                  81.5
     52 week high (August 30, 2000 - $2.44)                                                                  (7.8)
     52 week low (April 4, 2001 - $0.80)                                                                    181.3
     --------------------------------------
     (1) Volume weighted average

         Analysis of Selected Publicly-Traded Companies. Deutsche Banc compared certain financial information and commonly used valuation measurements relating to PolyVision with the corresponding information and measurements for selected office and institutional furniture manufacturers, ancillary office and institutional product suppliers, educational product supply companies and graphics and display companies.

         Financial information and valuation measurements reviewed by Deutsche Banc included, among other things:

         o    common equity market valuations as of August 20, 2001;

         o    operating performance;

         o ratios of stock prices to historical and estimated earnings per share (EPS) for 2001 and 2002; and

         o ratios of enterprise value, to latest twelve months (LTM) revenue, earnings before interest and tax (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA).

         The companies reviewed included office and institutional furniture manufacturers, ancillary office and institutional product supply companies, educational product supply companies, and graphics and display companies with an enterprise value of less than $1.0 billion. The following table lists the companies reviewed:



                                      Ancillary office and
    Office and institutional         institutional product     Educational product supply     Graphics and display
     furniture manufacturers               suppliers                    companies                   companies
-----------------------------------------------------------------------------------------------------------------------


o        Kimball International     o        Interface Inc.     o        School Specialty    o        Brady Corp.
         Inc.                      o        General Binding             Inc.                o        LSI Industries
o        Bush Industries                    Corporation        o        Modtech Holdings    o        Daktronics Inc.
o        Falcon Products Ltd.      o        Hunt Corporation   o        Dixon Ticonderoga   o        Trans Lux Corp.
o        Virco Manufacturing       o        Knape & Vogt
         Corp.                              Manufacturing Co.
o        CompX International Inc.
o        Chromcraft Revington
         Inc.
o        Flexsteel Industries



         To calculate the trading multiples for the selected peer group companies, Deutsche Banc used publicly available information concerning the selected peer group companies' LTM revenue, net income, EBIT and EBITDA. Due to differences in depreciation and amortization allowances, the most relevant multiples were determined by Deutsche Banc to be multiples of EBITDA. Estimates of 2001 and 2002 EPS were based on estimates published by IBES, a data service that compiles estimates of securities research analysts.

         The following table sets forth the material results of these calculations:

                                                  Enterprise value to LTM EBITDA
                                                  ------------------------------
Office and institutional furniture
manufacturers
     Range                                              2.4x - 14.0x
     Mean                                                    6.1x
     Median                                                  5.3x

Ancillary office and institutional product
suppliers
     Range                                               4.6x - 6.3x
     Mean                                                    5.6x
     Median                                                  5.8x

Educational product supply companies
     Range                                               5.0x - 13.1x
     Mean                                                    8.6x
     Median                                                  7.9x

Graphics and display companies
     Range                                               5.3x - 12.4x
     Mean                                                    9.3x
     Median                                                  9.8x
PolyVision (based on $2.25 offer price)                      7.9x

         None of the companies utilized as a comparison is identical to PolyVision. Accordingly, Deutsche Banc believes the analysis of selected publicly traded companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Banc's written opinion, concerning differences in financial and operating characteristics of the companies analyzed and other factors that could affect the public trading value of the companies.

         Analysis of Selected Precedent Transactions. Deutsche Banc reviewed the financial terms, to the extent publicly available, of proposed, pending or completed acquisition transactions since August 1999 involving office and institutional furniture manufacturers, ancillary office and institutional product suppliers, educational product supply companies, and graphics and display companies. All multiples for the selected precedent transactions were based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions existing at the time of the transactions occurred. Because the reasons for, and circumstances surrounding, each of the selected precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of PolyVision, on the one hand, and the companies involved in the selected precedent transactions, on the other hand, Deutsche Banc believes that a selected precedent transactions analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Banc's written opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and PolyVision.

         The results of this analysis are set forth below:

                         Office and institutional furniture manufacturers transaction analysis
   ------------------------------------------------------------------------------------------------------------------
   Date Announced                                         Acquiror/target
   ---------------------------------------------------    -----------------------------------------------------------
   December 22, 2000                                      Court Square Capital/Chromcraft Revington
   October 7, 1999                                        HON Industries Inc./Bevis Office Furniture
   September 28, 1999                                     LA-Z-Boy/LADD Furniture
   May 6, 1999                                            Falcon Products, Inc./Shelby Williams
   April 9, 1999                                          Management/Meadowcraft Inc.
   March 24, 1999                                         BRS/O'Sullivan Industries
   March 24, 1999                                         Warburg, Pincus/Knoll Inc.
   February 3, 1999                                       Steelcase Inc./Steelcase Strafor S.A.

   Enterprise value/LTM EBITDA range                                             3.6x - 10.3x
   Mean                                                                              6.4x
   Median                                                                            6.3x
   PolyVision (based on $2.25 offer price)                                           7.9x



                       Ancillary office and institutional product supplier transaction analysis
   ------------------------------------------------------------------------------------------------------------------
   Date Announced                                         Acquiror/target
   ---------------------------------------------------    -----------------------------------------------------------
   November 19, 1999                                      CompX International/Thomas Regout N.V.
   June 4, 1999                                           Avery Denison/Stimsonite
   January 22, 1998                                       Buhrmann NV/BT Office Products
   October 20, 1997                                       General Binding Corporation/IbicoAG
   November 12, 1996                                      General Binding Corporation/Quartet Manufacturing

   Enterprise value/LTM EBITDA range                                             6.0x - 9.5x
   Mean                                                                              7.4x
   Median                                                                            7.1x
   PolyVision (based on $2.25 offer price)                                           7.9x




                                       24

                                Educational product supply company transaction analysis
   ------------------------------------------------------------------------------------------------------------------
   Date Announced                                         Acquiror/target
   ---------------------------------------------------    -----------------------------------------------------------
   November 13, 2000                                      3M/Microtouch Systems
   June 22, 2000                                          Nasco International/American Educational Products
   August 14, 1998                                        School Specialty Inc./Beckley-Cardy
   June 30, 1998                                          School Specialty Inc./Hammond & Stephens
   February 3, 1998                                       School Specialty Inc./Sportime LLC

   Enterprise value/LTM EBITDA range                                             7.1x - 13.8x
   Mean                                                                              9.5x
   Median                                                                            8.4x
   PolyVision (based on $2.25 offer price)                                           7.9x


                                   Graphics and display company transaction analysis
   ------------------------------------------------------------------------------------------------------------------
   Date Announced                                         Acquiror/target
   ---------------------------------------------------    -----------------------------------------------------------
   July 31, 1999                                          Brady Co./Soft SA
   July 7, 1999                                           Brady Co./Holman Group SA
   March 26, 1999                                         Brady Co./Barcodes West Inc.
   August 16, 1998                                        Brady Co./VEB Sistemas de Etiquetas Ltd.
   February 12, 1998                                      Gerber Scientific/Spandex plc
   January 5, 1998                                        Display Technologies/Electronic Sign Corp.
   July 30, 1997                                          PL Holdings Corp./Plasti-Line Inc.




   Enterprise value/LTM EBITDA range                                             6.9x - 8.0x
   Mean                                                                              7.3x
   Median                                                                            7.0x
   PolyVision (based on $2.25 offer price)                                           7.9x


         Discounted Cash Flow Analysis. Deutsche Banc also prepared a discounted cash flow analysis that was based upon financial projections prepared by PolyVision's senior management. In performing this analysis, Deutsche Banc used discount rates ranging from 12% to 16% and terminal EBITDA multiples ranging from 5.0x to 6.5x. Deutsche Banc derived the discount rate range based on its estimate of the rate of return required by debt and equity capital providers to PolyVision. This analysis resulted in a range of net implied present values per share of PolyVision common stock of $5.18 to $10.07. Deutsche Banc also performed sensitivity analyses on the financial projections which were discussed with management. Specifically, Deutsche Banc analyzed the impact on net implied present values per share using differing assumptions concerning projected revenue growth rates (specifically the revenue growth rates of the visual communications interactive products group), projected gross margins and capital expenditures. The sensitivity analyses resulted in a range of net implied present equity values per share of PolyVision's common stock of $1.81 to $5.27.

         The following analysis summarizes the adjustments made to management's projections of the revenue growth rate, gross profit margin, selling, general and administrative expenses ("SG&A") and capital expenditures, referred to as the management case, to derive the projections, referred to as the sensitivity case, underlying the $1.81 to $5.27 range of net implied present equity values per share of PolyVision's common stock. Revenue growth rate assumptions of the management case for the visual communications interactive products group were reduced by 50% for the period 2002 to 2006 as set out in the table below, given the "start up" nature of the visual communications interactive products group and the uncertain outlook for revenue growth in its target markets. Revenue growth rates for all other PolyVision groups in the sensitivity case were maintained at the same levels as the management case due to the more predictable and stable nature of these businesses.

   Visual Communications Interactive Products Revenue Growth Rate Assumptions
--------------------------------------------------------------------------------

                     2001      2002       2003      2004       2005       2006
                     ----      ----       ----      ----       ----       ----
Management Case
   Growth rate       13.1%    165.2%      50.0%     50.0%      25.0%      25.0%

Sensitivity Case
   Growth rate       13.1%     82.6%      25.0%     25.0%      12.5%      12.5%

         Gross profit margins and SG&A costs as a percentage of revenues as projected in the management case were maintained at 2001 levels for the period 2002 to 2006 in the sensitivity case for the visual communications surfaces, visual communications products and commercial signage groups. This adjustment resulted in reduced gross profit margins for each group in the sensitivity case compared to the management case. With respect to SG&A costs as a percentage of revenues, this adjustment resulted in lower SG&A costs as a percentage of revenues for the visual communications surfaces and commercial signage groups and higher SG&A costs as a percentage of revenues for the visual communications products group compared to the management case.

         For the visual communications interactive products group, the level of improvement to gross margins and SG&A costs as a percentage of revenues in the sensitivity case is reduced compared to the management case. A comparison of the assumptions for the management and sensitivity cases for both gross profit margins and SG&A costs as a percentage of revenues is set out in the tables below.



                                     Gross Profit Margin Assumptions
----------------------------------------------------------------------------------------------------------

                                  2001         2002         2003         2004         2005         2006
                                  ----         ----         ----         ----         ----         ----
Visual Communications Surfaces
   Management Case               38.9%        40.0%        40.5%        41.0%        41.0%        41.0%
   Sensitivity Case              38.9         38.9         38.9         38.9         38.9         38.9

Visual Communications Products
   Management Case               26.3%        28.0%        28.5%        29.0%        29.5%        30.0%
   Sensitivity Case              26.3         26.3         26.3         26.3         26.3         26.3

Commercial Signage
   Management Case               37.1%        38.0%        38.5%        38.7%        38.9%        39.0%
   Sensitivity Case              37.1         37.1         37.1         37.1         37.1         37.1

Visual Communications Interactive Products
   Management Case               41.7%        46.0%        46.5%        47.0%        47.0%        47.0%
   Sensitivity Case              41.7         43.0         44.0         45.0         46.0         46.5





                                 SG&A Percentage Of Revenues Assumptions
----------------------------------------------------------------------------------------------------------

                                 2001         2002         2003         2004         2005         2006
                                 ----         ----         ----         ----         ----         ----
Visual Communications Surfaces
   Management Case                9.5%        10.0%        10.0%        10.0%        10.0%        10.0%
   Sensitivity Case               9.5          9.5          9.5          9.5          9.5          9.5

Visual Communications Products
   Management Case               13.4%        12.5%        12.3%        12.1%        12.1%        12.1%
   Sensitivity Case              13.4         13.4         13.4         13.4         13.4         13.4

Commercial Signage
   Management Case               23.0%        23.3%        23.2%        23.1%        23.0%        22.9%
   Sensitivity Case              23.0         23.0         23.0         23.0         23.0         23.0

Visual Communications Interactive Products
   Management Case               30.6%        21.0%        20.0%        19.0%        18.5%        18.0%
   Sensitivity Case              30.6         25.0         23.0         22.0         21.0         20.0


         Finally, a 20% increase in capital expenditures for each year after 2001 is assumed in the sensitivity case in order to more closely align capital expenditures with forecasted depreciation levels. This results in capital expenditures in the sensitivity case exceeding capital expenditures in the management case by approximately $0.6 million and $0.7 million in the years 2002 and 2003, respectively. From 2004 to 2006, capital expenditures are $0.8 million higher in the sensitivity case than in the management case.

         Miscellaneous. The foregoing summary describes analyses and factors that Deutsche Banc deemed material in its presentation to the special committee, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Banc in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Deutsche Banc believes that its analyses must be considered as a whole and that considering any portion of the analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Banc did not assign specific weights to any particular analyses. With respect to the discounted cash flow analysis, Deutsche Banc believes it appropriate to give greater emphasis to the sensitivity analyses since overall profitability was significantly impacted by projected revenues in the visual communications interactive products group.

         In conducting its analyses and arriving at its opinions, Deutsche Banc utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Banc to provide its opinion to the special committee as to the fairness, from a financial point of view, to PolyVision's common shareholders, other than Alpine, of the cash merger price of $2.25 per share and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Banc made, and was provided by PolyVision's senior management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond PolyVision's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by the analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of PolyVision, neither PolyVision nor Deutsche Banc nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

         The terms of the merger agreement were determined through negotiations between PolyVision's senior management and the special committee and its legal advisors, on the one hand, and Steelcase and its legal and financial advisors, on the other hand, and were unanimously approved by PolyVision's board of directors based upon the special committee's recommendation, and the decision to enter into the merger agreement was solely that of PolyVision's board of directors based upon the special committee's recommendation. As described above, the opinion and presentation of Deutsche Banc to the special committee was only one of a number of factors taken into consideration by PolyVision's board of directors in making its determination to approve the merger agreement. Deutsche Banc's opinion was provided to the special committee to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of PolyVision common stock as to how to vote with respect to the merger.

         The special committee selected Deutsche Banc as financial advisor in connection with the merger based on Deutsche Banc's qualifications, expertise, reputation and experience in public company mergers and acquisitions. Deutsche Banc is a registered broker-dealer and member of the New York Stock Exchange, Inc. Deutsche Banc is an affiliate of Deutsche Bank AG (known with its affiliates as the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to PolyVision and to Alpine and its affiliates, for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of PolyVision and Alpine for their own accounts and for the accounts of their customers. Accordingly, Deutsche Banc and its affiliates may at any time hold a long or short position in such securities, instruments and obligations.

         Payments to Deutsche Banc. The special committee and PolyVision retained Deutsche Banc pursuant to a letter agreement dated August 15, 2001. As compensation for Deutsche Banc's services in connection with the merger, PolyVision paid Deutsche Banc a cash fee of $50,000 upon execution of the letter agreement and $200,000 upon delivery of the fairness opinion and has agreed to pay Deutsche Banc a fee of $50,000 upon consummation of the merger. Regardless of whether the merger is consummated, PolyVision has agreed to indemnify Deutsche Banc and related parties against specified liabilities arising out of its engagement, and to reimburse Deutsche Banc for all reasonable fees and disbursements incurred in connection with its engagement. Other than in connection with the merger, PolyVision has not made any payments to the DB Group in the part two years.

Financial Projections

         In connection with Steelcase's due diligence review and during the course of our negotiations with Steelcase in connection with the proposed merger, we provided Steelcase with projections of our future operating performance. These projections, which we do not ordinarily make available to the public, included the following significant items in the forecast:


                                                              Six-Year Projections
                                                    (in thousands, except per share data)

                                                2001          2002          2003          2004          2005          2006
                                                ----          ----          ----          ----          ----          ----
   Net sales...........................       $162,343      $186,198      $207,171      $234,862      $258,360      $285,897
   Operating income....................         20,732        28,207        33,234        39,804        44,742        50,918
   Earnings before interest, taxes,
   depreciation and amortization.......         26,219        34,437        39,941        47,011        52,322        58,978
   Net income attributable to common
   shareholders........................          3,820         8,253        11,586        16,359        21,070        24,631
   Net income per diluted share........           0.22          0.38          0.50          0.66          0.82          0.94


          Results for 2001 do not reflect non-recurring and restructuring charges of approximately $800,000 before income taxes.

          These projections are included in this proxy statement only because we made them available to Steelcase, and both we and Steelcase wish to make the same information available to PolyVision shareholders. The inclusion of the projections should not be interpreted as suggesting that Steelcase considered the projections reliable or relied on the projections in evaluating the merger. The projections should be read together with our financial statements that can be obtained from the SEC as described below under the section entitled "Where You Can Find More Information."

         The projections were prepared for internal use only and were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts. The projections were not intended to be a forecast of financial results and are not guarantees of performance. The projections do not purport to present operations in accordance with generally accepted accounting principles, and our independent auditors have not examined or compiled the projections. The projections involve risks and are based upon a variety of assumptions relating to our business and technology, industry performance, general business and economic conditions and other matters and are subject to significant uncertainties and contingencies, many of which are beyond our and Steelcase's control. Projections of this nature are inherently imprecise, and there can be no assurances that they will be realized or that actual results will not differ significantly from those described above. These projections are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The principal component of the improved operating performance shown in the projections is projected revenue growth from our visual communications interactive products group. This group has been developed over the past 18 months through internal growth and acquisitions, and projections for it rely on the successful design, implementation and market acceptance of new technology-based visual communications products. The growth of this group and sales of its products are estimates only. Because of the greater uncertainties of designing, manufacturing and gaining acceptance of new products, our board of directors concurred with Deutsche Banc in ascribing greater emphasis to the lower range of net implied present values from the sensitivity analyses on the financial projections described under "- Opinion of Special Committee Financial Advisor" above.

         There can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. None of Steelcase, PolyVision or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of PolyVision compared to the information contained in the projections, and none of them has updated or otherwise revised or intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

         Neither PolyVision nor Steelcase nor any of PolyVision's or Steelcase's respective directors or financial advisors accepts any responsibility for these projections or the bases or assumptions on which they were prepared.

Form of the Merger

         If our shareholders adopt the merger agreement and all other conditions to completing the merger are met or, if permissible, waived, PV Acquisition will be merged with and into PolyVision, and PolyVision will survive the merger as a wholly-owned subsidiary of Steelcase. After the consummation of the merger:

         o you will have no continuing equity interest in PolyVision, and you will not be able to share in any of PolyVision's future earnings, dividends or growth;

         o our common stock will no longer be publicly traded on the American Stock Exchange or any other national securities exchange or automated quotation system; and

         o PolyVision will no longer be required to file periodic reports, such as an annual report on Form 10-K or a quarterly report on Form 10-Q, with the Securities and Exchange Commission.

         The merger is structured as an all-cash statutory merger, which your board believes is more attractive than a stock-for-stock merger, an asset sale or a tender offer for a variety of reasons, including:

         o the absence of market risk otherwise associated with the receipt of securities as merger consideration;

         o the simplicity of paying cash to you, as opposed to issuing securities or other consideration to you;

         o the ability of the parties to complete the merger in a single step, rather than a front-end purchase of a controlling interest with a second-step merger to acquire 100% of the equity; and

         o the ability of the parties to reduce overall transaction costs and for Steelcase to realize anticipated tax benefits, increasing the amount of the net merger consideration available to be paid to you in the merger.

Interests of Persons in the Merger

         In considering the recommendation of your board of directors with respect to the merger, you should be aware that, as described below, several members of your board of directors and our management team have interests in the merger that are different from your interests as a shareholder, and that create potential conflicts of interest.

         o Common PolyVision-Alpine board members. Three members of your board of directors, Steven S. Elbaum, James R. Kanely and Bragi F. Schut, are also directors and shareholders of Alpine, our principal shareholder. In addition, Mr. Elbaum, the chairman of your board of directors, is also the chairman of the board and chief executive officer of Alpine. At the closing of the merger, Alpine will receive approximately $41.3 million, consisting of approximately $15.3 million for its shares of our common stock, $16.2 million for its shares of our series B preferred stock, including $3.4 million on account of accrued and unpaid dividends, and $9.8 million for its shares of our series C preferred stock, including $1.7 million on account of accrued and unpaid dividends.

         o Payments to senior executive officers of PolyVision after the merger. When the merger agreement was signed, Steelcase and Michael H. Dunn, our president and chief executive officer, signed an employment and non-competition agreement, which will become effective when the merger is completed. See "Related Agreements-Employment and Non-Competition Agreements." At the effective time of the merger, this new employment agreement will supersede Mr. Dunn's existing employment agreement with us, and the existing employment agreement will cease to have any effect. Under his new employment agreement, Mr. Dunn will be paid a signing bonus of $900,000 within five days after the merger, and a retention bonus of $200,000, payable in amounts of $100,000 on the first anniversary of the merger and $100,000 on the second anniversary of the merger, so long as Mr. Dunn's employment has not been terminated prior to that date. If the merger is completed, Mr. Dunn will not be eligible for any benefits that otherwise might have been provided after the merger under his existing employment agreement. Under his existing employment agreement, Mr. Dunn would have been entitled to specified payments (including a lump sum cash payment equal to three times the sum of his base salary immediately prior to termination and his highest annual bonus during the three full fiscal years prior to the merger) and various other benefits if his employment were terminated after the merger by us without cause or by Mr. Dunn with good reason (as those terms are defined in his existing employment agreement). Separately, as a result of Mr. Dunn's ownership interest in Wind Point Partners prior to joining PolyVision, he will also receive approximately $1.1 million of the payment under the $8.0 million convertible promissory note held by Wind Point Partners.

              In addition, amendments to the employment agreements of Gregory D. Cessna, president of our visual communication products group, Gary L. Edwards our chief financial officer, treasurer and secretary, and Ian G. Hutchinson, president of our visual communications surfaces group, will become effective when the merger is completed. See "Related Agreements-Employment and Non-Competition Agreements." Each of these amendments will provide the executive with a one-time bonus payment equal to his annual base salary in the respective amounts of $220,000, $208,000 and $208,000 within five days after the merger is completed. As a result of these amendments, if the merger is completed, these executives will not be entitled to some benefits that might otherwise have been provided under the terms of their respective employment agreements as currently in effect.

         o Stock options granted to executive officers and directors of PolyVision. 1,637,142 shares of our common stock are subject to stock options granted to executive officers and directors of PolyVision under various stock option plans, of which 1,220,014 options have exercise prices below $2.25 per share. Messrs. Dunn, Cessna, Edwards and Hutchinson hold in-the-money options exercisable for 450,000, 100,000, 100,000 and 100,000 shares of our common stock, respectively. In the merger, each outstanding option to purchase our common stock will be cancelled in exchange for a cash payment equal to the product of the total number of shares of our common stock subject to the option, multiplied by the excess, if any, of $2.25 over the exercise price of the option. This will result in our executive officers and directors receiving total cash payments of $883,432 in respect of their options, including $343,000, $25,000, $25,000 and $25,000 to
              Messrs. Dunn, Cessna, Edwards and Hutchinson, respectively.

         o Continuing indemnification and insurance. Under the merger agreement, Steelcase is required to cause all rights to indemnification by PolyVision of each present and former director or officer of PolyVision to continue in full force and effect for at least six years after the merger. In addition, Steelcase is required to cause PolyVision to indemnify PolyVision's present and former directors and officers for acts or omissions occurring before the merger. Steelcase also has agreed to cause PolyVision to maintain, for not less than three years after the merger, directors' and officers' liability insurance of $10.0 million covering PolyVision's present and former directors and officers on terms similar to PolyVision's existing directors' and officers' liability insurance. However, Steelcase is not required to pay an annual premium of more than approximately $220,000, representing 200% of PolyVision's average annual premiums over the past three years, to maintain this insurance.

         The special committee and your board of directors were aware of these interests and considered them, among other matters, in approving the merger.

         If the merger is completed, Steelcase intends to recommend that its board of directors grant Messrs. Dunn, Cessna, Edwards and Hutchinson options to purchase 10,000, 3,000, 3,000 and 3,000 shares, respectively, of Steelcase stock as part of Steelcase's customary practice to grant options to key executives of its subsidiaries.

Conduct of PolyVision's Business if the Merger is not Completed

         If the merger is not completed, we intend to continue to operate our business substantially in the manner in which it is operated today and, from time to time, we will evaluate and review our business, operations, properties, corporate structure, dividend policy and capitalization, make changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize shareholder value.

Material U.S. Federal Income Tax Consequences of the Merger

         The following summary discusses the material United States federal income tax consequences of the merger to a PolyVision shareholder whose shares of common stock are surrendered in the merger. You should keep in mind that this discussion is based upon the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated under the Internal Revenue Code, and judicial decisions and administrative rulings and interpretations of the Internal Revenue Code, all as in effect on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This summary applies only to shareholders who hold their shares of PolyVision common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

         The discussion does not address the effects of any state, local or foreign tax laws. In addition, the tax consequences discussed do not address all aspects of federal taxation that may be relevant to a particular shareholder in light of personal circumstances or to shareholders who are subject to special treatment under the U.S. federal income tax laws, including:

         o shareholders who, at the effective time of the merger, are not U.S. persons;

         o    tax-exempt organizations;

         o    dealers in securities or foreign currency;

         o    insurance companies;

         o    banks, trusts or financial institutions; and

         o shareholders who acquired our common stock through exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

         You are urged to consult your own tax advisor as to the particular tax consequences to you of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in any applicable tax laws.

         You will receive cash in the merger in exchange for your shares of our common stock. Receipt of the cash in the merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code. In general, for federal income tax purposes, you will recognize gain or loss equal to the difference between the cash you receive in the merger and your adjusted tax basis in the shares of our common stock you surrender. This gain or loss will be a capital gain or loss. The rate at which any gain will be taxed to non-corporate shareholders, including individuals, estates and trusts, will, as a general matter, depend upon each shareholder's holding period for the shares of common stock at the time of the merger. If a non-corporate shareholder's holding period for the shares of common stock is more than one year, either a 20% or a 10% capital gains rate generally will apply to the gain, depending on the shareholder's amount of taxable income for that year. If your holding period for the shares of common stock is one year or less, the gain will be taxed at the same rates as ordinary income. Capital loss generally is deductible only to the extent of capital gain plus ordinary income of up to $3,000. Net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

         For corporations, capital losses are allowed only to the extent of capital gains, and net capital gain is taxed at the same rates as ordinary income. Corporations generally may carry capital losses back up to three years and forward up to five years.

         Payment in connection with the merger may be subject to "backup withholding" at a 30.5% rate if made prior to December 31, 2001, or a 30% rate if made after that date. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number, or furnishes an incorrect number. Backup withholding is not an additional tax but merely a creditable advance payment which may be refunded to the extent it results in an overpayment of tax, provided that specific required information is furnished to the Internal Revenue Service. Some persons generally are exempt from backup withholding, including corporations and financial institutions. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisers as to the qualifications and procedures for exemption from backup withholding.

Regulatory Approvals

         We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the merger, other than filing a certificate of merger with the Department of State of the State of New York and filing this proxy statement with the Securities and Exchange Commission. If any additional approvals or filings are required, we will use our best efforts to obtain those approvals and make any required filings before completing the merger.

No Financing Contingency

         Steelcase has represented in the merger agreement that it has available and has reserved, or has received written commitments from third-party lenders to obtain, sufficient funds to consummate the merger, including the payment in full of the merger consideration, cash settlements with respect to our stock options, warrants and convertible note, and all of our outstanding indebtedness, including principal, accrued interest, prepayment fees and other charges. There is no condition to Steelcase's obligations under the merger agreement that Steelcase obtain financing before completing the merger.

No Dissenters' Rights

         We are incorporated under New York law. Under New York law, you do not have any dissenters' rights, rights of appraisal or similar rights to receive a judicial valuation of your shares of PolyVision common stock in connection with the merger. Holders of shares of our preferred stock have previously waived their dissenters' rights in connection with the merger.

Other Effects of the Merger

         Our common stock is currently traded on the American Stock Exchange under the symbol "PLI." Upon consummation of the merger, our common stock will no longer be traded on the American Stock Exchange and will be deregistered pursuant to the Securities Exchange Act of 1934, as amended.

                              THE MERGER AGREEMENT

         The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached as Appendix A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety.

The Merger

         The merger agreement provides for the merger of Steelcase's wholly-owned subsidiary, PV Acquisition, Inc., with and into PolyVision, following adoption of the merger agreement by the requisite vote of our shareholders and the satisfaction or waiver, as permitted, of the other conditions to completing the merger. Following the merger, PolyVision will be the surviving corporation and will be a wholly-owned subsidiary of Steelcase. PolyVision will continue to exist following the merger and its internal affairs will continue to be governed by New York law. Steelcase, as the only shareholder of PolyVision following the merger, will have sole power and authority to control all aspects of internal corporate and business affairs of PolyVision following the merger.

Effective Time of the Merger

         If the merger agreement is adopted by the requisite vote of our shareholders and the other conditions to the respective obligations of the parties to consummate the merger are either satisfied or waived, as permitted, the merger will be consummated and will become effective on the date that a certificate of merger is duly filed with the Department of State of the State of New York or a later date as agreed upon by the parties. That date is referred to as the "effective time."

Treatment of PolyVision Securities

         At the effective time of the merger:

         o each outstanding share of our common stock, other than shares held in our treasury and shares owned by Steelcase or any of its subsidiaries, will be cancelled and automatically converted into the right to receive $2.25 in cash, without interest, less any withholding taxes;

         o each outstanding share of our series B preferred stock and series D preferred stock will be cancelled and automatically converted into the right to receive an amount in cash equal to the sum of:

              - $50.00, representing the liquidation preference of such share, plus

              - any and all accrued and unpaid dividends in respect of the share of series B or series D preferred stock, without interest, less any withholding taxes;

         o each outstanding share of our series C preferred stock will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of:

              -   $2.25, multiplied by

              - the number of shares of our common stock into which the share of series C preferred stock is convertible immediately before the effective time of the merger, without interest, less any withholding taxes; and

         o each outstanding stock option to purchase our common stock, the vesting of all of which will be accelerated immediately prior to the effective time of the merger, will be cancelled in exchange for a cash payment equal to the product of:

              - the number of shares of our common stock subject to the option immediately before the effective time of the merger, multiplied by


              - the excess, if any, of $2.25 over the exercise price of the option, without interest, less witholding taxes.


         Accordingly, no payment will be made in respect of outstanding stock options with an exercise price of $2.25 per share or more, and these options will be cancelled at the effective time of the merger.

         From and after the effective time of the merger:

         o each outstanding warrant to purchase our common stock will represent the right to receive, upon exercise of the warrant and payment of the exercise price, a cash payment equal to the product of:

              -   $2.25, multiplied by

              - the number of shares of our common stock into which the warrant was exercisable immediately before the effective time of the merger, without interest, less any withholding taxes; and

         o our $8.0 million 10% convertible promissory note issued to Wind Point Partners III, L.P. will represent the right, upon conversion of the note in accordance with its terms, to receive a cash payment equal to the product of:

              -   $2.25, multiplied by

              - the number of shares of our common stock into which the note was convertible immediately before the effective time of the merger, without interest, less any withholding taxes.

         No interest will accrue or be paid on any portion of the merger consideration to be paid under the merger agreement. Under some circumstances, the merger consideration could be reduced by stock transfer and withholding taxes applicable to you. In the event the number of outstanding PolyVision shares or shares issuable upon the conversion of securities or the exercise of options exceeds the amounts represented in the merger agreement as being outstanding or issuable, including as a result of any stock split, the per-share merger consideration will be appropriately adjusted downward.

         Because the conversion promissory note issued to Wind Point Partners has a conversion price in excess of $2.25 per share, we do not anticipate that Wind Point Partners will elect to convert the note. Steelcase has advised us that, in connection with the closing of the merger, it intends to pay, or cause to be paid, our outstanding indebtedness under the convertible promissory note.

Exchange of PolyVision Stock Certificates

         Promptly after the effective time of the merger, American Stock Transfer & Trust Company, as the paying agent, will mail to you a letter of transmittal and instructions for you to use in surrendering your share certificates. When you properly surrender your share certificates to the agent for cancellation, together with a duly executed letter of transmittal and any other documents as the agent may require, the agent will promptly deliver to you a check payable to you in the amount to which you are entitled in accordance with the merger agreement, after giving effect to any required tax withholdings, and your certificates will be canceled. Until properly surrendered, each certificate representing shares of our common stock will be deemed, at any time after the effective time of the merger, to represent only the right to receive $2.25 in cash, without interest, for each share of our common stock represented by the certificate.

         PolyVision is entitled to cause the paying agent to deliver to it any funds that have not been disbursed within six months after the effective time of the merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look to PolyVision for payment as general creditors with respect to the cash payable upon surrender of their certificates.

         You should not send in your share certificates before you receive a letter of transmittal and instructions from the paying agent.

Certificate of Incorporation and By-laws

         The merger agreement provides that at the effective time of the merger, the certificate of incorporation and by-laws of PV Acquisition will become the certificate of incorporation and bylaws of PolyVision, as the surviving corporation, except that the name of the surviving corporation will be changed to PolyVision Corporation.

Officers and Directors of PolyVision Following the Merger

         After the effective time of the merger, the members of the board of directors of PV Acquisition will become the directors of PolyVision, and the current officers of PolyVision will continue as the officers of PolyVision, in each case until their successors are duly elected, appointed and qualified.

Board Recommendation

         Neither your board of directors nor the special committee may withdraw, modify or qualify, in any manner adverse to Steelcase, its recommendation that you vote to adopt the merger agreement unless it determines, in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law. In that case, your board of directors and the special committee have the right to withdraw or change this recommendation at any time.

         The merger agreement provides that, even if your board of directors or the special committee withdraws or changes its recommendation to you, we must still hold the special meeting and submit to you the proposal to adopt the merger agreement for your consideration.

Representations and Warranties

         The merger agreement contains representations and warranties of PolyVision and its subsidiaries, relating to, among other things:

         o proper organization, qualification, standing and similar corporate matters for PolyVision and its subsidiaries and affiliates;

         o PolyVision's capital structure (number of authorized shares, number of shares outstanding, options and warrants);

         o PolyVision's compliance with applicable laws and possession of all permits, licenses, variances, exemptions, orders, authorizations and approvals of all governmental entities which are material to the operation of its business;

         o absence of any pending or threatened suit, action or proceeding which has not been disclosed in PolyVision's SEC documents and which, if determined adversely, would have a material adverse effect;

         o receipt of proper approval and consent from PolyVision's special committee, board and shareholders;

         o    disclosure of all employee benefit plans;

         o    compliance with applicable tax laws;

         o    validity of intellectual property owned and used by PolyVision;

         o    compliance with fair labor laws and other labor matters;

         o valid title of PolyVision to all assets which are material to its business, free and clear of liens;

         o    compliance with applicable environmental laws;

         o maintenance of proper accounting controls and accurate books and records by PolyVision;

         o absence of any material adverse changes or events relating to the business and properties of PolyVision, its capital stock, or its accounting principles, practices or methods;

         o absence of any takeover statutes applicable to PolyVision or the merger;

         o    receipt by PolyVision of a fairness opinion by Deutsche Banc; and

         o    additional customary representations and warranties.

         The merger agreement contains representations and warranties of Steelcase and PV Acquisition relating to, among other things:

         o proper organization, qualification, standing and similar corporate matters;

         o compliance by Steelcase and PV Acquisition with applicable laws and possession of all permits, licenses, variances, exemptions, orders, authorizations and approvals of all governmental entities which are material to the operation of their businesses;

         o absence of any pending or threatened suit, action or proceeding which, if determined adversely, would have a material adverse effect on Steelcase or PV Acquisition;

         o possession of available financing or written commitments for financing from third-party lenders necessary to complete the merger;

         o absence of any untrue statements of a material fact or any omission of a material fact relating to Steelcase or PV Acquisition in this proxy statement; and

         o    additional customary representations and warranties.

Conduct of Business of PolyVision Prior to the Merger

         We have covenanted and agreed that, except as expressly contemplated by the merger agreement or as Steelcase may consent in writing during the period between August 24, 2001 and the effective time of the merger:

         o we will conduct our business and the business of our subsidiaries only in the ordinary course of business and in a manner consistent with past practice, and we and our subsidiaries will use our reasonable efforts to preserve our present business organizations intact and maintain good relations with customers, suppliers, employees, independent contractors, dealers, distributors and other persons with whom we or any of our subsidiaries has significant business relations;

         o    we will not, directly or indirectly,

              - issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury shares of PolyVision,

              - amend our certificate of incorporation or by-laws or permit the amendment of any organizational documents of any of our subsidiaries, or

              - split, combine or reclassify any outstanding shares of PolyVision;

         o    neither we nor any of our subsidiaries will

              - declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to our capital stock, except, in the case of the PolyVision, for quarterly dividends,

              - transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of our material assets, or incur or modify any material indebtedness or other liability, other than in the ordinary course of business consistent with past practice, or

              - redeem, purchase or otherwise acquire any shares of our capital stock, or any instrument which includes a right to acquire such shares, except for purchases, redemptions and acquisitions in connection with and in accordance with our stock option plans;

         o neither we nor any of our subsidiaries will change the compensation or benefits payable or to become payable to any of our officers, directors or employees, other than increases in wages to employees who are not directors or affiliates in the ordinary course of business consistent with past practice, enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of our officers, directors, employees or affiliates or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise, other than such actions taken in the ordinary course of business consistent with past practice;

         o    neither we nor any of our subsidiaries will

              - pay or arrange for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or make any arrangement for payment to any of our officers, directors, employees or affiliates of any amount relating to unused vacation days, except for payments and accruals made in the ordinary course of business consistent with past practice,

              - adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any of our directors, officers or employees, whether past or present, or

              - except as required by applicable law, amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

         o we will not modify, amend or terminate certain agreements in any material respect, and will not waive, release or assign any material rights or claims under those agreements;

         o neither we nor any of our subsidiaries will fail to promptly notify Steelcase if we or any of our subsidiaries receives notice that any material insurance policy naming PolyVision or any of our subsidiaries as a beneficiary or a loss payee is to be cancelled or terminated;

         o    neither we nor any of our subsidiaries will

              - incur or assume any long-term indebtedness or any short-term indebtedness,

              - assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person,

              - make any loans, advances or capital contributions to, or investments in, any other person other than in an immaterial amount,

              - acquire any corporation, partnership or other business organization or division thereof or any equity interest therein, or

              -    enter into any material commitment or transaction;

         o except as required by law or any such agreement, neither we nor any of our subsidiaries will enter into or modify any collective bargaining agreement or similar agreement or any successor collective bargaining agreement to any collective bargaining agreement;

         o neither we nor any of our subsidiaries will fail to timely or properly file, or timely and properly file requests for extensions to file, all federal, state, local and foreign tax returns which are required to be filed, and pay or make provision for the payment of all taxes owed;

         o    neither we nor any of our subsidiaries will

              -    change any accounting methods, or

              - make any tax election or change any tax election already made, adopt any tax accounting method, change any tax accounting method, enter into any closing agreement or settle any material claim or assessment relating to taxes or consent to any material claim or assessment relating to taxes or any waiver of the statue of limitations for any such material claim or assessment;

         o neither we nor any of our subsidiaries will pay, discharge or satisfy any material claims, liabilities or obligations;

         o neither we nor any of our subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

         o neither we nor any of our subsidiaries will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions to the merger not being satisfied, or would make any representation or warranty made by us inaccurate in any material respect at or prior to the effective time, or that would materially impair our ability to consummate the merger or materially delay such consummation;

         o neither we nor any of our subsidiaries will make any capital expenditure which is not in all material respects in accordance with the annual budget for the 2001 fiscal year; and

         o neither we nor any of our subsidiaries will enter into any agreement, contract, binding commitment or binding arrangement to do any of the foregoing, or authorize, recommend, propose in writing or announce an intention to do any of the foregoing.


Access and Confidentiality

         The merger agreement grants Steelcase reasonable access to PolyVision's business documents and real property. PolyVision has agreed, until the effective time of the merger, to:

         o upon reasonable notice and subject to the terms of the mutual confidentiality agreement, dated August 8, 2000, between PolyVision and Steelcase, afford the officers, employees, accountants, counsel, financing sources and other representatives of Steelcase reasonable access, during normal business hours, to all of PolyVision's and its subsidiaries' properties, books, contracts, commitments and records;

         o afford Steelcase and their respective representatives such access to any site located on PolyVision's real property as may reasonably be requested by Steelcase for the purpose of conducting Phase I environmental assessments; and

         o furnish Steelcase with all information concerning its business, properties and personnel as Steelcase may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws.

Determination Letters; Multiemployer Plans

         Under the merger agreement, we are required to apply for a determination letter from the Internal Revenue Service to the effect that each of our employee benefit plans that is intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code is so qualified. Prior to the effective time of the merger, we are required to deliver to Steelcase a letter from the board of trustees of each plan to which we or any of our subsidiaries make contributions that is a multiemployer plan within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (known as ERISA), to the effect that there is no unfunded liability with respect to our participation in such plan and stating that neither we nor any of our subsidiaries would have any withdrawal liability upon a "complete withdrawal" within the meaning of Section 4203 of ERISA from such plan if such withdrawal occurred as of the date of such letter.

Employment and Benefit Arrangements

         The merger agreement provides that Steelcase will, for a one-year period following the effective time of the merger, cause PolyVision to provide its employees at the effective time with benefits that are, in the aggregate, no less favorable to such employees as are the benefits of PolyVision provided to such employees immediately prior to the effective time. This provision does not, however, apply to severance benefits.

         Steelcase has further agreed to:

         o for purposes of vesting and eligibility, with respect to each benefit required to be provided under the terms of the merger agreement, credit each employee with all service credited to such employee under PolyVision's corresponding plan, policy, program or arrangement applicable to such employee as of the effective time of the merger;

         o credit each employee with any vacation and sick days accrued as of the effective time of the merger in accordance with the terms of PolyVision's vacation and sick day policies in effect as of that date; and

         o from and after the effective time of the merger, cause PolyVision to waive any pre-existing condition limitations and credit any deductibles and out-of-pocket expenses that are applicable or covered under the benefit plans providing health and dental and similar benefits and are incurred by the employees and their beneficiaries during the portion of the calendar year prior to participation, if applicable, in the benefit plans provided by Steelcase or its subsidiaries, other than PolyVision.

         These provisions are not intended to create rights of third party beneficiaries and are not deemed to be a commitment on the part of Steelcase or the surviving corporation to provide employment to any person for any period of time.

Transfer of Intellectual Property

         We agreed to use our best efforts to cause all right, title and interest to our intellectual property for which we or any of our subsidiaries is not listed as the record owner or which is subject to an encumbrance to be assigned and transferred, free and clear of any such encumbrance, to Steelcase or one of its wholly-owned subsidiaries, and to cause such right, title and interest to be vested in Steelcase or one of its wholly-owned subsidiaries.

Standstill Agreements

         During the period from August 24, 2001 to the effective time, we will enforce and will not terminate, amend, modify or waive any standstill provision of any confidentiality or standstill agreement between PolyVision and third parties entered into prior to August 24, 2001.

Takeover Laws

         If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation becomes applicable to any of the merger transactions or to PolyVision, PolyVision and its board of directors have agreed to use all reasonable best efforts to ensure that the merger may be consummated as promptly as practicable on the terms contemplated by the merger agreement and to minimize the effect of any applicable statute or regulation on the merger.

Amendment and Modification
         The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after adoption of the merger agreement by the shareholders of PolyVision. Until the effective time of the merger, all action to be taken by PolyVision to amend or modify the merger agreement also requires the approval of the special committee. After the adoption of the merger agreement, no amendment may be made to the extent that applicable law requires further approval of the amendment by the shareholders of PolyVision, without obtaining their further approval. All amendments to the merger agreement must be in writing signed by each party.

Fees and Expenses

         All costs and expenses incurred in connection with the merger agreement and the transactions contemplated by it will be paid by the party incurring the expense.

Conditions to the Merger

         The respective obligations of each of the parties to complete the merger are subject to the satisfaction or waiver, to the extent permitted under applicable law, at or prior to the effective time of the merger, of the following conditions:

         o the merger agreement must be adopted by our shareholders in accordance with the provisions of our certificate of incorporation and by-laws and applicable New York corporate law; and

         o no statute, law, rule or regulation will be in effect or have been enacted or promulgated by any governmental entity which prohibits the completion of the merger, and no order or injunction of a court of competent jurisdiction will be in effect preventing the completion of the merger.

         Our obligation to complete the merger is also subject to the satisfaction or waiver, to the extent permitted under applicable law, at or prior to the effective time of the merger, of the following additional conditions:

         o the representations and warranties of Steelcase and PV Acquisition must be true and correct, except where the failure to be true and correct would not

              - reasonably be expected to impair in any material respect the ability of Steelcase or PV Acquisition to perform their respective obligations under the merger agreement, or

              - prevent or materially delay the consummation of the merger by Steelcase or PV Acquisition;

         o the obligations of Steelcase and PV Acquisition under the merger agreement must be performed in all material respects; and

         o we must receive a certificate, dated as of the effective time, signed by a senior executive or financial officer of Steelcase certifying that the above conditions have been satisfied.

         The obligation of Steelcase and PV Acquisition to complete the merger is also subject to the satisfaction or waiver, to the extent permitted under applicable law, at or prior to the effective time of the merger, of the following additional conditions:

         o our representations and warranties must be true and correct, except where the failure to be true and correct is not and would not reasonably be expected to be materially adverse to

              - our business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations or assets of PolyVision or its subsidiaries, or

              -    our ability to consummate the merger;

         o our obligations under the merger agreement must be performed in all material respects;

         o Steelcase must receive a certificate, dated as of the effective time, signed by our chief executive officer or chief financial officer certifying that the above conditions, and the condition relating to material consents and approvals below, have been satisfied;

         o there must not be pending any action or proceeding by any governmental entity that has a reasonable likelihood of success seeking to

              -    make illegal or prohibit consummation of the merger,

              - restrain or prohibit Steelcase's or any of its affiliates' ownership or operation of all or a material portion of our business or assets or compel Steelcase or any of its affiliates to dispose of or hold separate all or any material portion of our business or assets, or

              - impose or confirm material limitations on the ability of Steelcase or any of its affiliates to effectively control the business or operations of PolyVision, and

              - no court, arbitrator or governmental entity will have issued any judgment, order, decree or injunction and there will not be any statute, rule or regulation that is likely, directly or indirectly, to result in any of the foregoing consequences;

         o the shareholder's agreement among Alpine, Steelcase and PV Acquisition must be in full force and effect, and Alpine must be in compliance with its terms;

         o the employment agreement between Steelcase and Michael H. Dunn must be in full force and effect, and

              - Mr. Dunn must be serving as PolyVision's chief executive officer, and

              - Mr. Dunn must not be subject to any disability or other condition that would materially impair his ability to fulfill his responsibilities as PolyVision's chief executive officer;

         o the employment agreement amendments between PolyVision and three of its senior executive officers must be in full force and effect;

         o Steelcase must receive from us a certificate that we are not a U.S. real property holding company within the meaning of the Internal Revenue Code;

         o all material third-party authorizations, consents and approvals must be received; and

         o there must not have occurred any change or event since August 24, 2001 which, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on our business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations or assets of PolyVision or its subsidiaries.


          Subject to the provisions of applicable law, at any time prior to the completion of the merger, the merger agreement may be modified or amended, and provisions waived, by written agreement of the parties. Any determination to modify, amend or waive a provision in the merger agreement would depend upon the facts and circumstances existing at the time of the modification, amendment or waiver and, in the case of PolyVision, would be made by the board of directors and special committee in the exercise of their fiduciary duties to PolyVision shareholders. However, after adoption of the merger agreement by the shareholders of PolyVision, no modification, amendment or waiver of a provision in the merger agreement may be made which reduces the amount or changes the form of the merger consideration to be received by PolyVision shareholders without the prior re-solicitation and approval of those shareholders.


Notification of Acquisition Proposals; No Solicitation

         We must promptly notify Steelcase if we or any of our officers, directors, employees, investment bankers, attorneys, accountants or other agents receive any proposals for or information requests relating to, or any negotiations or discussions are sought to be initiated or continued with respect to, any of the following (each of which is referred to as an "acquisition proposal"):

         o    any tender or exchange offer involving PolyVision;

         o any proposal for a merger, consolidation or other business combination involving PolyVision;

         o any proposal or offer to acquire in any manner any of our equity or voting debt securities which, if consummated, would result in any person acquiring beneficial ownership of our securities representing 10% or more of the outstanding combined voting power of PolyVision;

         o any proposal or offer to acquire in any manner 10% or more of our consolidated assets, including the shares of capital stock of our subsidiaries;

         o any proposal or offer with respect to any recapitalization or restructuring with respect to PolyVision; or

         o any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to PolyVision, other than the transactions contemplated by the merger agreement.

         We have agreed immediately to cease any and all existing discussions, negotiations and communications with any third party regarding any acquisition proposal. From August 24, 2001 until the earlier of the termination of the merger agreement or the effective time of the merger, we have agreed not to authorize or permit our officers, directors, affiliates or employees, or our investment bankers, attorneys, accountants or other agents, directly or indirectly, to:

         o initiate, solicit, encourage or facilitate the making of any offer or proposal which constitutes or which may be reasonably likely to lead to an acquisition proposal;

         o    enter into any agreement with respect to any acquisition proposal;
              or

         o except as set forth below, in the event of an unsolicited acquisition proposal, engage in any negotiations or discussions with, or provide any information or data to, any person, other than Steelcase, relating to any acquisition proposal.

         In connection with an unsolicited acquisition proposal, we are permitted to request all information and have discussions with any person as may be necessary for your board of directors, and the special committee, to inform themselves fully as to all significant terms and conditions of the acquisition proposal and provide material, non-public information or data regarding PolyVision, if:

         o prior to doing so, your board of directors receives an executed confidentiality agreement having customary provisions, as advised by outside legal counsel, and otherwise containing terms and provisions no less restrictive than those contained in the confidentiality agreement we entered into with Steelcase; and

         o your board of directors, or the special committee, has determined, in good faith after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

         However, having determined in good faith, following consultation with outside legal counsel, that your board of directors and the special committee are fully informed with respect to the significant terms and conditions of the acquisition proposal and its proponent, neither we nor any of our representatives will be permitted to engage in any discussions that would violate this provision.

         Your board of directors is permitted to withdraw, modify or qualify, or publicly propose to withdraw, modify or qualify, its recommendation that you vote to adopt the merger agreement, provided that the board has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law. Your board of directors is also permitted to make any other disclosure to you which the board, in its good faith judgment after consultation with outside legal counsel, deems necessary under applicable law.

Termination of the Merger Agreement

         The merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger, whether before or after our shareholders adopt the merger agreement:

         o    by the mutual written consent of Steelcase and PolyVision;

         o    by either Steelcase or PolyVision, if:

              - any statute, law, rule or regulation is enacted or promulgated by any governmental entity which prohibits the completion of the merger, or if there is an order or injunction of a court of competent jurisdiction in effect prohibiting completion of the merger, and it has become final and nonappealable, or

              - the merger is not consummated by 5:30 p.m., Eastern time, on January 3, 2002, provided that the right to terminate the merger agreement for this reason will not be available to any party whose failure to fulfill any of its obligations under the merger agreement caused the failure of the merger to occur before this time, or

              - the merger agreement is not adopted by the requisite vote of our shareholders at the special meeting or any adjournment or postponement of the special meeting;

         o    by Steelcase only, if:

              - our representations and warranties in the merger agreement are not true and correct such that we cannot satisfy the condition in the merger agreement relating to the accuracy of our representations and warranties on or before January 3, 2002, or

              - we materially breach any of our obligations under the merger agreement, and we fail to cure the breach within 30 days following our receipt of notice of the breach, or

              - your board of directors or the special committee publicly announces that it has withdrawn, or modified or changed in a manner adverse to Steelcase, its recommendation to you to adopt the merger agreement at the special meeting, or has resolved to do so, regardless of whether your board or the special committee is permitted to do so; or

         o    by PolyVision only, if:

              - the representations and warranties of Steelcase in the merger agreement are not true and correct such that they cannot satisfy the condition in the merger agreement relating to the accuracy of their representations and warranties on or before January 3, 2002, or

              - either Steelcase or PV Acquisition materially breaches any of its obligations under the merger agreement, and it fails to cure the breach within 30 days following its receipt of notice of the breach.

Termination Fee

         We must pay Steelcase a cash termination fee of $2,650,000, if either of the following occurs:

         o    We terminate the merger agreement

              - either because the special meeting was not held and the merger was not completed by 5:30 p.m., Eastern time, on January 3, 2002, or because the special meeting was held but the merger agreement was not adopted by our shareholders at the meeting, and

              - before the merger agreement is terminated, we receive an acquisition proposal that has been publicly announced from an entity not affiliated with Steelcase, and

              - within 12 months after the merger agreement is terminated, we sign an acquisition agreement with an entity not affiliated with Steelcase.

         o    Steelcase terminates the merger agreement

              - either because your board of directors or the special committee changed or withdrew its recommendation that you adopt the merger agreement, or because the special meeting was held but the merger agreement was not adopted by our shareholders at the meeting, and

              - before the merger agreement is terminated, we receive an acquisition proposal that has been publicly announced from an entity not affiliated with Steelcase, and

              - within 12 months after the merger agreement is terminated, we sign an acquisition agreement with an entity not affiliated with Steelcase.

         Steelcase will not receive the termination fee if it is in material breach of the merger agreement at the time the merger agreement is terminated.

                               RELATED AGREEMENTS


Shareholder's Agreement

         The following summary of the material terms of the shareholder's agreement is qualified in its entirety by reference to the shareholder's agreement, which is incorporated by reference in its entirety and attached as Appendix B to this proxy statement. We urge you to read the shareholder's agreement carefully and its entirety.

         Agreement to vote. In connection with the merger, Alpine, our principal shareholder, has entered into a shareholder's agreement with Steelcase and PV Acquisition. The shareholder's agreement provides that through the date of the closing of the purchase of Alpine's shares following the exercise or expiration of the call option described below, as applicable, Alpine will vote all of the shares of PolyVision held of record or beneficially owned by it:

         o in favor of approval of the merger agreement, all transactions contemplated by the merger agreement and any actions required in furtherance of the merger agreement and in furtherance of the shareholder's agreement;

         o against any action intended, or which could reasonably be expected, to impede or interfere with the merger or result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of PolyVision or its subsidiaries under the merger agreement; and

         o    except as specifically requested by Steelcase, against

              - any extraordinary corporate transaction, such as a merger, consolidation or other business combination,

              - any sale, lease, transfer or disposition by us or any of our subsidiaries of any material assets or any reorganization, recapitalization, dissolution or liquidation of PolyVision or any of our subsidiaries,

              - any change in the present capitalization of PolyVision or any amendment to our certificate of incorporation or by-laws,

              - any other material change in the corporate structure or business of PolyVision or any of its subsidiaries, or

              - any other action that is intended, or could reasonably be expected, to impede, interfere with or prevent the merger or the transactions contemplated by the merger agreement.

         Irrevocable proxy. Alpine has granted an irrevocable proxy to Steelcase to vote its shares of PolyVision on the matters and as indicated above. This proxy is irrevocable during the period of time in which Alpine is bound by the voting agreement described above. Alpine has retained the right to vote its shares of PolyVision on all matters other than those identified in the shareholder's agreement. Alpine was not paid additional consideration in connection with the shareholder's agreement.

         Grant of call option. Alpine has also granted Steelcase and PV Acquisition an irrevocable option to purchase for cash all, but not less than all, of the PolyVision shares held of record or beneficially owned by Alpine at a purchase price per share equal to $2.25 in cash for the common stock, the series B preferred stock merger consideration or the series C preferred stock merger consideration, as applicable (generally referred to as a "call option"). The call option may be exercised at any time from and after any termination of the merger agreement and prior to 11:59 p.m., Eastern time, on the 30th day after the date of such termination.

         The call option closing is subject to the satisfaction of the following conditions:

         o to the extent necessary, any applicable Hart-Scott-Rodino antitrust waiting period has expired or been terminated, and

         o there is no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction, and no statute, law, rule or regulation enacted or promulgated by any governmental entity, prohibiting the exercise of the call option or the delivery of Alpine's shares.

         If the call option is exercised and Steelcase purchases Alpine's shares, then as promptly as reasonably practicable but, in any case, not later than five business days after the call option closing, Steelcase is obligated to commence a tender offer to purchase for cash all, but not less than all, of the remaining outstanding shares of PolyVision common stock held by holders other than Steelcase or PV Acquisition, at $2.25 cash per share, without interest, and the outstanding shares of series D preferred stock at the series D preferred stock merger consideration.

         The obligation of Steelcase to accept for payment and to pay for validly tendered shares in this tender offer is only subject to the following conditions:

         o no statute, rule, regulation, judgment, order or injunction has been enacted, entered, enforced or promulgated by any governmental entity which restrains, prevents or prohibits the making or consummation of the tender offer or the consummation of a second-step merger, provided that Steelcase must use commercially reasonable efforts to have any restraint vacated or lifted; and

         o any other conditions as, after consultation with Steelcase's outside legal counsel, Steelcase determines in good faith are required by applicable law with respect to the tender offer.

         Following payment for shares tendered in the tender offer, Steelcase must take all actions reasonably necessary to cause the consummation, as promptly as reasonably practicable, of a second-step merger (referred to as a "secondary merger") in which the holders of the remaining outstanding PolyVision securities will receive net per-share consideration equal to the net per-share consideration that would have been received by holders of those securities in the merger. Steelcase must use its reasonable best efforts to acquire at least 90% of the outstanding shares of PolyVision common stock in the tender offer, so that the secondary merger may be consummated pursuant to Section 905 of the New York Business Corporation Law.

         At all times prior to Steelcase's acquisition of the outstanding shares of PolyVision common stock, other than shares owned by Steelcase or PV Acquisition, and options and warrants to purchase PolyVision common stock, the special committee will be in place to enforce on behalf of PolyVision and the holders of PolyVision common stock, other than Steelcase or PV Acquisition, and options and warrants to purchase PolyVision common stock, the provisions regarding Steelcase's obligations after the call option closing to acquire all minority interests in PolyVision.

         Indemnification. Alpine agreed to indemnify Steelcase, PV Acquisition, their officers, directors, employees, agents, representatives and affiliates from and in respect of any and all losses, damages, costs and expenses that any of these indemnified persons may incur arising out of or due to the inaccuracy or breach of any representation or warranty of Alpine contained in the shareholder's agreement, breach by Alpine of any covenant, undertaking or other agreement contained in the shareholder's agreement and enforcement of these indemnification rights.

Employment and Non-Competition Agreements

         Concurrently with the execution of the merger agreement, Steelcase entered into an employment and non-competition agreement with Michael H. Dunn, PolyVision's president and chief executive officer, which will become effective upon the consummation of the merger and supersede his existing employment agreement with PolyVision.

         Under the terms of his new employment agreement, Mr. Dunn agreed to be employed by Steelcase for a term of three years, serving in the position of president and chief executive officer of PolyVision, which will then be a wholly-owned subsidiary of Steelcase. In addition to an annual base salary of $250,000, Mr. Dunn will be paid a signing bonus of $900,000 within five days after the effective date of the merger, and a retention bonus of $200,000, payable in amounts of $100,000 on the first anniversary of the effective date and $100,000 on the second anniversary of the effective date, so long as Mr. Dunn's employment has not been terminated prior to that date. Mr. Dunn will also be eligible to participate in an annual incentive compensation program to be implemented by PolyVision's board following the merger.

         Mr. Dunn's new employment agreement, as compared to his existing employment agreement, does not provide for equity-based compensation, although he may participate in Steelcase's incentive compensation plan at the discretion of its board or compensation committee. In addition, Mr. Dunn's new employment agreement does not include any change-of-control provisions which were part of his existing agreement. Under those provisions, Mr. Dunn would have been entitled to specified payments, including a lump sum cash payment equal to three times the sum of his base salary immediately prior to termination and his highest annual bonus during the three full fiscal years prior to the merger, and various other benefits if his employment were terminated after the merger by us without cause or by Mr. Dunn with good reason (as those terms are defined in his existing employment agreement).

         The new employment agreement also contains customary non-competition and non-solicitation provisions which provide that Mr. Dunn will not, during his employment and for 24 months after termination of his employment:

         o engage, directly or indirectly, in competition with Steelcase, PolyVision or any of their affiliates within any geographic area where they conduct business involving the office furniture business;

         o solicit from any client (or potential client) doing business with Steelcase, PolyVision or any of their affiliates any business involving office furniture business, or solicit the employment or services of any person known to be employed by Steelcase, PolyVision or any of their affiliates; or

         o knowingly interfere with the business or accounts of Steelcase, PolyVision or any of their affiliates.

         The new employment agreement was entered into as required by Steelcase under the merger agreement to assure the continued availability of Mr. Dunn's services to PolyVision following the effective time of the merger, and the terms of his employment agreement were determined through arm's-length negotiations between Mr. Dunn and Steelcase.

         In addition, concurrently with the execution of the merger agreement, as a condition of Steelcase's acquisition proposal, PolyVision entered into amendments to the employment agreements of Gregory D. Cessna, president of our visual communication products group, Gary L. Edwards, our chief financial officer, treasurer and secretary, and Ian G. Hutchinson, president of our visual communication surfaces group, which will become effective upon the consummation of the merger. Each of the amendments provides the executive with a one-time bonus payment equal to his annual base salary in the respective amounts of $220,000, $208,000 and $208,000 within five days after the effective date of the merger. As a result of these amendments, if the merger is completed, these executives will not be entitled to some benefits that might otherwise have been provided under the terms of their respective employment agreements as currently in effect.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of PolyVision's common stock, as of October 10, 2001, by

         o each person known by PolyVision to be the beneficial owner of more than 5% of the outstanding common stock,

         o    each of PolyVision's directors and executive officers, and

         o    all directors and executive officers of PolyVision as a group.

         Except as otherwise noted, each person listed in the table below has sole voting and sole investment power with respect to the number of shares of common stock set forth opposite his or its name. Beneficial ownership as set forth in this table includes presently exercisable options and those options exercisable within 60 days to purchase shares of PolyVision common stock. However, the options listed in the following table do not represent shares of common stock entitled to vote at the special meeting. Only shares actually held as of the record date, and not options to acquire common stock, will be counted for purposes of voting at the special meeting.

                                                                                               Percent of
                                                        Number of Shares                      Common Stock
              Beneficial Owner                         Beneficially Owned                  Beneficially Owned
-----------------------------------------       ---------------------------------    -----------------------------
The Alpine Group, Inc....................                16,482,238(1)                            69.2%
1790 Broadway
New York, NY 10019

John Hancock Mutual Life Insurance Company                2,986,467(2)                            17.4%
200 Clarendon Street
Boston, MA 02117

Wind Point Partners III, L.P.............                 3,516,491(3)                            19.9%
676 North Michigan Avenue, Suite 3300
Chicago, IL 60611

Steven S. Elbaum.........................                16,973,913(4)                            71.1%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Ivan Berkowitz...........................                  55,676(5)                                *

Michael H. Dunn..........................                  243,750(6)                             1.7%

Lyman C. Hamilton, Jr....................                  64,251(7)                                *

James R. Kanely..........................                  93,065(8)                                *

Joseph A. Menniti........................                  353,008(9)                             2.4%

Hansel B. Millican, Jr...................                  19,153(10)                               *

Bragi F. Schut...........................                 150,146(11)                             1.1%

Gregory D. Cessna........................                  65,000(12)                               *

Ian G. Hutchinson........................                  68,750(13)                               *

Gary L. Edwards..........................                  78,300(14)                               *

Former shareholders of A. Lawer Corporation             1,750,000(15)                               11.0%
13581 Yellowstone Drive
Santa Ana, CA 92705

All executive officers and directors as a
group (12 persons).......................                  18,165,011                               71.2%
-----------------

* Percentage ownership is less than 1%.

(1) Includes 9,662,125 shares of common stock reserved for issuance upon the conversion of outstanding shares of series B preferred stock and series C preferred stock and accrued dividends. On September 4, 2001, Steelcase and PV Acquisition filed with the SEC a Schedule 13D relating to the PolyVision shares beneficially owned by Alpine, but disclaimed beneficial ownership of those shares. For information concerning the shareholder's agreement among Alpine, Steelcase and PV Acquisition, see "Related Agreements - Shareholder's Agreement" above.

(2) Represents shares of common stock reserved for issuance upon the exercise of outstanding warrants issued to John Hancock Mutual Life Insurance Company and its affiliates in connection with a $25,000,000 senior subordinated credit facility entered into in December 1998.

(3) Represents shares of common stock reserved for issuance upon the conversion of PolyVision's $8.0 million convertible note issued in connection with PolyVision's acquisition of Alliance International Group, Inc. in November 1998 from Wind Point Partners III, L.P. Richard
         R. Kracum serves as managing member of Wind Point Investors, L.L.C., a private equity investment firm which is the general partner of Wind Point Partners III, L.P.

(4) Includes the shares of common stock owned by Alpine. Mr. Elbaum may be deemed to be the beneficial owner of such shares by virtue of his position as Chairman of the Board and Chief Executive Officer of Alpine and his beneficial ownership of 20.4% of the outstanding common stock of Alpine. Also includes stock options to purchase 27,981 shares of common stock.

(5)      Includes stock options to purchase 7,343 shares of common stock.

(6)      Represents stock options to purchase 243,750 shares of common stock.

(7)      Includes stock options to purchase 8,153 shares of common stock.

(8) Includes 47 shares owned by Mr. Kanely's wife, as to which shares Mr. Kanely disclaims beneficial ownership, and stock options to purchase 1,519 shares of common stock.

(9)      Includes stock options to purchase 338,008 shares of common stock.

(10)     Includes stock options to purchase 3,153 shares of common stock.

(11)     Includes stock options to purchase 27,981 shares of common stock.

(12)     Represents stock options to purchase 65,000 shares of common stock.

(13)     Represents stock options to purchase 68,750 shares of common stock.

(14)     Includes stock options to purchase 71,000 shares of common stock.

(15) Represents 1,750,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of series D preferred stock and accrued dividends. The beneficial owners of these shares are Mark A. Lawer, Michael J. Lawer, Matthew B. Lawer and Suzanne M. Lawer, the former shareholders of A. Lawer Corporation.

                      MARKET PRICE AND DIVIDEND INFORMATION

PolyVision Market Price Data

         The common stock of PolyVision is traded on the American Stock Exchange under the symbol PLI. The following table shows the high and low closing prices per share for trades on the American Stock Exchange:

                                                         High              Low

     CALENDAR 2001
     Third Quarter (through October 10)........         $2.20             $1.05
     Second Quarter............................          1.49               .88
     First Quarter ............................          1.56               .89


     CALENDAR 2000
     Fourth Quarter............................         $2.25             $1.13
     Third Quarter.............................          2.50              2.00
     Second Quarter............................          3.00              2.00
     First Quarter ............................          3.69              2.31

     CALENDAR 1999
     Fourth Quarter............................         $2.44             $1.63
     Third Quarter.............................          2.56              1.75
     Second Quarter............................          2.94              1.69
     First Quarter.............................          3.44              1.56


Recent Closing Prices

         As of August 24, 2001, the last trading day before the public announcement of the proposed merger, the closing price of PolyVision common stock on the American Stock Exchange was $1.85 per share. On October 10, 2001, the closing price of PolyVision common stock on the American Stock Exchange was $2.18 per share. We urge you to obtain a current market price quotation for PolyVision common stock. We cannot give you any assurance as to the future price of PolyVision common stock.

Dividend Policy

         PolyVision has never declared or paid dividends on its common stock and does not expect to pay dividends on its common stock at any time in the foreseeable future. The terms of PolyVision's senior credit facilities prohibit the payment of common stock dividends. The terms of PolyVision's series B, series C and series D preferred stock prohibit PolyVision from paying dividends on all classes of stock junior to such stock, including the common stock, while shares of PolyVision's series B, series C and series D preferred stock remain outstanding. In addition, the merger agreement prohibits, prior to the effective time of the merger, the payment of any dividends with respect to PolyVision's common stock without Steelcase's prior consent.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         PolyVision has made "forward-looking statements" in this document within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the beliefs and assumptions of management of PolyVision, and on information currently available to it. Forward-looking statements include expectations, beliefs and other information concerning possible or assumed future results of operation of PolyVision set forth under "Summary Term Sheet," "The Merger -- Background of the

Merger," "-- Reasons for the Merger; Recommendation of the Board of Directors," "-- Opinion of Special Committee Financial Advisor" and "-- Financial Projections," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "budgets" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results of the combined company following the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond PolyVision's ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements.

                              SHAREHOLDER PROPOSALS

         If the merger does not occur, proposals submitted by PolyVision shareholders for presentation at PolyVision's 2002 annual meeting of shareholders should be received by PolyVision no later than January 31, 2002 in order to be eligible for inclusion in the proxy statement and proxy form relating to the 2002 annual meeting. PolyVision has not received any shareholder proposal to date.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the PolyVision board does not know of any other matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the enclosed form of proxy will be deemed to confer authority to the individuals named as proxies to vote your shares represented by such proxy with respect to any additional matters that are within the purposes set forth in the notice of the special meeting as determined by a majority of the PolyVision board.

                       WHERE YOU CAN FIND MORE INFORMATION

         PolyVision files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission as it is currently subject to the informational requirements of the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. PolyVision's public filings are also available to you from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http:// www.sec.gov."


         You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 17, 2001.
You should not assume that the information contained in the proxy statement is accurate as of any date other than that date.

                                                                      APPENDIX A
                                              (Conformed as per Amendment No. 1,
                                                         dated October 15, 2001)




                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                               STEELCASE INC.,


                             PV ACQUISITION, INC.


                                       and


                             POLYVISION CORPORATION


                                      dated


                                 August 24, 2001

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1  THE MERGER; EFFECTIVE TIME; CLOSING.............................A-5
  Section 1.1 The Merger...................................................A-5
  Section 1.2 Effective Time...............................................A-5
  Section 1.3 Closing......................................................A-6
  Section 1.4 Effects of the Merger........................................A-6
ARTICLE 2  THE SURVIVING CORPORATION.......................................A-6
  Section 2.1 Certificate of Incorporation.................................A-6
  Section 2.2 By-laws......................................................A-6
  Section 2.3 Directors and Officers of the Surviving Corporation..........A-6
ARTICLE 3  CONVERSION OF SECURITIES........................................A-6
  Section 3.1 Conversion of Shares.........................................A-6
  Section 3.2 Appraisal Rights............................................ A-7
  Section 3.3 Exchange of Certificates.....................................A-8
  Section 3.4 Adjustment of Merger Consideration...........................A-9
  Section 3.5 Stock Options................................................A-9
  Section 3.6 Warrants.....................................................A-9
  Section 3.7 Convertible Note............................................A-10
  Section 3.8 Withholding Rights..........................................A-10
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................A-10
  Section 4.1 Organization................................................A-10
  Section 4.2 Subsidiaries and Affiliates.................................A-11
  Section 4.3 Capitalization..............................................A-12
  Section 4.4 Authorization; Validity of Agreement; Company Action........A-13
  Section 4.5 Special Committee and Board Approvals.......................A-13
  Section 4.6 Consents and Approvals; No Violations.......................A-14
  Section 4.7 Company SEC Documents and Financial Statements..............A-14
  Section 4.8 Absence of Certain Changes..................................A-15
  Section 4.9 No Undisclosed Liabilities; Indebtedness....................A-16
  Section 4.10  Litigation................................................A-17
  Section 4.11  Employee Benefit Plans; ERISA.............................A-17
  Section 4.12  Taxes.....................................................A-21
  Section 4.13  Contracts.................................................A-23
  Section 4.14  Real and Personal Property................................A-25
  Section 4.15  Intellectual Property.....................................A-25
  Section 4.16  Related Party Transactions................................A-27
  Section 4.17  Labor Matters.............................................A-27
  Section 4.18  Compliance with Laws......................................A-28
  Section 4.19  Assets....................................................A-28

                                                                          Page
                                                                          ----

  Section 4.20  Customers and Suppliers...................................A-28
  Section 4.21  Environmental Matters.....................................A-28
  Section 4.22  Insurance.................................................A-30
  Section 4.23  Proxy Statement...........................................A-31
  Section 4.24  Opinion of Financial Advisor..............................A-31
  Section 4.25  Brokers...................................................A-31
ARTICLE 5  REPRESENTATIONS AND WARRANTIES  OF PARENT AND MERGER
              SUB.........................................................A-31
  Section 5.1 Organization................................................A-31
  Section 5.2 Authorization; Validity of Agreement; Necessary Action......A-31
  Section 5.3 Consents and Approvals; No Violations.......................A-32
  Section 5.4 Information in the Proxy Statement..........................A-32
  Section 5.5 Brokers.....................................................A-32
  Section 5.6 Financing...................................................A-32
  Section 5.7 Interim Operations of Merger Sub............................A-33
ARTICLE 6  COVENANTS RELATING TO CONDUCT OF BUSINESS......................A-33
  Section 6.1 Conduct of Business of the Company..........................A-33
  Section 6.2 Notification of Acquisition Proposals.......................A-35
  Section 6.3 No Solicitation.............................................A-36
ARTICLE 7  ADDITIONAL AGREEMENTS..........................................A-37
  Section 7.1 Special Meeting; Proxy Statement; Adoption of  Agreement....A-37
  Section 7.2 Reasonable Best Efforts; Consents and Approvals.............A-37
  Section 7.3 Notification of Certain Matters.............................A-38
  Section 7.4 Access; Confidentiality.....................................A-38
  Section 7.5 Publicity...................................................A-39
  Section 7.6 Insurance and Indemnification...............................A-39
  Section 7.7 Determination Letters; Multiemployer Plans..................A-40
  Section 7.8 Employment and Benefit Arrangements.........................A-40
  Section 7.9 Transfer of Certain Intellectual Property...................A-41
  Section 7.10Third Party Standstill Agreem..ents.........................A-41
  Section 7.11  Takeover Laws.............................................A-41
ARTICLE 8  CONDITIONS.....................................................A-41
  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger..A-41
  Section 8.2 Conditions to the Company's Obligation to Effect the Merger.A-41
  Section 8.3 Conditions to Parent's and Merger Sub's Obligations to Effect
              the Merger..................................................A-42
ARTICLE 9  TERMINATION....................................................A-43
  Section 9.1 Termination.................................................A-43
  Section 9.2 Effect of Termination.......................................A-44
ARTICLE 10  MISCELLANEOUS.................................................A-44
  Section 10.1  Amendment and Modification................................A-44
  Section 10.2  Non-survival of Representations and Warranties............A-44

                                                                          Page
                                                                          ----
  Section 10.3  Expenses..................................................A-45
  Section 10.4  Notices...................................................A-45
  Section 10.5  Interpretation............................................A-46
  Section 10.6  Jurisdiction..............................................A-47
  Section 10.7  Service of Process........................................A-47
  Section 10.8  Specific Performance......................................A-47
  Section 10.9  Counterparts..............................................A-47
  Section 10.10 Entire Agreement; No Third-Party Beneficiaries............A-47
  Section 10.11 Severability..............................................A-47
  Section 10.12 Governing Law.............................................A-48
  Section 10.13 Assignment................................................A-48
  Section 10.14 Special Committee Enforcement.............................A-48

  Signature Page..........................................................A-49
  Annex A.................................................................A-50

                          AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated August 24, 2001, by and among Steelcase Inc., a Michigan corporation ("Parent"), PV Acquisition, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and PolyVision Corporation, a New York corporation formed under the name RT Acquisition Associates, Inc. (the "Company").

      WHEREAS, it is the intention of the parties that, in accordance with the New York Business Corporation Law, as amended (the "BCL"), and upon the terms and subject to the conditions set forth herein, Merger Sub shall merge with and into the Company, with the Company being the surviving corporation of such merger (the "Merger");

      WHEREAS, each of the board of directors of the Company (the "Company Board of Directors") and a special committee of the Company Board of Directors (the "Special Committee") composed entirely of directors who have no material ownership interest in, or any employment or consulting relationship with, the principal shareholder of the Company, The Alpine Group, Inc., a Delaware corporation (the "Shareholder"), and who are not officers of the Company has unanimously determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its shareholders (other than the Shareholder), and the Company Board of Directors has unanimously adopted this Agreement;

      WHEREAS, the board of directors of Merger Sub and Parent, as the sole shareholder of Merger Sub, have each approved and adopted this Agreement and have approved the Merger and the other transactions contemplated hereby (collectively, including the Merger, the "Transactions");

      WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, the Shareholder is entering into a shareholder's agreement, dated as of the date hereof (the "Shareholder's Agreement"), with Parent and Merger Sub substantially in the form of Exhibit A hereto; and

      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with, and also to prescribe certain conditions to, the Merger.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                       THE MERGER; EFFECTIVE TIME; CLOSING

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the BCL, at the Effective Time (as defined in Section 1.2), the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease and (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of New York. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."

      Section 1.2 Effective Time. Parent, Merger Sub and the Company shall cause an appropriate certificate of merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.3) with the Secretary of State of the State of New York as provided in Section 904 of the BCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of New York, or such later date as agreed upon by the parties, such date being hereinafter referred to as the "Effective Time."

      Section 1.3 Closing. The closing of the Merger (the "Closing") will take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York at 10:00 a.m., Eastern time, on the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII or (b) at such other place, time and date as Parent and the Company may agree.

      Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the BCL and in this Agreement.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

      Section 2.1 Certificate of Incorporation. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be PolyVision Corporation, until thereafter amended in accordance with the BCL.

      Section 2.2 By-laws. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be PolyVision Corporation, until thereafter amended in accordance with the BCL and the certificate of incorporation of the Surviving Corporation.

      Section 2.3 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                                   ARTICLE III

                            CONVERSION OF SECURITIES

      Section 3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Company or Merger Sub or any of the parties hereto:

            (a) Each share of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 3.1(e)) shall be canceled and shall be converted automatically into the right to receive $2.25 in cash (the "Common Stock Merger Consideration") payable, without interest, to the holder of such share of Company Common Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Company Common Stock.

            (b) Each share of Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock") designated as Series B Preferred (the "Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred Stock to be canceled pursuant to Section 3.1(e) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the sum of (x) the liquidation preference associated with such share of Series B Preferred Stock (i.e., $50) plus (y) the accrued and unpaid dividends on such share of Series B Preferred Stock (the "Series B Preferred Stock Merger Consideration"), payable, without interest, to the holder of such share of Series B Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Series B Preferred Stock.

            (c) Each share of Company Preferred Stock designated as Series C Preferred (the "Series C Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Series C Preferred Stock to be canceled pursuant to Section 3.1(e) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the product of (x) the Common Stock Merger Consideration multiplied by (y) the number of shares of Company Common Stock into which such share of Series C Preferred Stock is convertible immediately prior to the Effective Time (the "Series C Preferred Stock Merger Consideration"), payable, without interest, to the holder of such share of Series C Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Series C Preferred Stock.

(d) Each share of Company Preferred Stock designated as Series D Preferred (the "Series D Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Series D Preferred Stock to be canceled pursuant to Section 3.1(e) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash equal to the sum of (x) the liquidation preference associated with such share of Series D Preferred Stock (i.e., $50) plus (y) the accrued and unpaid dividends on such share of Series D Preferred Stock (the "Series D Preferred Stock Merger Consideration"), payable, without interest, to the holder of such share of Series D Preferred Stock, upon surrender, in the manner provided in Section 3.3, of the certificate that formerly evidenced such share of Series D Preferred Stock.

            (e) Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time and each share of Company Common Stock and Company Preferred Stock owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto.

            (f) Each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the share so converted, and all such shares of Surviving Corporation common stock shall constitute the only outstanding shares of the Surviving Corporation immediately after the Effective Time.

      Section 3.2 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding immediately prior to the Effective Time and held by a holder that has the right to receive payment of the fair value of such holder's shares pursuant to Section 910 of the BCL and has complied with the provisions of Section 623 of the BCL ("Dissenting Shares") shall not be converted into the right to receive the Series B Preferred Stock Merger Consideration, Series C Preferred Stock Merger Consideration or Series D Preferred Stock Merger Consideration, as applicable, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Series B Preferred Stock Merger Consideration, Series C Preferred Stock Merger Consideration or Series D Preferred Stock Merger Consideration, as applicable. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      Section 3.3  Exchange of Certificates.

            (a) Paying Agent. Prior to the Effective Time, Parent shall designate an agent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), for the holders of shares of Company Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the "Shares") in connection with the Merger and to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.1. Prior to the Effective Time, Parent or Merger Sub shall make available to the Paying Agent the aggregate of the Common Stock Merger Consideration, Series B Preferred Stock Merger Consideration, Series C Preferred Stock Merger Consideration and Series D Preferred Stock Merger Consideration payable with respect to Shares to be converted pursuant to Section 3.1 ("Merger Consideration"). Such funds shall be held by the Paying Agent in a separate account established for the benefit of holders of Shares and may be invested by the Paying Agent in obligations of or guaranteed by the United States government or in other investment-grade debt instruments pending payment thereof by the Paying Agent to the holders of the Shares. Earnings on such funds shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

            (b) Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record of Shares that were converted pursuant to Section 3.1 into the right to receive Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon delivery to the Paying Agent of the certificates evidencing ownership thereof (the "Certificates") and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person (as hereinafter defined) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent to the making of such payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes (as hereinafter defined) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed from and after the Effective Time to represent only the right to receive the applicable Merger Consideration, without any interest thereon.

            (c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the share records of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

            (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their

Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      Section 3.4 Adjustment of Merger Consideration. The parties understand and agree that the per-share Merger Consideration has been calculated based upon the accuracy of the representation and warranty set forth in Section 4.3 and that, in the event the number of outstanding Company shares or Company shares issuable upon the conversion of securities or the exercise of options or other agreements exceeds the amounts specifically set forth in Section 4.3 (including as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or stock equivalent of the Company, recapitalization, or other like change occurring after the date of this Agreement), the per-share Merger Consideration shall be appropriately adjusted downward. The provisions of this Section 3.4 shall not, however, affect the representation and warranty set forth in Section 4.3.

      Section 3.5 Stock Options.

            (a) Prior to the Effective Time, the Company shall take all action, including obtaining consents from holders of Options (as defined below), necessary to cause each unexpired and unexercised stock option under the PolyVision 2000 Nonemployee Director Stock Option Plan, the PolyVision 1999 Stock Option Plan, the PolyVision 1994 Stock Option Plan and the Company's 1995 Directors Stock Option Plan (collectively, the "Option Plans") or otherwise granted by the Company other than pursuant to any of the Option Plans (each an "Option"), whether vested or unvested, to be canceled immediately prior to the Effective Time. In consideration for such cancellation, the holder of each such Option shall receive at or as soon as reasonably practicable after the Effective Time a cash payment from the Company equal to the product of (i) the total number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time and (ii) the excess (if any) of (x) the Common Stock Merger Consideration over (y) the exercise price per share subject to such Option as in effect immediately prior to the Effective Time.

            (b) The Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) resulting from the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to shares of Company Common Stock to be exempt under Rule 16b-3 promulgated under the Exchange Act. By adopting or approving this Agreement, the Company Board of Directors shall be deemed to have approved and authorized, and the shareholders of the Company shall be deemed to have approved and ratified, each and every amendment to (and such other actions in respect of) the Option Plans (and any other plan) and the agreements evidencing awards under the Option Plans (and any other plan) as the officers of the Company may deem necessary or appropriate to give effect to the provisions of this Section 3.5.

         Section 3.6 Warrants. From and after the Effective Time, each of the warrants of the Company to purchase Company Common Stock governed by the Warrant Agreement, dated as of December 30, 1998, among the Company, John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Hancock Mezzanine Partners, L.P. (collectively, the "Warrants") issued and outstanding immediately prior to the Effective Time shall, in accordance with the terms of such Warrant, represent the right, upon exercise thereof and payment of the aggregate Exercise Price (as defined in such Warrant), to receive in cash, without interest, a payment equal to the product of (i) the number of shares of Company Common Stock that would have been subject to issuance upon the exercise of such Warrant, had such exercise occurred immediately prior to the Effective Time and

(ii) the Common Stock Merger Consideration, such cash payment to bereduced by any required withholding of Taxes.

      Section 3.7 Convertible Note. From and after the Effective Time, the Company's $8,000,000 10% convertible subordinated promissory note, dated November 20, 1998, payable to Wind Point Partners III, L.P. (the "Convertible Note") shall, in accordance with the terms of the Convertible Note, represent the right, upon conversion thereof in accordance with its terms, to receive in cash, without interest, a single lump sum cash payment equal to the product of
(i) the number of shares of Company Common Stock issuable upon the conversion of such Convertible Note in accordance with its terms immediately prior to the Effective Time and (ii) the Common Stock Merger Consideration, such cash payment to be reduced by any required withholding of Taxes.

      Section 3.8 Withholding Rights Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in a schedule prepared and signed by the Company and delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as set forth below. Each exception set forth in the Company Disclosure Schedule and each other response to this Agreement set forth in the Company Disclosure Schedule shall be identified by reference to, or be grouped under a heading referring to, a specific individual section, subsection, paragraph or subparagraph of this Agreement and shall relate only to such section, subsection, paragraph or subparagraph, as applicable, except to the extent that one portion of the Company Disclosure Schedule specifically refers to another portion thereof by specific cross reference.

         Section 4.1 Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Change" or "Company Material Adverse Effect" means any change, event or effect, as the case may be, that, individually or together with any other change, event or effect, is or would reasonably be expected to be materially adverse to (y) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations or assets of the Company and the Company Subsidiaries, taken as a whole, or (z) the Company's ability to consummate the Transactions; provided, however, that in determining whether there has occurred a Company Material Adverse Change or Company Material Adverse Effect, any adverse change or effect principally attributable to the breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or obligations under this Agreement shall be disregarded.

            (b) Except as set forth in Section 4.1(b) of the Company Disclosure Schedule, the Company is duly qualified or licensed to do business and in good standing in each jurisdiction where the Company's ownership or leasing of property or the conduct of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed to do business and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each such jurisdiction is listed in Section 4.1(b) of the Company Disclosure Schedule.

            (c) Complete and correct copies of the certificate of incorporation and by-laws of the Company, as amended to date (together, the "Company Organizational Documents"), have been delivered to Parent prior to the date hereof. Such copies are complete and correct copies of such documents as in effect on the date hereof. The Company is not in violation of any provision of the Company Organizational Documents.

         Section 4.2 Subsidiaries and Affiliates. (a) Section 4.2(a) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization and authorized and, as of the date of this Agreement, the outstanding capital of each Company Subsidiary (as defined below). Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect equity or ownership interest in any business. All of the outstanding capital stock (or similar equity interests) of each Company Subsidiary is (or are) owned directly or indirectly by the Company free and clear of any material liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever, and is (or are) validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock (or similar equity interests) of any such Company Subsidiary to any person except the Company or another wholly-owned Company Subsidiary. As used in this Agreement, the term "Company Subsidiary" means each Person which is a Subsidiary of the Company; the term "Subsidiary" means, with respect to any party, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization or entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership); and the term "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity (as defined below) or other entity or organization.

            (b) Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has full power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business as a foreign Person and in good standing in each jurisdiction where such Company Subsidiary's ownership or leasing of property or the conduct of its business makes such qualification or license necessary, except where the failure to have such licenses, authorizations, permits, consents or approvals, and the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each such jurisdiction is listed in Section 4.2(b) of the Company Disclosure Schedule.

            (c) Copies of the certificate of incorporation and by-laws or similar organizational documents of each Company Subsidiary, as amended to date (collectively, the "Subsidiary Organizational Documents"), have been delivered or made available to Parent prior to the date hereof. Such copies are complete and correct copies of such documents as in effect on the date hereof. No Company Subsidiary is in material violation of any provision of its Subsidiary Organizational Documents.

      Section 4.3  Capitalization.

            (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,500,000 shares of Company Preferred Stock, of which, as the date hereof, (i) 14,168,527 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 255,000 shares of Series B Preferred Stock are issued and outstanding, all of which are owned of record by the Shareholder, (iv) 140,000 shares of Series C Preferred Stock are issued and outstanding, all of which are owned of record by the Shareholder, (v) 120,000 shares of Series D Preferred Stock are issued and outstanding, all of which are owned of record in equal number by Matthew B. Lawer, Suzanne M. Lawer, the Lawer Family Trust and Michael J. Lawer, (vi) no shares of Company Preferred Stock are held in the treasury of the Company, (vii) an aggregate of 2,519,372 shares of Company Common Stock are reserved for future issuance pursuant to, or upon exercise of the Options, (viii) 5,317,813 shares of Company Common Stock are reserved for issuance upon conversion of the Series B Preferred Stock and accrued dividends thereon, (ix) 4,311,375 shares of Common Stock are reserved for issuance upon conversion of the Series C Preferred Stock and accrued dividends thereon, (x) 1,744,333 shares of Company Common Stock are reserved for issuance upon conversion of the Series D Preferred Stock and accrued dividends thereon, (xi) 2,986,467 shares of Company Common Stock are reserved for issuance pursuant to, or upon exercise of the Warrants, (xii) 3,499,988 shares of Company Common Stock are reserved for issuance upon conversion of the Convertible Note and (xiii) no shares of Company Common Stock are reserved for issuance under the Company's 1995 Directors Stock Grant Plan. Section 4.3(a) of the Company Disclosure Schedule sets forth (A) for each series of Company Preferred Stock,
(1) the number of shares outstanding, the per-share conversion price, the aggregate dollar amount of accrued dividends with respect to such shares and the number of shares of Company Common Stock into which such shares and accrued dividends are convertible, in each case as of August 23, 2001 and (2) the name and address of each record holder of shares and the number of shares owned of record by each such holder as of August 23, 2001 (B) the number of shares of Company Common Stock issuable upon conversion of the Convertible Note as of August 23, 2001, (C) the number of shares of Company Common Stock issuable upon exercise of the Warrants and (D) the number of shares issuable upon exercise of all outstanding Options as of August 23, 2001.

            (b) All of the outstanding shares of the Company's capital stock are, and all shares which may be issued upon conversion of Company Preferred Stock or the Convertible Note or upon the exercise of the Warrants or the Options, when issued in accordance with the terms of the applicable security, will be, duly authorized, validly issued, fully paid and non-assessable. No indebtedness of the Company or any Company Subsidiary having general voting rights (or convertible into securities having such rights) ("Voting Debt") has been issued or is outstanding. Except as disclosed in this Section 4.3 or as set forth in Section 4.3(b) of the Company Disclosure Schedule, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of or other equity interests in the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer, register or sell or cause to be issued, transferred, registered or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(ii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or any of the capital stock of or other equity interests in any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

            (c) Section 4.3(c) of the Company Disclosure Schedule sets forth, with respect to each existing Option, the name of the holder and the number of shares issuable, and the per-share purchase price payable therefor, upon the exercise of such Option. Each such Option has been granted to an employee or director of the Company in the ordinary course of business consistent with past practice and has been granted under one of the Option Plans pursuant to an option award agreement substantially in the form attached to Section 4.3(c) of the Company Disclosure Schedule.

            (d) Except for the Shareholder's Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party, or of which the Company is otherwise aware, with respect to the voting of the capital stock of or other equity interests in the Company or any of the Company Subsidiaries.

            (e) Except as set forth in Section 4.3(e) of the Company Disclosure Schedule, all dividends or distributions in respect of capital stock of the Company or any Company Subsidiary that have been declared or authorized have been paid in full.

      Section 4.4 Authorization; Validity of Agreement; Company Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate power and authority to perform the Transactions. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation by the Company of the Transactions, have been duly and validly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions, other than the adoption of this Agreement by (i) the holders of not less than 66-2/3% of the outstanding shares of Company Common Stock, Series B Preferred Stock and Series C Preferred Stock, as of the Record Date, voting together as a single class, (ii) holders of a majority of the outstanding shares of Series B Preferred Stock, as of the Record Date, voting as a separate class, and (iii) holders of a majority of the outstanding shares of Series C Preferred Stock, as of the Record Date, voting as a separate class, in each case in accordance with the Company Organizational Documents and Section 903 of the BCL. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 4.5 Special Committee and Board Approvals. The Special Committee, at a meeting duly called and held, has unanimously (a) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the shareholders of the Company (other than the Shareholder) and (b) voted to recommend to the Company Board of Directors that it adopt this Agreement, approve the Shareholder's Agreement and the acquisition thereunder of shares of the Company by Parent or Merger Sub, approve the Merger, approve the other Transactions and submit this Agreement to a vote of the shareholders of the Company, and none of the aforesaid actions by the Special Committee has been amended, rescinded or modified, except to the extent contemplated by Section 6.3 after the date of this Agreement. The Company Board of Directors, at a meeting duly called and held, has unanimously (x) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the shareholders of the Company (other than the Shareholder), (y) duly and validly adopted this Agreement, approved the Shareholder's Agreement and the acquisition thereunder of shares of the Company by Parent or Merger Sub, approved the Merger and the other Transactions and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions and
(z) resolved to submit this Agreement to a vote of the shareholders of the Company and recommend that the shareholders of the Company adopt this Agreement, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified, except to the extent contemplated by Section 6.3 after the date of this Agreement. Such action taken by the Company Board of Directors constitutes approval by the Company Board of Directors of the Merger and the other Transactions, including the acquisition under the Shareholder's Agreement of shares of the Company by Parent or Merger Sub and the other transactions contemplated by the Shareholder's Agreement, for purposes of Section 912 of the BCL, and, to the Company's knowledge, no other state takeover statute or similar statute or regulation in any jurisdiction in which the Company does business is applicable to the Transactions.

      Section 4.6 Consents and Approvals; No Violations. Except as disclosed in
Section 4.6 of the Company Disclosure Schedule, none of the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, or the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the Company Organizational Documents or Subsidiary Organizational Documents, state securities or blue sky laws or the BCL, (ii) require any material filing by the Company or any Company Subsidiary with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "Governmental Entity") (except for (A) the filing with the SEC of the proxy statement relating to the Special Meeting (as defined in Section 7.1(a)(i)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and such other statements and reports under the Exchange Act as may be required in connection with this Agreement and the Transactions,
(B) any filings as may be required under the BCL in connection with the Merger,
(C) any filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable foreign competition, antitrust or investment laws, (D) any filings as may be required with the American Stock Exchange in connection with this Agreement and the Transactions and (E) any filings as may be required under state securities or "blue sky" laws in connection with this Agreement and the Transactions), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Company Agreement (as defined below) or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (ii), (iii) and (iv), for any failures to make such filings and failures to obtain such permits, authorizations, consents or approvals and any such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation by the Company of the Transactions. As used in this Agreement, "Company Agreement" means any note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound.

         Section 4.7 Company SEC Documents and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Company SEC Documents"). As of its filing date or, if amended, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of its filing date or, if amended, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective and as of the date of any such supplement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. All of the audited financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (collectively, the "Financial Statements") (i) have been prepared from, are in accordance with and accurately reflect the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein which were not and are not expected, individually or in the aggregate, to be material in amount) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

      Section 4.8 Absence of Certain Changes. Except as (i) contemplated by this Agreement or (ii) set forth in Section 4.8 of the Company Disclosure Schedule, since December 31, 2000 (the "Balance Sheet Date"), each of the Company and each Company Subsidiary has conducted its respective business only in the ordinary course of business and in a manner consistent with past practice in all material respects. Without limiting the generality of the foregoing, from the Balance Sheet Date through the date of this Agreement, neither the Company nor any Company Subsidiary has:

            (a)   suffered any Company Material Adverse Change;

            (b) incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise) or increased (except for non-material increases in the ordinary course of business and consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

            (c) paid, discharged or satisfied any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations reflected or reserved against in the Company's audited balance sheet as of the Balance Sheet Date or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

            (d) permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance (as defined below);

            (e) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice;

            (f) cancelled any material debts or waived any claims or rights of substantial value;

            (g) sold, transferred, or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business consistent with past practice;

            (h) disposed of or permitted to lapse any rights to the use of any material Intellectual Property, or disposed of or disclosed to any person other than representatives of Parent any material trade secret, formula, process, know-how or other material Business Intellectual Property not theretofore a matter of public knowledge;

            (i) granted any general increase in the compensation or benefits of officers or employees (including any such increase pursuant to any bonus, pension, severance, profitsharing or other plan, agreement or commitment) or any increase in the compensation or benefits payable or to become payable to any officer or employee, except in the ordinary course of business consistent with past practice;

            (j) made any single capital expenditure or commitment in excess of $100,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $500,000 (on a consolidated basis) for additions to property, plant, equipment or intangible capital assets;

            (k) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, except, in the case of the Company, for quarterly dividends (including any accrued and unpaid quarterly dividends) to the extent provided for in, and in an amount not to exceed that required by, the Company's certificate of incorporation with respect to the Company Preferred Stock, provided that in no event shall any such dividend have accrued or become payable at a rate in excess of (A) $4.00 per share at an annual rate in the case of the Series D Preferred Stock and (B) $4.50 per share at an annual rate in the case of the Series B Preferred Stock and the Series C Preferred Stock, and provided further that the record date for any such dividend shall in no event be earlier than 10 days prior to the date on which such dividend is payable, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

            (l) made any change in any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP, or made or changed any express or deemed election for Tax (as defined below) purposes or any offer to settle or compromise or any settlement or compromise of any liability with respect to Taxes (as defined below);

            (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the year 2001; or

            (n) agreed, whether in writing or otherwise, to take any action described in this Section 4.8.

As used in this Agreement, the term "Encumbrance" means any lien, charge, security interest, option, claim, mortgage, pledge, or other encumbrance or restriction of any nature whatsoever, provided, however, that the term Encumbrance shall not include any lien for Taxes not then due and payable, statutory lien or lien not materially interfering with the use or value of the property subject to such lien.

      Section 4.9 No Undisclosed Liabilities; Indebtedness. Except (i) as disclosed in the Financial Statements as of the Balance Sheet Date, (ii) as disclosed in any Company SEC Documents dated or filed with the SEC since the Balance Sheet Date or (iii) as disclosed in Section 4.9(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any material liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise. As of the date of this Agreement, the Company had outstanding indebtedness, comprising all liabilities of the Company and the Company Subsidiaries on a consolidated basis, whether primary or secondary or absolute or contingent (including indebtedness for borrowed money; indebtedness evidenced by notes, bonds, debentures or similar instruments; capital lease obligations; and indebtedness secured by liens on any assets of the Company or any Company Subsidiary), of $103,700,000. Section 4.9(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any indebtedness which will accelerate or become due or which provides for a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the Transactions, except for any such instruments which individually and in the aggregate, evidence an immaterial amount of such indebtedness.

      Section 4.10 Litigation. Except as set forth in Section 4.10 of the Company Disclosure Schedule:

            (a) (i) there is no material action, suit, claim (including any worker's compensation claim), litigation or other proceeding (including arbitration proceeding or alternative dispute resolution proceeding) or investigation pending or, to the knowledge of the Company, threatened against or naming as a party thereto, and there is no action, suit, claim (including arbitration proceeding or alternative dispute resolution proceeding) or investigation materially affecting, (A) the Company or any Company Subsidiary or
(B) to the knowledge of the Company, any of the Company's or any Company Subsidiary's current or former directors or officers, in such capacities, or any other Person who may be entitled to indemnification by the Company or any Company Subsidiary in connection therewith, and (ii) the Company does not know or have any reason to know of any valid basis for any such suit, claim, action or proceeding; and

            (b) there is no outstanding or, to the knowledge of the Company, threatened material order, judgment, injunction, award or decree of any Governmental Entity against (i) the Company, any Company Subsidiary or any of their respective properties, assets or businesses or (ii) to the knowledge of the Company, any of the Company's or any Company Subsidiary's current or former directors or officers, in such capacities, or any other Person who may be entitled to indemnification by the Company or any Company Subsidiary in connection therewith.

      Section 4.11  Employee Benefit Plans; ERISA.

            (a) Section 4.11(a) of the Company Disclosure Schedule contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, restricted stock, performance unit, phantom stock, dental, health, accident, life, accidental death and dismemberment, fringe, cafeteria, scholarship, flexible spending arrangement or reimbursement, group legal services, long term care, dependent care, vacation, paid time off, sick leave, educational assistance, wellness, employee assistance program, adoption assistance, vision, voluntary employees beneficiary association, other insurance, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any Company Subsidiary, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any Company Subsidiary would be deemed a "single employer" within the meaning of section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any current or former employee or director of the Company, or any Company Subsidiary or any ERISA Affiliate, whether formal or informal and with respect to which the Company or any ERISA Affiliate may have any liabilities or obligations (the "Plans"). Section 4.11(a) of the Company Disclosure Schedule separately identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined, respectively, in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

            (b) Except as disclosed in Section 4.11(b) of the Company Disclosure Schedule, with respect to each of the Plans, the Company has heretofore delivered to Parent true and complete copies of each of the following documents, as applicable:

                  (i) the Plan (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

                  (ii) the annual report on Internal Revenue Service ("IRS"")
            Form 5500 Series, if required under ERISA or the Internal Revenue Code of 1986, as amended (the "Code""), with respect to each Plan for the last three plan years ending prior to the date of this Agreement for which such a report was filed;

                  (iii) the actuarial report, if required under ERISA, with
            respect to each ERISA Plan for the last three plan years ending prior to the date of this Agreement;

                  (iv) the most recent Summary Plan Description, together with all Summary of Material Modifications issued with respect to such Summary Plan Description, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                  (v) if the Plan is funded through a trust or any other funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                  (vi) all contracts relating to the Plans with respect to which the Company, any Company Subsidiary or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                  (vii) the most recent determination letter received from the
            IRS with respect to each Plan that is intended to be qualified under section 401(a) of the Code.

            (c) No liability under Title IV of ERISA has been incurred by the Company, any Company Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and, to the Company's knowledge, no condition exists that presents a material risk to the Company, any Company Subsidiary or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due to the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. Insofar as the representation made in this Section 4.11(c) applies to section 4064, 4069 or 4204 of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any Company Subsidiary or any ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the last day of the most recent plan year ended before the date of this Agreement. The PBGC has not instituted proceedings to terminate any Plan and no condition exists that presents a material risk that such proceedings will be instituted.

            (d) With respect to each of the ERISA Plans that is subject to Title IV of ERISA (a "Title IV Plan"), the present value of projected benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such projected benefit obligations.

            (e) None of the Company, any Company Subsidiary, any ERISA Affiliate, any of the Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any Company Subsidiary or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

            (f) All contributions and premiums required to be paid under the terms of each of the ERISA Plans and section 302 of ERISA and section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or a Company Subsidiary. No Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), whether or not waived.

            (g) With respect to any Title IV Plan that is a "multiemployer pension plan," as such term is defined in section 3(37) of ERISA, (i) neither the Company nor any ERISA Affiliate has, since May 11, 1987, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of such a complete or partial withdrawal, and neither Company nor any ERISA Affiliate has been assessed any withdrawal liability,
(iii) neither the Company nor any ERISA Affiliate has any contingent liability under section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such Plan will go into reorganization and (v) to the knowledge of the Company, there is no unfunded liability with respect to the Company's participation in any such Plan. The Company has no liability or other obligation under any such Plan other than the liability to make contributions in respect of benefit liabilities arising in the ordinary and ongoing course of business. If any Title IV Plan is a "multiemployer pension plan," neither the Company nor any ERISA Affiliate would have any aggregate withdrawal liability if a complete withdrawal by the Company and the ERISA Affiliates were to occur under each such Plan on the date hereof.

            (h)   No Plan is described in section 4063(a) of ERISA.

            (i) Except as disclosed in Section 4.11(i) of the Company Disclosure Schedule, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

            (j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified or may be retroactively amended within the remedial amendment period under Section 401(b) of the Code to be so qualified. Except as disclosed in Section 4.11(j) of the Company Disclosure Schedule, the Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status. With respect to each ERISA Plan set forth in Section 4.11(j) of the Company Disclosure Schedule, the Company has set forth in Section 4.11(j) of the Company Disclosure Schedule the reasons for any potential failure of such ERISA Plan to be so qualified.

            (k) Any Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

            (l) Except as disclosed in Section 4.11(l) of the Company Disclosure Schedule, no amounts payable (individually or collectively and whether in cash, capital stock of the Company or other property) under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any Company Subsidiary may have any liability will, as a direct or indirect result of the Transactions, fail to be deductible for federal income tax purposes by virtue of section 162(m) or section 280G of the Code or, to the knowledge of the Company, section 162(a) of the Code.

            (m) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than (i) coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary) or (iv) deferred compensation benefits accrued as liabilities on the books of the Company or a Company Subsidiary).

            (n) Except as disclosed in Section 4.11(n) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any Company Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant.

            (o) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

            (p) Except as disclosed in Section 4.11(p) of the Company Disclosure Schedule or as expressly permitted by this Agreement, since December 31, 2000, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any options or restricted stock, stock bonus or other awards under any Option Plan (including any discretionary acceleration of the exercise periods or vesting by the Company Board of Directors or any committee thereof or any other persons administering an Option Plan) or authorization of cash payments in exchange for any Options, restricted stock, stock bonus or other awards granted under any of such Option Plans or (ii) any adoption or amendment by the Company or any Company Subsidiary of any collective bargaining agreement or Plan. None of the Company, any Company Subsidiary nor any ERISA Affiliate has any formal plan or commitment to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any Company Subsidiary or any ERISA Affiliate.

            (q) Except with respect to changes required by law, there has been no adoption of, amendment to, written interpretation or announcement (whether or not written) by the Company or any Company Subsidiary relating to, or change in employee participation or coverage under, any Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 2000.

            (r) Neither the Company nor any ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the PBGC, the IRS, the Department of Labor or the Health Care Financing Administration.

            (s) No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan have been made to employees, directors or agents (or any of their representatives or beneficiaries) of the Company which are not in accordance with the terms and conditions of the Plans.

            (t) No "leased employee," as that term is defined in section 414(n) of the Code, performs services for the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has (i) used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees," or individuals who have provided services as independent contractors, and who may have become eligible to participate in the Plans or
(ii) used the services of individuals to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the Plans by the IRS, the Department of Labor, the PBGC, or any other Governmental Entity.

            (u) With respect to each Plan established or maintained outside of the United States of America primarily for benefit of employees of the Company or any Company Subsidiary residing outside the United States of America (a "Foreign Benefit Plan"): (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

      Section 4.12 Taxes. Except as set forth in Section 4.12 of the Company Disclosure Schedule:

            (a) the Company and each Company Subsidiary has duly and timely filed (or there has been duly and timely filed on its behalf), or a valid extension of time to file has been obtained, with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, and (ii) all Taxes for which the Company or any Subsidiary is or may be liable (whether or not shown on any Tax Return) in respect of periods (or portions thereof) ending on or before the Effective Time have been timely paid, or will be timely paid, or have been provided for on the Financial Statements in accordance with GAAP. With respect to any period (or portion thereof) through the Effective Time for which Taxes are not yet due or owing, the Company and each Company Subsidiary has established due and sufficient reserves for the payments of such Taxes in accordance with generally accepted accounting principles, and such current reserves through the Effective Time are duly and fully provided for in the Financial Statements;

            (b) no deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company or any Company Subsidiary, and none of the Company or any Company Subsidiary has received any notice, or otherwise has any knowledge, of any potential claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for Taxes. There are no pending, or to the best of the Company's or any Company Subsidiary's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes, and there are no matters under discussion with respect to Taxes between the Company or any Company Subsidiary on the one hand, and any governmental authority on the other hand, that are likely to result in a material additional liability of the Company or any Company Subsidiary for Taxes;

            (c) there are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due and payable, and for which adequate reserves have been provided for on the Financial Statements in accordance with GAAP;

            (d) the Company and each Company Subsidiary has duly and timely withheld, collected, deposited and paid to the proper governmental authority all Taxes required to have been withheld, collected, deposited or paid;

            (e) no claim has ever been made to the Company or any Company Subsidiary by an authority in a jurisdiction where the Company or Company Subsidiary has not filed Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction;

            (f) there are no consents, agreements, grants or requests for the extension or waiver of any statutes of limitations applicable to any Taxes for which the Company or any Company Subsidiary is or may be liable;

            (g) there is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of the Company or any Company Subsidiary that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by the Company or any Company Subsidiary under Sections 162(m) or 280G of the Code;

            (h) other than an affiliated group (as defined under Section 1504 of the Code) of which the common parent was the Company, none of the Company or any Company Subsidiary has (i) been a member of an affiliated group or (ii) any liability for Taxes of any person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

            (i) no power of attorney that is currently in force has been granted with respect to the Company or any Company Subsidiary with respect to any matters relating to Taxes;

            (j) there are no written or oral tax sharing agreements, contracts or other similar arrangements with respect to or involving the Company or any Company Subsidiary;

            (k) neither the Company nor any Company Subsidiary is, and during the five-year period ending at the Effective Time has been, a "United States Real Property Holding Corporation," as such term is defined in Section 897(c) of the Code or the Treasury Regulations thereunder; and

            (l) there are no deferred "intercompany items" (within the meaning of Treasury Regulation Section 1.1502-13 with respect to transactions among members of the affiliated group of corporations of which Company is the parent, and no member of such affiliated group has an "excess loss account" within the meaning of Treasury Regulation Section 1.1502-19 with respect to the stock of another member of such affiliated group.

            "Tax" or "Taxes" shall mean any and all taxes, charges, fees, duties, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, sales, withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, whether computed on a separate, consolidated, unitary, combined or any other basis, imposed by any governmental authority and any interest, penalties, or additions to tax attributable thereto. "Tax Return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information and any amendments to any of the foregoing) filed or required to be filed with respect to Taxes.

      Section 4.13 Contracts. Section 4.13 of the Company Disclosure Schedule contains a true and complete list of all the following Company Agreements which were not included or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on April 2, 2001 (the "Company Form 10-K") (such Company Agreements, together with any Company Agreements included or incorporated by reference as exhibits to the Company Form 10-K, being referred to hereinafter as the "Listed Company Agreements"):

            (a) any lease of, or agreement to purchase or sell, any capital assets accounted for as such by the Company or any Company Subsidiary and having a book value of greater than $50,000;

            (b)   any union labor contract;

            (c) any management, consulting, employment, personal service, agency or other contracts or contracts providing for employment or rendition of personal services and which (i) are in writing or oral and create other than an at will employment relationship; or (ii) provide for any commission, bonus, profit sharing, incentive, severance, retirement or similar compensation for personal services;

            (d) any agreement or note evidencing any indebtedness or any guaranty of performance of another Person;

            (e) any agreement with a dealer, distributor, sales agent, supplier or representative or franchisee;

            (f) any agreement for the storage, transportation, treatment or disposal of any Hazardous Substances;

            (g) any power of attorney (whether revocable or irrevocable) given to any Person by the Company or any Company Subsidiary that is in force;

            (h) any agreement in effect at the date hereof which purports to limit in any respect the manner in which, or the localities in which, the Company, any Company Subsidiary or any other entity is entitled to conduct all or any portion of its business;

            (i) any agreement restricting the right of the Company or any Company Subsidiary to use or disclose any material information in its possession;

            (j)   any partnership, joint venture or similar arrangement;

            (k) any material agreement which cannot be terminated without a penalty or requiring more than 60 days prior notice;

            (l) any agreement or arrangement with any affiliate of the Company or any Company Subsidiary (other than an employment agreement) which involves annual payments to or from the Company or any Company Subsidiary in excess of $10,000;

            (m) any material agreement by which the Company or any Company Subsidiary indemnifies or holds harmless any other Person;

            (n) any material agreement pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product of the Company or any Company Subsidiary is not shown in the Financial Statements and will be payable after the Effective Time;

            (o) any material agreement containing "change in control," "antitakeover" or similar provisions;

            (p)   any lease of real property or material personal property;

            (q) any other agreement (other than purchase and sales orders in the ordinary course of business in accordance with past practice) which involves annual payments to or from the Company and the Company Subsidiaries of an amount in excess of $200,000; and

            (r)   any other material Company Agreement.

     True and complete copies of the written Listed Company Agreements and descriptions of oral Listed Company Agreements, if any, including in each case any amendment or supplement thereto, have previously been delivered to or made available for review by Parent. Each of the Listed Company Agreements is in full force and effect and constitutes the legal and binding obligation of the Company and/or the Company Subsidiaries party thereto and, to the knowledge of the Company, constitutes the legal and binding obligation of the other parties thereto, except to the extent that any such Listed Company Agreement has previously expired in accordance with its terms or the failure of any such Listed Company Agreements to be binding and in full force and effect would not, individually or in the aggregate, have a Company Material Adverse Effect. Except for such breaches and defaults as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no existing breaches or defaults by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party to a Listed Company Agreement under any Listed Company Agreement and, to the knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, would reasonably be expected to constitute such a breach or default.

      Section 4.14 Real and Personal Property. (a) Except as disclosed in
Section 4.14(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, free and clear of all Encumbrances.

            (b) Section 4.14(b) of the Company Disclosure Schedule sets forth
(i) a true and complete list of all real property owned by the Company or any Company Subsidiary and (ii) a true and complete list of all real property leased by the Company or any Company Subsidiary (collectively, the "Real Property"). Neither the Company nor any Company Subsidiary is a party to any lease, assignment or similar arrangement under which the Company or any Company Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

            (c) Each of the Company and the Company Subsidiaries is in compliance in all material respects with the terms of all Real Property leases to which it is a party.

            (d) Since December 31, 1997, neither the Company nor any Company Subsidiary has received written notice of any material proceedings, claims or disputes affecting any Real Property, and neither the Company nor any Company Subsidiary has received written notice in the past three years, or any written notice which is currently unresolved, from any Governmental Entity having jurisdiction over any Real Property of any threatened suspension, modification or cancellation of certificates of occupancy or permits required under applicable law to occupy and use any material Real Property assets as presently occupied or used, the basis of which has not been cured.

            (e) To the knowledge of the Company, the Company's and/or the Company Subsidiaries' use and operation of the Real Property as presently conducted is not dependent on a nonconforming use or other waiver from a Governmental Entity, the absence of which would materially limit the use of the Real Property or the operations thereon as presently conducted (unless such waiver has in fact been granted).

         Section 4.15 Intellectual Property. (a) As used herein, the term "Intellectual Property" means all: (i) trademarks, service marks, trade names, trade dress, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications for any of the foregoing (collectively, "Trademarks"); (ii) issued patents and pending patent applications, patent disclosures and any divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and any counterparts claiming priority therefrom for any designs, inventions, processes, machines, manufacture or composition of matter, models and methodologies (collectively, "Patents"); (iii) any issued registrations and pending applications for mask works or for copyrights, including copyrights in drawings, plans, specifications, designs, and content contained on any Internet web site operated by the Company or a Company Subsidiary (collectively, "Copyrights"); (iv) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Internet web site (collectively, "Software"); (v) trade secrets and confidential information, which may include know-how, formulae, algorithms, methodologies and customer and/or vendor data (such confidential items, collectively "Trade Secrets"); and (vi) any licenses to use any of the foregoing. "Business Intellectual Property" means the Intellectual Property used, or held for use, in the business of the Company or any Company Subsidiary as currently conducted, or as presently contemplated to be conducted.

            (b) Section 4.15(b) of the Company Disclosure Schedule sets forth, for all Business Intellectual Property owned by the Company or any Company Subsidiary, a complete and accurate list of all U.S., state and foreign: (i) Patents; (ii) Trademarks and material unregistered trademarks and service marks; and (iii) registered Copyrights and material unregistered Copyrights. Except as otherwise disclosed in Section 4.15(b) of the Company Disclosure Schedule, the Company or a Company Subsidiary currently is listed in the records of the appropriate U.S., state or foreign agency as the record owner for each application and registration listed on Section 4.15(b) of the Company Disclosure Schedule.

            (c) Section 4.15(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Software which is licensed, leased or otherwise used by the Company or any Company Subsidiary, and all material Software which is owned by the Company or any Company Subsidiary ("Proprietary Software"), and identifies which material Software is owned, licensed, leased, or otherwise used, as the case may be.

            (d) Section 4.15(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all material agreements granting or obtaining any right to use or practice any rights under any Business Intellectual Property, to which the Company or any Company Subsidiary is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements and covenants not to sue (collectively, the "IP License Agreements").

            (e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule:

                  (i) the Company or a Company Subsidiary owns, or possesses adequate licenses or other legally enforceable rights to use, all Business Intellectual Property, free and clear of all Encumbrances;

                  (ii) the Business Intellectual Property constitutes all the
            Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted on the date hereof, including any research and development work on products or Software started prior to the date hereof;

                  (iii) any Trademarks, Patents and Copyrights owned by the
            Company or any Company Subsidiary and which are the subject of national registrations have been duly maintained, are valid and subsisting, in full force and effect and have not been cancelled, expired or abandoned;

                  (iv) no claims have been asserted, or, to the knowledge of the
            Company, threatened, by any Person against the Company or any Company Subsidiary related to the use of any Business Intellectual Property in the conduct of the business of Company or a Company Subsidiary or challenging or questioning the ownership, validity or enforceability of such Business Intellectual Property;

                  (v) to the Company's knowledge, the use of the Business
            Intellectual Property in the conduct of the business of Company and the Company Subsidiaries, as such business is currently conducted, does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person;

                  (vi) to the Company's knowledge, no third party is infringing, misappropriating or otherwise violating any Business Intellectual Property owned by the Company or any Company Subsidiary;

                  (vii) neither the Company nor any Company Subsidiary has
            licensed or sublicensed its rights in any Business Intellectual Property, or received or been granted any such rights, other than pursuant to the IP License Agreements;

                  (viii) the IP License Agreements are binding obligations of the Company or a Company Subsidiary, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or, to the knowledge of the Company, the other party thereto, under any such IP License Agreement;

                  (ix) the Company and the Company Subsidiaries take all
            reasonable measures to protect the confidentiality of their respective Trade Secrets, including requiring third parties having access thereto to execute written nondisclosure agreements. To the Company's knowledge, no Trade

            Secret of the Company or any Company Subsidiary has been disclosed or authorized to be disclosed to any third party, except pursuant to a written non-disclosure agreement;

                  (x) the consummation of the Transactions will not result in the loss or impairment of the Company's or any Company Subsidiary's rights to own or use any of the Business Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property; and

                  (xi) all Proprietary Software set forth in Section 4.15(c) of the Company Disclosure Schedule, was either developed (a) by employees of the Company or a Company Subsidiary within the scope of their employment; (b) by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. ss. 101, pursuant to written agreement; or (c) by third parties who have assigned all of their rights therein to the Company pursuant to written agreement. No former or present employees, officers or directors of the Company retain any rights of ownership or use of the Proprietary Software, and no employees or third parties who have developed or participated in the development of the Proprietary Software have any claims to any rights therein.

      Section 4.16 Related Party Transactions. Since December 31, 2000 there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Except as set forth in Section 4.16 of the Company Disclosure Schedule, no officer or director of the Company or of any Company Subsidiary, no beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Company Preferred Stock and, to the Company's knowledge, no beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding shares of Company Common Stock (i) owns, directly or indirectly, in whole or in part, any Business Intellectual Property or (ii) is a party to any Listed Company Agreement.

      Section 4.17 Labor Matters. Except as set forth in Section 4.17 of the Company Disclosure Schedule:

            (a) There are no material disputes or any grievances or arbitrations pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary, on the one hand, and any of their respective employees or labor organizations representing such employees, on the other hand. Since December 31, 2000, to the knowledge of the Company, there has been no labor union or other employee organization organizing any employees of the Company or any Company Subsidiary into one or more collective bargaining units. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreements or any other agreements with a labor union, organization or works council.

            (b) The Company and all Company Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours.

            (c) To the Company's knowledge, neither the Company nor any Company Subsidiary has engaged in an unfair labor practice as defined in the National Labor Relations Act, and there is no unfair labor practice complaint or other allegation of labor law violation against the Company or any Company Subsidiary pending before the National Labor Relations Board or any other Governmental Entity.

            (d) Since December 31, 2000, there has been no and there is no actual or, to the knowledge of the Company, threatened labor dispute, strike, slowdown or work stoppage against the Company or any Company Subsidiary.

            (e) Since December 31, 2000, neither the Company nor any Company Subsidiary has received notice of any actual or threatened investigation, charge or complaint against the Company or any Company Subsidiary with respect to employees pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice.

            (f) Since December 31, 2000, (i) neither the Company nor any Company Subsidiary has effectuated a "plant closing," as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of either the Company or any Company Subsidiary and (iii) neither the Company nor any Company Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign law or regulation.

      Section 4.18 Compliance with Laws. Except as set forth in Section 4.18 of the Company Disclosure Schedule, since December 31, 1997, the Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all Governmental Entities which materially affect the business, properties or assets of the Company and the Company Subsidiaries. Since December 31, 1997, no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing. All material licenses, permits and approvals required to be held or obtained by the Company or any Company Subsidiary under such laws, rules and regulations are in full force and effect.

      Section 4.19 Assets. The assets and properties of the Company and the Company Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and the Company Subsidiaries as presently conducted. All of the material property, plant and equipment of the Company and each Company Subsidiary has in all material respects been maintained in reasonable operating condition and repair, ordinary wear and tear excepted, and is in all material respects sufficient to permit the Company and each Company Subsidiary to conduct their operations in the ordinary course of business in a manner consistent with past practice.

      Section 4.20 Customers and Suppliers. Since December 31, 2000, there has been no termination, cancellation or material curtailment of the business relationship of the Company or any Company Subsidiary with any customer or supplier or group of affiliated customers or suppliers which, individually or in the aggregate, represents in excess of 10% of the Company's consolidated revenues or gross purchase orders, as appropriate, nor has the Company or any Company Subsidiary received any notice of intent to so terminate, cancel or materially curtail.

      Section 4.21  Environmental   Matters.  (a) The  following  terms  shall
have the following meanings for the purposes of this Agreement:

                  (i) "Environmental Laws" shall mean all foreign, Federal,
            interstate, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including laws, regulations, rules and ordinances relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances; all laws and regulations with regard to record-keeping, notification, disclosure and reporting requirements respecting Hazardous Substances; all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; and common law to the extent it relates to or applies to exposure to or impact of Hazardous Substances on persons or property.

                  (ii) "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
            (a) the presence, or release into the environment, of an Hazardous Substance at any location, whether or not owned or operated by the Company or any Company Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (iii) "Hazardous Substances" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

            (b)   Except  as  set  forth  in  Section   4.21  of  the  Company
Disclosure Schedule:

                  (i) The Company and each Company Subsidiary is in full
            compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and each Company Subsidiary of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither the Company nor any Company Subsidiary has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any Company Subsidiary is not in such full compliance, and, to the best knowledge of the Company and each Company Subsidiary after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future. All permits and other governmental authorizations currently held by the Company or any Company Subsidiary pursuant to the Environmental Laws are identified in Section 4.21 of the Company Disclosure Schedule.

                  (ii) There is no Environmental Claim pending or threatened against the Company or any of the Company Subsidiaries or, to the best knowledge of the Company and the Company Subsidiaries after due inquiry, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (iii) There are no past or present actions, activities,
            circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Hazardous Substance that could form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or, to the best knowledge of the Company and the Company Subsidiaries after due inquiry, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (iv) Without in any way limiting the generality of the
            foregoing, (A) all on-site and off-site locations where the Company or any of the Company Subsidiaries has stored, disposed or arranged for the disposal of Hazardous Substances are identified in Section
            4.21 of the Company Disclosure Schedule, (B) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company or any of the Company Subsidiaries are identified in Section 4.21 of the Company Disclosure Schedule, (C) except as set forth in Section 4.21 of the Company Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any of the Company Subsidiaries, (D) except as set forth in Section 4.21 of the Company Disclosure Schedule, no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Company or any of the Company Subsidiaries, (E) except as set forth in Section 4.21 of the Company Disclosure Schedule, all underground storage tanks owned, operated, or leased by the Company or any of the Company Subsidiaries and which are subject to regulation under the federal Resource Conservation and Recovery Act (or equivalent state or local law regulating underground storage tanks) meet the technical standards prescribed at Title 40 Code of Federal Regulations Part 280 which became effective December 22, 1998 (or any applicable state or local law requirements which are more stringent than such technical standards or which became effective before such date), and
            (F) all properties formerly owned or operated by the Company or any of the Company Subsidiaries, or any subsidiary, affiliate, or predecessor thereof, are identified in Section 4.21 of the Company Disclosure Schedule.

                  (v) Neither the Company nor any Company Subsidiary has
            received any request for information from any Person, including but not limited to any Governmental Entity, related to liability under or compliance with any applicable Environmental Law, except for such matters as would not, if they matured into a claim against the Company or any Company Subsidiary, individually or in the aggregate, have a Company Material Adverse Effect.

                  (vi) With respect to the real property that is currently
            owned, leased or operated by the Company or any Company Subsidiary, there have been no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property that would, individually or in the aggregate, have a Company Material Adverse Effect.

                  (vii) With respect to real property that was formerly owned, leased or operated by the Company or any Company Subsidiary or any of their predecessors in interest, there were no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property during or prior to the Company's or any Company Subsidiary's ownership or operation of such real property that would, individually or in the aggregate, result in a Company Material Adverse Effect.

                  (viii) Neither the Company nor any Company Subsidiary has
            entered into any written agreement or incurred any material legal or monetary obligation to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws, other than in each case exceptions which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (ix) Neither the Company nor any Company Subsidiary has
            disposed or arranged for the disposal of Hazardous Substances (or any waste or substance containing Hazardous Substances) at any location that is: (i) listed on the Federal National Priorities List ("NPL") or identified on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS"), each established pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.; (ii) listed on any state or foreign list of hazardous waste sites that is analogous to the NPL or CERCLIS; or (iii) has been subject to environmental investigation or remediation, other than, in each case, exceptions which would not, individually or in the aggregate, have a Company Material Adverse Effect.

      Section 4.22 Insurance. All material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and the Company Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Company Subsidiaries and their respective businesses and assets, and are in character and amount at least substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company and the Company

Subsidiaries have made all payments required to maintain such policies in full force and effect. Neither the Company nor any Company Subsidiary has received notice of default under any such policies or received notice of any pending or threatened termination, cancellation, material coverage limitation or reduction or material increase in premium with respect to any such policies.

      Section 4.23 Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of applicable federal securities laws and, on the date first published or sent or given to the Company's shareholders and at the time of any meeting of the Company's shareholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to information furnished by Parent or Merger Sub in writing for inclusion in the Proxy Statement.

      Section 4.24 Opinion of Financial Advisor. The Special Committee and the Company Board of Directors have received the written opinion, dated August 23, 2001, of Deutsche Banc Alex. Brown Inc., financial advisor to the Special Committee (the "Financial Advisor"), to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders other than the Shareholder is fair to such shareholders from a financial point of view, and a copy of such opinion shall be delivered to Parent and Merger Sub promptly after the date hereof. The Company has been authorized by the Financial Advisor to include such opinion in its entirety in the Proxy Statement.

      Section 4.25 Brokers.. No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. True and correct copies of all agreements between the Company and the Financial Advisor, including any fee arrangements, are included in Section 4.25 of the Company Disclosure Schedule.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company as follows:

      Section 5.1 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental licenses, authorizations, permits, consents and approvals would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation by Parent or Merger Sub of any of the Transactions (a "Parent Material Adverse Affect").

      Section 5.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of each of Parent and Merger Sub and by Parent as the sole shareholder of Merger Sub, and no other corporate authority or approval on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the

Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      Section 5.3 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Parent or the certificate of incorporation or by-laws of Merger Sub, (b) require any material filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the BCL in connection with the Transactions,
(iii) any filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any applicable competition, antitrust or investment laws of foreign jurisdictions, (iv) any filings with and notices to The New York Stock Exchange, Inc. as may be required in connection with this Agreement and the Transactions and (v) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws in connection with this Agreement and the Transactions), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound or (d) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their respective properties or assets, except in the case of clauses (b),
(c) and (d) for any failures to make such filings and failures to obtain such permits, authorizations, consents or approvals and any such violations, breaches or defaults which would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation by Parent or Merger Sub of the Transactions.

      Section 5.4 Information in the Proxy Statement. None of the information supplied by Parent or Merger Sub in writing (including electronically) expressly for inclusion in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 5.5 Brokers. No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

      Section 5.6 Financing. Either Parent or Merger Sub has available and has reserved, or has received written commitments from third-party lenders to obtain, sufficient funds to consummate the Transactions, including the payment in full of (a) the Merger Consideration, (b) the amounts payable under Sections 3.5, 3.6 and 3.7 hereof and (c) all indebtedness (including principal, accrued interest, prepayment fees and other charges) of the Company outstanding on the date of this Agreement.

      Section 5.7 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and the other Transactions and has engaged in no business other than in connection with the Merger and the other Transactions. Merger Sub is a wholly-owned Subsidiary of Parent.

                                   ARTICLE VI

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 6.1 Conduct of Business of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement or (ii) as Parent may consent in writing during the period from the date of this Agreement to the Effective Time:

            (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice, and each of the Company and the Company Subsidiaries shall use its reasonable efforts to preserve its present business organization intact and maintain good relations with customers, suppliers, employees, independent contractors, dealers, distributors and other Persons with whom the Company or any Company Subsidiary has significant business relations, in each case consistent with past practice;

            (b) the Company shall not, directly or indirectly, (i) except (A) upon exercise of the Options pursuant to the Option Plans outstanding on the date hereof, (B) for the issuance of shares of Company Common Stock upon exercise of any Warrant pursuant to the terms of such Warrant, (C) for the issuance of shares of Company Common Stock upon conversion of the Convertible
Note in accordance with the terms thereof and (D) for the issuance of shares of Company Common Stock upon conversion of Company Preferred Stock outstanding on the date hereof pursuant to the Company Organizational Documents, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury shares of the Company or any capital stock of any Company Subsidiary beneficially owned by it, (ii) amend its certificate of incorporation or by-laws or permit the amendment of any Subsidiary Organizational Documents or (iii) split, combine or reclassify any outstanding shares of the Company;

            (c) neither the Company nor any Company Subsidiary shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except, in the case of the Company, for quarterly dividends (including any accrued and unpaid quarterly dividends) to the extent provided for in, and in an amount not to exceed that required by, the Company's certificate of incorporation with respect to the Company Preferred Stock, provided that in no event shall any such dividend accrue or have accrued or become payable at a rate in excess of (A) $4.00 per share at an annual rate in the case of the Series D Preferred Stock and (B) $4.50 per share at an annual rate in the case of the Series B Preferred Stock and the Series C Preferred Stock, and provided further that the record date for any such dividend shall in no event be earlier than 10 days prior to the date on which such dividend is payable; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire, any shares of capital stock of, the Company or any Company Subsidiary, other than shares of Company Common Stock reserved for issuance on the date hereof pursuant to (A) the exercise of the Warrants and Options outstanding on the date hereof and (B) conversion of the Convertible Note and shares of Company Preferred Stock outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, or incur or modify any material indebtedness or other liability, other than in the ordinary course of business consistent with past practice; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock, or any instrument which includes a right to acquire such shares, except for purchases, redemptions and acquisitions in connection with and in accordance with the Option Plans;

            (d) except as set forth in Section 6.1(d) of the Company Disclosure Schedule (or as required by applicable law with respect to an employee benefit plan), neither the Company nor any Company Subsidiary shall change the compensation or benefits payable or to become payable to any of its officers, directors or employees (other than increases in wages to employees who are not directors or affiliates, in the ordinary course of business consistent with past practice), enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees or affiliates or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise, other than such actions taken in the ordinary course of business consistent with past practice;

            (e) neither the Company nor any Company Subsidiary shall pay or arrange for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or make any arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except for payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Company director, officer or employee, whether past or present; or, except as required by applicable law, amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

            (f) the Company will not modify, amend or terminate any of the Listed Company Agreements in any material respect, and neither the Company nor any Company Subsidiary shall waive, release or assign any material rights or claims under any of the Listed Company Agreements;

            (g) neither the Company nor any Company Subsidiary will fail to promptly notify Parent if the Company or any Company Subsidiary receives notice that any material insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payee is to be cancelled or terminated;

            (h) neither the Company nor any Company Subsidiary will (i) incur or assume any long-term indebtedness or any short-term indebtedness (which shall not include trade payables), except for (A) short-term indebtedness for working capital in the ordinary course of business not to exceed $100,000 in the aggregate and (B) indebtedness incurred under credit facilities existing on the date hereof and included in the Listed Company Agreements, not exceeding $500,000 in the aggregate and entered into in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in an immaterial amount; (iii) make any loans, advances or capital contributions to, or investments in, any other Person other than in an immaterial amount; (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; or (v) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

            (i) except as required by law or any such agreement neither the Company nor any Company Subsidiary shall enter into or modify any collective bargaining agreement or similar agreement or any successor collective bargaining agreement to any collective bargaining agreement;

            (j) neither the Company nor any Company Subsidiary shall fail to timely and properly file, or timely and properly file requests for extensions to file, all federal, state, local and foreign Tax returns which are required to be filed, and pay or make provision for the payment of all Taxes owed by them;

            (k) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it except for such changes required by GAAP or (ii) make any Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method, enter into any closing agreement or settle any material claim or assessment relating to Taxes or consent to any material claim or assessment relating to Taxes or any waiver of the statute of limitations for any such material claim or assessment;

            (l) neither the Company nor any Company Subsidiary will pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such material claims, liabilities or obligations in the ordinary course of business consistent with past practice, or of material claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

            (m) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

            (n) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at or prior to the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

            (o) neither the Company nor any Company Subsidiary shall make any capital expenditure which is not in all material respects in accordance with the annual budget for the fiscal year 2001, a true and correct copy of which has been delivered to Parent; and

            (p) neither the Company nor any Company Subsidiary will enter into any agreement, contract, binding commitment or binding arrangement to do any of the foregoing, or authorize, recommend, propose in writing or announce an intention to do any of the foregoing; provided, that this subsection (p) shall not be construed to prohibit the Company from seeking on a confidential basis and in good faith Parent's consent in writing as contemplated by the exception set forth in clause (ii) of this Section 6.1.

Notwithstanding the foregoing, nothing in this Section 6.1 or any other provision of this Agreement shall prohibit any wholly-owned Company Subsidiary from paying cash dividends or making other cash distributions to the Company or any wholly-owned Company Subsidiary in the ordinary course of business consistent with the Company's cash management procedures.

      Section 6.2 Notification of Acquisition Proposals. The Company shall promptly notify Parent if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case, in connection with an Acquisition Proposal (an "Acquisition Proposal Interest"), which notice shall identify the name of the Person indicating such Acquisition Proposal Interest and, to the extent then known, the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" means
(a) any tender or exchange offer involving the Company, (b) any proposal for a merger, consolidation or other business combination involving the Company, (c) any proposal or offer to acquire in any manner any equity or voting debt securities of the Company which, if consummated, would result in any Person acquiring "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange

Act) of securities representing 10% or more of the outstanding combined voting power of the Company, (d) any proposal or offer to acquire in any manner 10% or more of the Company's consolidated assets (including shares of capital stock of the Company Subsidiaries), (e) any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or (f) any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than the Transactions.

      Section 6.3  No Solicitation.

            (a) The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal and request the return of all information provided to any third party pursuant to a confidentiality agreement or otherwise in connection with such discussions, negotiations or communications. From the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants, affiliates or other agents (collectively, "Representatives") to directly or indirectly (i) initiate, solicit, encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or which may be reasonably likely to lead to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in any negotiations or discussions with, or provide any information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal.

            (b) Notwithstanding the foregoing, nothing contained in this Section
6.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board of Directors (or the Special Committee) from (1) in the event of an unsolicited Acquisition Proposal, requesting all such information from and having such discussions with any Person in connection therewith as may be necessary for the Company Board of Directors (and the Special Committee) to inform themselves fully as to all material terms and conditions (including the price, structure, intended accounting and tax treatment, closing conditions, anticipated closing date, likelihood of consummation, creditworthiness of the intended purchaser and requisite regulatory approvals) of such Acquisition Proposal and providing all such material, non-public information or data with respect to the Company to such Person if (A) prior to providing such information or data and having any such discussions, the Company Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements relative to proposed transactions such as the Acquisition Proposal, as advised by outside legal counsel, and otherwise containing terms and provisions no less restrictive than those contained in the Confidentiality Agreement and (B) the Company Board of Directors (and the Special Committee) shall have determined, in good faith after consultation with outside legal counsel, that the failure to take such action, provide such information or data or have discussions for the purpose of becoming so fully informed would be inconsistent with its fiduciary duties under applicable law; provided that, after having determined in good faith, after consultation with outside legal counsel, that each of the Company Board of Directors and the Special Committee is fully informed with respect to the material terms and conditions of such Acquisition Proposal and the proponent thereof, neither the Company nor any of its Representatives shall be permitted to engage in any discussions with such Person that would violate this Section 6.3, or (2) (i) withdrawing, modifying, or qualifying (or publicly proposing to withdraw, modify, or qualify) the recommendation by the Company Board of Directors (and the Special Committee) to the Company's shareholders to vote in favor of the adoption of this Agreement; provided that the Company Board of Directors (and the Special Committee) shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (ii) making such other disclosure to the Company's shareholders as in the good faith judgment of the Company Board of Directors (and the Special Committee), after consultation with outside legal counsel, is necessary under applicable law.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

      Section 7.1       Special  Meeting;   Proxy  Statement;   Adoption  of
Agreement.

            (a)   The Company shall:

                  (i) as promptly as practicable following the execution and delivery of this Agreement, establish a record date in accordance with the Company Organizational Documents and the BCL (the "Record Date") and duly call, give notice of, convene and hold a special meeting of the Company's shareholders (together with all adjournments or postponements thereof, the "Special Meeting") as soon as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger;

                  (ii) as promptly as practicable following the date hereof, prepare and cause to be filed with the SEC a preliminary Proxy Statement relating to the matters to be submitted to the Company's shareholders at the Special Meeting. The Company shall use its reasonable best efforts to have the Proxy Statement "cleared" by the SEC's staff and, as promptly as practicable thereafter, cause the Proxy Statement, in definitive form, to be mailed to the Company's shareholders in accordance with Regulation 14A under the Exchange Act, the Company Organizational Documents and the BCL. As promptly as practicable after receipt thereof, the Company shall provide Parent with copies of all written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC's staff. The Company shall provide Parent with a reasonable opportunity to review and comment on all proposed amendments and supplements to the Proxy Statement prior to filing the same with the SEC, and will provide Parent with a true and complete copy of all such filings made with the SEC;

                  (iii) include in the Proxy Statement (A) the opinion of the
            Financial Advisor referred to in Section 4.24 and (B) the recommendation of the Company Board of Directors (and the Special Committee) that shareholders of the Company vote in favor of the adoption of this Agreement (the "Company Recommendation"), unless, in the case of the foregoing clause (B), in the good-faith judgment of the Company Board of Directors (and the Special Committee), after consultation with outside legal counsel, the inclusion of the Company Recommendation would be inconsistent with its fiduciary duties under applicable law; and

                  (iv) use all reasonable efforts to solicit from shareholders proxies in favor of the adoption of this Agreement and take all actions reasonably necessary or, in the reasonable opinion of Parent, advisable to secure the approval of shareholders required by the BCL, the Company Organizational Documents and any other applicable law to effect the Merger.

            (b) Parent shall furnish all information concerning it as may reasonably be requested by the Company in connection with the actions required to be taken by the Company under Section 7.1(a)(ii) and the preparation and filing of the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement "cleared" by the SEC's staff. Parent shall vote any shares of the Company beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) to vote or cause to be voted, in favor of the adoption of this Agreement and approval of the Merger at the Special Meeting.

      Section 7.2  Reasonable Best Efforts; Consents and Approvals.

            (a) Each of the parties hereto agrees to use all reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions; provided that nothing contained in this Section 7.2 shall require any party to waive or exercise any right hereunder which is waivable or exercisable in the sole discretion of such party.

            (b) Each of Parent, Merger Sub and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act or any comparable laws of foreign jurisdictions and in connection with approvals of, filings with and inquiries or requests from any Governmental Entity); shall promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions; and shall not take any action that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Each of the Company, Parent and Merger Sub shall, and shall cause respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act or any comparable laws of foreign jurisdictions, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent's or the Company's freedom of action with respect to, or their ability to retain, the Company or any portions thereof or any of the businesses, product lines, properties or assets of the Company or Parent.

            (c) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its commercially reasonable efforts to effect such transfers.

      Section 7.3 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company of any material failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

      Section 7.4 Access; Confidentiality. From the date hereof until the Effective Time, upon reasonable notice and subject to the terms of the Mutual Confidentiality Agreement, dated August 8, 2000, between Parent and the Company (the "Confidentiality Agreement"), the Company shall (and shall cause each Company Subsidiary to) afford the officers, employees, accountants, counsel, financing sources and other representatives of Parent and Merger Sub reasonable access, during normal business hours, to all of its properties, books, contracts, commitments and records (including but not limited to Tax Returns). Without limitation as to the foregoing, until the Effective Time, the Company shall (and shall cause each Company subsidiary to) afford Parent, Merger Sub and their respective representatives such access to any site located on the Real Property as may reasonably be requested by Parent or Merger Sub for the purpose of conducting Phase I environmental assessments. During the period from the date hereof until the Effective Time, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Parent and Merger Sub all information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws.

      Section 7.5 Publicity. Each of Parent and the Company shall consult with the other and agree upon the initial press release with respect to the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue any press release or other announcement with respect to any of the Transactions or this Agreement (including pursuant to Rule 14a-12 under the Exchange Act) without the prior consultation of the other party, except as such party believes, after consultation with outside counsel, may be required by law, by any listing agreement with or listing rules of a national securities exchange or by the rules of the Nasdaq Stock Market or any U.S. inter-dealer quotation system of a registered national securities association, provided, however, that each party shall provide, to the extent practicable, notice to and shall consult with the other party prior to issuing any such press release or other announcement.

      Section 7.6 Insurance and Indemnification. (a) Parent agrees that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Effective Time (including for acts or omissions of directors occurring prior to the Effective Time in connection with the adoption of this Agreement and the approval of the Transactions) now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries, and their respective heirs and representatives (each an "Indemnified Party"), provided in the Company Organizational Documents or Subsidiary Organizational Documents and any indemnification agreements or arrangements of the Company and the Company Subsidiaries or as to the fullest extent permitted by law shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Effective Time. Parent shall cause to be included and to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and by-laws, during such six-year period following the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers and directors and advancement of expenses which are, in the aggregate, no less advantageous to the Indemnified Parties than the corresponding provisions contained in the Company Organizational Documents.

            (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than three years after the Effective Time; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided further, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use reasonable best efforts to obtain substantially similar D&O Insurance or, if not obtainable, Parent shall obtain as much D&O Insurance as can be obtained for an annual premium not in excess of 200% of the average of the premiums paid by the Company in 1998, 1999 and 2000 for D&O Insurance (the "Average Premium"); provided further, however, that in no event shall Parent be required to pay annual premiums for insurance under this Section 7.6(b) in excess of 200% of the Average Premium; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 7.6(b) for such annual premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 200% of the Average Premium. The premium for D&O Insurance for the 12-month period ending May 2002 is set forth on Section 7.6(b) of the Company Disclosure Schedule.

      Section 7.7  Determination Letters; Multiemployer Plans.

            (a) As promptly as practicable following the execution and delivery of this Agreement, with respect to each ERISA Plan set forth on Schedule 4.11(j) of the Company Disclosure Schedule, the Company shall apply (but in no event later than the expiration of the remedial amendment period for such ERISA Plan under Section 401(b) of the Code) for a determination letter from the IRS stating that such ERISA Plan is qualified within the meaning of Section 401(a) of the Code.

            (b) Prior to the Effective Time, the Company shall deliver to Parent a letter from the board of trustees of each Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA, dated not more than thirty (30) days before the date of this Agreement, to the effect that there is no unfunded liability with respect to the Company's participation in such Plan and stating that neither the Company nor any Company Subsidiary would have any withdrawal liability upon a "complete withdrawal" from such plan (within the meaning of Section 4203 of ERISA) if such withdrawal occurred as of the date of such letter.

      Section 7.8 Employment and Benefit Arrangements.

            (a) For a one-year period following the Effective Time, Parent shall cause the Surviving Corporation to continue to provide those employees of the Surviving Corporation at the Effective Time (the "Employees"), so long as they remain employees of the Surviving Corporation, with benefits that are, in the aggregate, no less favorable to such Employees as are the benefits of the Company provided to such Employees immediately prior to the Effective Time. The foregoing sentence shall not apply to severance benefits, and the Surviving Corporation shall not be required to maintain any particular level of severance benefits.

            (b) For purposes of vesting and eligibility, Parent and the Surviving Corporation shall, with respect to each benefit required to be provided under the terms of this Section 7.8, credit each Employee with all service credited to such Employee under the Company's corresponding plan, policy, program or arrangement applicable to such Employee as of the Effective Time.

            (c) Parent and the Surviving Corporation shall credit each Employee with any vacation and sick days accrued as of the Effective Time in accordance with the terms of the Company's vacation and sick day policies in effect as of such date.

            (d) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, waive any pre-existing condition limitations and credit any deductibles and out-of-pocket expenses that are applicable and/or covered under the Benefit Plans providing health and dental and similar benefits and are incurred by the Employees and their beneficiaries during the portion of the calendar year prior to participation (if applicable) in the benefit plans provided by Parent or the Subsidiaries of Parent (other than the Surviving Corporation).

            (e) The provisions of this Section 7.8 are not intended to create rights of third party beneficiaries.

            (f) Notwithstanding anything contained herein to the contrary, nothing in this Section 7.8 shall be deemed to be a commitment on the part of Parent or the Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this Section 7.8, nothing herein shall be deemed to prevent Parent or the Surviving Corporation from amending or terminating any benefit plan or arrangement in accordance with its terms.

      Section 7.9 Transfer of Certain Intellectual Property. The Company shall use its best efforts to cause all right, title and interest to any Intellectual Property listed in Section 4.15(b) of the Company Disclosure Schedule for which the Company or a Company Subsidiary is not listed as the record owner or which is subject to an Encumbrance (other than an Encumbrance pursuant to an agreement referenced in Section 4.14(a) of the Company Disclosure Schedule) to be assigned, transferred, conveyed and delivered, free and clear of such Encumbrances, to Parent, a wholly-owned Subsidiary of Parent, the Company or a Company Subsidiary and to cause such right, title and interest to be vested in Parent, the Company or such Subsidiary, as the case may be, at the Effective Time.

      Section 7.10 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall enforce and shall not terminate, amend, modify or waive any standstill provision of any confidentiality or standstill agreement between the Company and other parties entered into prior to the date hereof.

      Section 7.11 Takeover Laws. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to any of the Transactions or to the Company, then the Company and the Company Board of Directors shall use all reasonable best efforts to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions.

                                  ARTICLE VIII

                                   CONDITIONS

      Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, to the extent permitted by applicable law, at or prior to the Effective Time, of each of the following conditions:

            (a) This Agreement shall have been adopted by the requisite vote of the shareholders of the Company in accordance with the Company Organizational Documents and the BCL;

            (b) No statute, law, rule or regulation shall be in effect or have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger; and

            (c) The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

      Section 8.2 Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger is subject to satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

            (a) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Effective Time, as if made at and as of such time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (b) Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it at or prior to the Effective Time under this Agreement.

            (c) The Company shall have received a certificate, dated as of the Effective Time, signed by a senior executive officer or senior financial officer of Parent, to the effect that the conditions set forth in Section 8.2(a) and
Section 8.2(b) have been satisfied.

      Section 8.3 Conditions to Parent's and Merger Sub's Obligations to Effect the Merger. The obligation of each of Parent and Merger Sub to effect the Merger is subject to satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

            (a) Each of the representations and warranties of the Company set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct both as of the date of this Agreement and as of the Effective Time, as if made at and as of such time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Effective Time under this Agreement.

            (c) Parent shall have received a certificate, dated as of the Effective Time, signed by the chief executive officer or chief financial officer of the Company, to the effect that the conditions set forth in Section 8.3(a),
Section 8.3(b) and Section 8.3(i) have been satisfied.

            (d) There shall not be pending any action or proceeding by any Governmental Entity that has reasonable likelihood of success seeking (x) to make illegal or to prohibit the consummation of the Merger, (y) to restrain or prohibit Parent's (including its affiliates') ownership or operation of all or any material portion of the business or assets of the Surviving Corporation or the Company, or to compel Parent or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or the Company or (z) to impose or confirm material limitations on the ability of Parent or any of its affiliates to effectively control the business or operations of the Surviving Corporation or the Company, and no court, arbitrator or Governmental Entity shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (x) through (z); provided, however, that Parent and the Company shall use their reasonable efforts to have any such judgment, order, decree or injunction vacated.

            (e) The Shareholder's Agreement shall be in full force and effect and the Shareholder shall be in compliance with the terms thereof.

            (f) The employment agreement between Michael H. Dunn and Parent, executed and delivered on the date hereof, shall be in full force and effect, with effect as of the Effective Time; Mr. Dunn shall be serving as the Company's chief executive officer; and Mr. Dunn shall not be subject to any disability or other condition that would materially impair the fulfillment of his responsibilities as chief executive officer of the Surviving Corporation in a manner and to an extent consistent with the performance of his duties as chief executive officer of the Company prior to the date of this Agreement and after December 31, 2000.

            (g) Each of the employment agreements listed in Section 8.3(g) of the Company Disclosure Schedule, as amended on the date hereof, shall be in full force and effect.

            (h) The Company shall have provided (or caused to be provided) to Parent a duly executed certificate, in form and substance reasonably satisfactory to Parent, to the effect that Parent is not required to withhold from any of the Merger Consideration under section 1445 of the Code

(a "FIRPTA Certificate"). Notwithstanding any provision of this Agreement to the contrary, if Parent does not receive a FIRPTA Certificate prior to the Closing, Parent may waive the condition set forth in this Section 8.3(h) and withhold from the Merger Consideration in accordance with the requirements of section 1445 of the Code.

            (i) All material authorizations, consents and approvals required to be made or obtained prior to the Effective Time by each party hereto from any Governmental Entity or other Person in connection with the execution and delivery of this Agreement and the consummation of the Transactions shall have been made or obtained.

            (j) Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

                                   ARTICLE IX

                                   TERMINATION

      Section 9.1 Termination

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement by holders of shares of the Company):

            (a)   by the mutual written consent of Parent and the Company;

            (b)   by either Parent or the Company if:

                  (i) any statute, law, rule or regulation shall have been
            enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, or there shall be an order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger, and such order or injunction shall have become final and nonappealable;

                  (ii) the Merger shall not have been consummated by 5:30 p.m.,
            Eastern time on January 3, 2002 (the "Termination Date"), provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Merger to occur on or before the Termination Date; or

                  (iii) this  Agreement  shall  not have been  adopted  by the requisite  vote  of the  Company's  shareholders  at  the  Special
            Meeting;

            (c)   by Parent if:

                  (i) the representations and warranties of the Company
            contained in this Agreement shall not be true and correct such that the condition set forth in Section 8.3(a) cannot be satisfied on or before the Termination Date;

                  (ii) the Company shall have failed to perform in any material respect any obligation required to be performed by it at or prior to the Effective Time under this Agreement, which failure to perform has not been cured within 30 days following receipt by the Company of notice of such failure to perform from Parent or Merger Sub; or

                  (iii) the Company Board of Directors (or the Special
            Committee) at any time after the date of this Agreement shall have publicly announced that it has withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub, the Company Recommendation (or shall have resolved to do so), irrespective of whether permitted by the express terms of this Agreement; or

            (d) by the Company if:

                  (i) the representations and warranties of Parent or Merger Sub contained in this Agreement shall not be true and correct such that the condition set forth in Section 8.2(a) cannot be satisfied on or before the Termination Date; or

                  (ii) Parent or Merger Sub shall have failed to perform in any material respect any obligation required to be performed by it at or prior to the Effective Time under this Agreement, which failure to perform has not been cured within 30 days following receipt by Parent of notice of such failure to perform from the Company.

      Section 9.2 Effect of Termination. (a) In the event of the termination of this Agreement as provided in Section 9.1, notice thereof shall forthwith be given to the other party or parties in accordance with Section 10.4, and this Agreement shall forthwith become null and void (except for this Section 9.2 and Sections 10.3, 10.4, 10.5, 10.6, 10.8, 10.11 and 10.12, which shall survive such termination) and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in this Section 9.2, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

            (b) Provided that neither Parent nor Merger Sub is then in material breach of this Agreement, if

                  (i) (A) the Company shall have terminated this Agreement
            pursuant to Section 9.1(b)(ii) without the Special Meeting having occurred or pursuant to Section 9.1(b)(iii) or (B) Parent shall have terminated this Agreement pursuant to Section 9.1(b)(iii) or 9.1(c)(iii); and

                  (ii) (A) prior to the time of any such termination there shall have been received by the Company, and there shall continue to be outstanding at the time of termination, an Acquisition Proposal which has been publicly announced and (B) within 12 months following such termination, a definitive agreement with respect to an Acquisition Proposal shall have been entered into by the Company, then the Company shall pay to Parent (by wire transfer of immediately available funds to such account as Parent may designate in writing to the Company), on the second business day next following the date such definitive agreement is executed and delivered, $2,650,000 in cash. It is expressly agreed that the amounts to be paid pursuant to this Section 9.2(b), if any, constitute liquidated damages negotiated at arm's length and do not constitute, and are not intended by the parties to operate as, a penalty.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Amendment and Modification. Subject to the provisions of
Section 10.14, this Agreement may be amended, modified and supplemented by the parties hereto, whether before or after any approval by the shareholders of the Company of the matters presented in connection with this Agreement and the Merger, provided, however, that after any such approval and the adoption of this Agreement by the shareholders, no amendment shall be made which by law or in accordance with the rules of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 10.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time; provided, that this Section 10.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

      Section 10.3 Expenses. All fees, costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees, costs and expenses except that any transfer, stamp or similar taxes shall be borne by Parent.

      Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, upon confirmation of receipt if telecopied or transmitted via facsimile machine, on the first business day following the date of dispatch if sent by a nationally recognized overnight courier service, such as Federal Express or on the fifth business day next following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Parent or Merger Sub, to:

                        Steelcase Inc.
                        901 - 44th Street, S.E.
                        Grand Rapids, Michigan 49508
                        Telephone: (616) 246-9600
                        Facsimile: (616) 248-7010
                        Attention: Chief Legal Officer

                        with  a  copy  (which  shall  not  constitute   notice
                        pursuant to this Section 10.4) to:

                        Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                        Chicago, Illinois 60606
                        Telephone: (312) 407-0700
                        Facsimile: (312) 407-0411
                        Attention:  Charles W. Mulaney, Jr., Esq.

            (b) if to the Special Committee of the Company Board of Directors, to:

                        Greenberg Traurig, LLP
                        The Met Life Building
                        200 Park Avenue
                        New York, New York  10166
                        Telephone:  (212) 801-9200
                        Facsimile:  (212) 801-6400
                        Attention: Clifford E. Neimeth, Esq.

            (c)   if to the Company, to:

                        PolyVision Corporation
                        4888 S. Old Peachtree Rd.
                        Norcross, Georgia 30071
                        Telephone: (770) 447-5043
                        Facsimile. (770) 446-5951
                        Attention: Michael H. Dunn,
                        President and Chief Executive Officer
                        with  a  copy  (which  shall  not  constitute   notice
                        pursuant to this Section 10.4) to:

                        Greenberg Traurig, LLP
                        The Met Life Building
                        200 Park Avenue
                        New York, New York 10166
                        Telephone: (212) 801-9200
                        Facsimile: (212) 801-6400
                        Attention: Spencer G. Feldman, Esq.

                        and

            (d)   if to the Shareholder, to:

                        The Alpine Group, Inc.
                        1790 Broadway
                        New York, New York 10019
                        Telephone: (212) 757-3333
                        Facsimile: (212) 757-3423
                        Attention: Corporate Secretary

                        with a copy (which shall not constitute notice pursuant to this Section 10.4) to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, New York 10036
                        Telephone: (212) 969-3000
                        Facsimile: (212) 969-2900
                        Attention: Ronald R. Papa, Esq.

All notices to the Company pursuant to this Agreement simultaneously shall be delivered to the Special Committee and the Shareholder in the manner provided above.

      Section 10.5 Interpretation. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless specifically otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neutral genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including in the case of agreements or instruments by waiver or consent, and in the case of statutes, by comparable successor statutes, and references to all attachments thereto and instruments incorporated therein. Each of the parties hereto has participated in the drafting and negotiation of this Agreement such that if any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it was drafted by all of the parties hereto, collectively, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the intended meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

      Section 10.6 Jurisdiction. Each of Parent, Merger Sub and the Company hereby expressly and irrevocably submits, with respect to any legal action or proceeding arising out of or in connection with this Agreement or the Transactions, to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of any other competent court of the State of New York (collectively, the "New York Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the Transactions and agrees not to commence any litigation relating to the foregoing except in such courts. Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the Transactions to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the New York Courts in any other court or jurisdiction.

      Section 10.7 Service of Process. Each of Parent, Merger Sub and the Company irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 10.6 hereof in any legal action or proceeding arising out of or in connection with this Agreement or the Transactions by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

      Section 10.8 Specific Performance. Each of Parent, Merger Sub and the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 10.6 hereof.

      Section 10.9 Counterparts. This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

      Section 10.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Shareholder's Agreement and the Confidentiality Agreement:

            (a) constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

            (b) except as provided in Section 7.6, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 10.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

      Section 10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal (procedural and substantive) laws of the State of New York without giving effect to the principles of conflicts of law thereof.

      Section 10.13 Assignment. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties anpermitted assigns.

      Section 10.14 Special Committee Enforcement. Until the Effective Time, all action to be taken by the Company to enforce, waive compliance with or amend or modify the terms and conditions of this Agreement shall require the approval of the Special Committee.

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                    STEELCASE INC.



                                    By:  /s/ James P. Keane
                                       -----------------------------------------
                                    Name:   James P. Keane
                                    Title:  Senior Vice President, Chief
                                            Financial Officer


                                    PV ACQUISITION, INC.



                                    By:  /s/ James P. Keane
                                       -----------------------------------------
                                    Name:   James P. Keane
                                    Title:  Treasurer


                                    POLYVISION CORPORATION



                                    By:/s/ Michael H. Dunn
                                       -----------------------------------------
                                    Name:   Michael H. Dunn
                                    Title:  President and Chief Executive
                                            Officer

                                     ANNEX A



                                               Class or
                     Designation and number    series of     Class or series of
Name of constituent  of shares in each class   shares        shares entitled to
corporation in the   or series outstanding as  entitled to   vote as a class or
Merger               of August 24, 2001        vote          series
------------------   ------------------------  -----------   ------------------

PolyVision           Common Stock, par value   Common Stock
Corporation          $.001 per share;
                     14,168,527(1)

                     Series B Preferred, par   Series B      Series B Preferred
                     value $.01 per share;     Preferred
                     255,000(2)

                     Series C Preferred, par   Series C      Series C Preferred
                     value $.01 per share;     Preferred
                     140,000(2)

                     Series D Preferred, par
                     value $.01 per share;
                     120,000(2)

PV Acquisition,      Common Stock, par value   Common Stock
Inc.                 $.01 per share; 100(3)

------------------------------


(1) Subject to change prior to the Effective Time in the event of the conversion or exercise of securities convertible into or exercisable for Common Stock and otherwise in accordance with the Merger Agreement, the certificate of incorporation and by-laws of PolyVision Corporation and the BCL.

(2) Subject to change prior to the Effective Time in the event of conversion into Common Stock and otherwise in accordance with the Merger Agreement, the certificate of incorporation and by-laws of PolyVision Corporation and the BCL.

(3) Subject to change prior to the Effective Time in accordance with the certificate of incorporation and by-laws of PV Acquisition, Inc. and the BCL.

                                                                      APPENDIX B


                             SHAREHOLDER'S AGREEMENT

      SHAREHOLDER'S AGREEMENT (the "Agreement"), dated as of August 24, 2001, by and among Steelcase Inc., a Michigan corporation ("Parent"), PV Acquisition, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Alpine Group, Inc. (the "Shareholder"), a Delaware corporation and a shareholder of PolyVision Corporation, a New York corporation (the "Company"). Capitalized terms used and not defined herein have the meanings given them in the Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Merger Sub and the Company (as the same may be amended or supplemented from time to time, the "Merger Agreement").

      WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which, among other things: (i) each outstanding share of Company Common Stock shall be canceled and shall be converted automatically into the right to receive the Common Stock Merger Consideration; (ii) each outstanding share of Series B Preferred Stock shall be canceled and shall be converted automatically into the right to receive the Series B Preferred Stock Merger Consideration; (iii) each outstanding share of Series C Preferred Stock (all such outstanding shares, together with the outstanding shares of Company Common Stock and Series B Preferred Stock being referred to hereinafter collectively as the "Shares") shall be canceled and shall be converted automatically into the right to receive the Series C Preferred Stock Merger Consideration; (iv) each outstanding share of Series D Preferred Stock shall be cancelled and shall be converted automatically into the right to receive the Series D Preferred Stock Consideration; and (v) Merger Sub will be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

      WHEREAS, the Shareholder Beneficially Owns (as defined in Section 1(a)) 6,820,113 shares of Company Common Stock, 255,000 shares of Series B Preferred Stock, and 140,000 shares of Series C Preferred Stock;

      WHEREAS, the Shareholder has received a true and correct copy of the Merger Agreement; and

      WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and to perform their obligations thereunder and as a condition thereof, the Shareholder is entering into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

      Section 1. Agreement to Vote; Irrevocable Proxy. (a) The Shareholder hereby agrees that during the period commencing on the date of this Agreement and continuing until (x) if the Option (as defined in Section 2(a)) is exercised, the Option Closing (as defined in Section 2(c)) or (y) if the Option is not exercised, the Option Expiration Time (as applicable, the "Voting Expiration Time"), at any meeting of the holders of any of the Shares, however called, or in connection with any written consent of the holders of any of the Shares, the Shareholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Shareholder, whether owned on the date hereof or hereafter acquired, (i) in favor of approval of the Merger Agreement, all transactions contemplated thereby, and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, or prevent the Merger or result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its subsidiaries under the Merger Agreement; and (iii) except as specifically requested in writing in advance by Parent, against any of the following actions (other than the Merger and the transactions contemplated by the Merger Agreement) that are submitted to a vote of the holders of the Shares: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (B) any sale, lease, transfer or disposition by the Company or any of its Subsidiaries of any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (C)(1) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; (2) any other material change in the corporate structure or business of the Company or any of its subsidiaries; or (3) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with or prevent the Merger or the transactions contemplated by the Merger Agreement.

      As used in this Agreement, the term "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing, except that the term shall not include Shares which the Shareholder has the right to acquire under any options to acquire Shares from the Company ("Company Stock Options") unless such Shares have been acquired upon exercise of such Company Stock Options.

      (b) Effective immediately upon the execution of this Agreement, and in order to secure its obligations hereunder, the Shareholder hereby grants to, and appoints Parent and any designee of Parent, and each of them individually, with full power of substitution and resubstitution, the Shareholder's true and lawful irrevocable (until the Voting Expiration Time) proxy to vote the Shareholder's Shares, or grant a consent or approval in respect of the Shareholder's Shares, solely on such matters and as indicated in Section 1(a) above. The Shareholder
(i) agrees to take such further action and execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy, (ii) hereby represents that any proxy heretofore given in respect of the Shareholder's Shares is not irrevocable, and (iii) hereby revokes any proxy previously granted by the Shareholder with respect to its Shares. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on the Shareholder's execution and delivery of this irrevocable proxy. The Shareholder hereby affirms that this irrevocable proxy is given in connection with the execution of this Agreement and the Merger Agreement, and further affirms that this irrevocable proxy is coupled with an interest in this Agreement for the term stated herein and may under no circumstances be revoked prior to the Voting Expiration Time. This proxy is executed and intended to be irrevocable for the above-stated term in accordance with the provisions of
Section 609 of the BCL.

      Section 2. Grant of Option. (a) Subject to the terms of this Section 2, the Shareholder hereby grants to Parent and Merger Sub an irrevocable option (the "Option") to purchase for cash all, but not less than all, of the Shares held of record or Beneficially Owned by the Shareholder at a purchase price per Share equal to the Common Stock Merger Consideration, the Series B Preferred Stock Merger Consideration, or the Series C Preferred Stock Merger Consideration (in each case, as applicable, the "Per Share Amount").

            (b) Parent (or Merger Sub) may exercise the Option at any time from and after any termination of the Merger Agreement and prior to 11:59 p.m., Eastern time, on the 30th day after the date of such termination (the "Option Expiration Time").

            (c) To exercise the Option, Parent (or Merger Sub) shall give written notice (the "Notice") to the Shareholder specifying the time for the closing (the "Option Closing") of such purchase. The Option Closing shall be held at the office of Skadden, Arps, Slate, Meagher & Flom LLP on the date that is 10 business days after the date of the Notice, subject to the satisfaction of each of the conditions set forth in Section 2(d) below, or such other date as may be agreed to by the Shareholder and Parent.

            (d) The occurrence of the Option Closing shall be subject to the satisfaction of each of the following conditions:

                  (i) to the extent necessary, any applicable waiting periods
            (and any extension thereof) under the HSR Act with respect to the purchase of the Shareholder's Shares following the exercise of the Option shall have expired or been terminated; and

                  (ii) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction, and no statute, law, rule or regulation enacted or promulgated by any Governmental Entity, prohibiting the exercise of the Option or the delivery of the Shareholder's Shares pursuant thereto shall be in effect.

            (e) If Parent exercises the Option, Parent may sell or transfer the Shares acquired upon exercise of the Option at any time, without the consent of the Shareholder, to Merger Sub; provided, however, that no such sale or transfer shall relieve Parent of its liabilities and obligations hereunder, including the obligation to pay the consideration described in Section 2(a) and to comply with
Section 10.

            (f) At the Option Closing, (i) Parent (or Merger Sub) shall pay, by wire transfer of immediately available funds to an account designated by the Shareholder, an amount (the "Option Exercise Price") equal to the sum of (A) the product of (x) the applicable Per Share Amount and (y) the number of shares of Company Common Stock delivered at the Option Closing, (B) the product of (x) the applicable Per Share Amount and (y) the number of shares of Series B Preferred Stock delivered at the Option Closing and (C) the product of (x) the applicable Per Share Amount and (y) the number of shares of Series C Preferred Stock delivered at the Option Closing; and (ii) the Shareholder shall deliver or shall cause to be delivered to Parent (or Merger Sub) a certificate or certificates evidencing the Shareholder's Shares, and the Shareholder agrees that such Shares shall be transferred free and clear of all liens. All such certificates representing such Shares shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, and with all applicable taxes paid or provided for, subject to Section 15(i).

      Section 3. After-Acquired Shares. Notwithstanding anything herein to the contrary, any Shares acquired by the Shareholder after the date hereof, whether by purchase or exchange, shall be subject to all of the representations, warranties, covenants and agreements of the Shareholder contained herein. In the event of a share dividend or distribution, or any change in the Shares by reason of any share dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such share dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      Section 4. Other Covenants, Agreements, Representations and Warranties. The Shareholder hereby represents, warrants and covenants to Parent and Merger Sub as of the date hereof and as of the Option Closing as follows:

            (a) The Shareholder is the record and Beneficial Owner of the number of Shares set forth in the Recitals hereto, which constitute all of the Shares owned of record or Beneficially Owned by the Shareholder on the date hereof. The Shareholder owns such Shares free and clear of all liens, claims, charges, security interests, mortgages or other encumbrances, and such Shares are not subject to any rights of first refusal, put rights, other rights to purchase or encumber such Shares, or to any agreements other than this Agreement as to the encumbrance, disposition or voting of such Shares. The Shareholder has sole voting power and sole power to issue instructions with respect to such Shares, sole power of disposition, sole power of conversion, sole power to demand dissenters' rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shares.

            (b) The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (c) The Shareholder has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate power and authority to perform the transactions provided for or contemplated by this Agreement. The execution, delivery and performance by the Shareholder of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the Shareholder's board of directors, and no other corporate action on the part of the Shareholder is necessary to authorize the execution and delivery by the Shareholder of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) None of the execution, delivery or performance of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws of the Shareholder,
(ii) require any filing by the Shareholder with, or permit, authorization, consent or approval of, any Governmental Entity (except for (A) the filing with the SEC of such reports and statements under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and
(B) any filings as may be required under the HSR Act), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which the Shareholder or any of its Subsidiaries (which, for the avoidance of any doubt, does not include the Company and its Subsidiaries) is a party or by which any of them or any of their respective properties or assets may be bound, except for those as to which any required consents, approvals or waivers have been obtained or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder, any of its Subsidiaries (which, for the avoidance of any doubt, does not include the Company and its Subsidiaries) or any of their respective properties or assets. The consummation of the Merger will not conflict with or result in any breach of any of the terms of the Series B Preferred Stock or the Series C Preferred Stock.

            (e) No broker, finder or investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Shareholder.

            (f) The Shareholder shall not, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any Person or group (other than Parent and Merger Sub or any designees or Parent and Merger Sub) concerning any Acquisition Proposal. In addition, the Shareholder will not, and will instruct its agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than Parent or Merger Sub). Notwithstanding the foregoing, any action taken by the Company or any member of the Company Board of Directors, in his capacity as such, in accordance with Section 6.3 of the Merger Agreement shall be deemed not to violate this Section 4(f).

            (g) The Shareholder shall not, directly or indirectly: (i) tender its Shares in any tender offer or exchange offer for the Shares; (ii) except as contemplated by this Agreement or the Merger

Agreement, otherwise offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Shares or any interest therein; (iii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of its Shares into a voting trust or enter into a voting agreement with respect to any Shares; (iv) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or impairing the Shareholder from performing its obligations under this Agreement; or (v) enter into any agreement, arrangement or understanding with the intent or effect of delaying, terminating, preventing or affecting negatively the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

            (h) The Shareholder hereby acknowledges and agrees that the Series B Preferred Stock Merger Consideration and the Series C Preferred Stock Merger Consideration, or any higher price as may be paid for any such Shares in the Merger, as the case may be, are in full satisfaction of all obligations of the Company to the Shareholder related to the Series B Preferred Stock and Series C Preferred Stock, and upon receipt of such consideration, any and all claims of the Shareholder against the Company or any of its affiliates relating to the Series B Preferred Stock or the Series C Preferred Stock shall be waived and released.

            (i) The Shareholder understands and acknowledges that Parent and Merger Sub are relying upon the foregoing representations, warranties and covenants by the Shareholder, and on the Shareholder's execution and delivery of this Agreement in entering into the Merger Agreement.

      Section 5. Other Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Shareholder as of the date hereof and as of the Option Closing as follows:

            (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate power and authority to perform the transactions provided for or contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by its board of directors, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Shareholder, is a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance by Parent and Merger Sub with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of their respective certificates of incorporation and by-laws, (ii) require any filing by Parent or Merger Sub with, or permit, authorization, consent or approval of, any Governmental Entity (except for (A) the filing with the SEC of such reports and statements under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (B) any filings as may be required under the HSR Act),
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, except for those as to which any required consents, approvals or waivers have been obtained or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub, any of their respective Subsidiaries or any of their respective properties or assets.

            (d) Either Parent or Merger Sub has available and has reserved or has received written commitments from third-party lenders to obtain, sufficient funds to consummate the Merger, the Offer and the other transactions contemplated by the Merger Agreement or this Agreement, including payment in full of (a) the Merger Consideration or the Option Exercise Price, (b) the amounts payable under Sections 3.5, 3.6 and 3.7 of the Merger Agreement and (c) all indebtedness (including principal, accrued interest, prepayment fees and other charges) of the Company outstanding on the date of this Agreement.

      Section 6. Conditions to Obligations of Parent and Merger Sub. The Shareholder acknowledges that the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of each of the conditions set forth in the Merger Agreement, including the compliance by the Shareholder with the provisions of this Agreement.

      Section 7. Further Assurances. From time to time, at Parent's reasonable request and without further consideration, the Shareholder agrees to execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      Section 8. Stop Transfer; Form of Legend. The Shareholder agrees and covenants to Parent that the Shareholder shall not, prior to the Option Closing or, if the Option is not exercised, prior to the Option Expiration Time, except as otherwise provided herein or pursuant to the Merger Agreement, (a) transfer or encumber or agree to transfer or encumber any of the Shareholder's Shares or
(b) request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder's Shares, in either case without the consent of the Parent. If reasonably requested by Parent, any certificates representing the Shareholder's Shares shall contain the following legend:

            "The securities represented by this certificate are subject to certain restrictions on transfer and other terms of a Shareholder's Agreement, dated as of August 24, 2001, among Steelcase Inc., PV Acquisition, Inc., and The Alpine Group, Inc., a copy of which is on file in the principal office of Steelcase Inc."

      Section 9. Indemnification. (a) The Shareholder agrees to indemnify, defend and hold Parent, Merger Sub, their officers, directors, employees, agents, representatives and affiliates ("Indemnified Parties") harmless from and in respect of any and all losses, damages, costs and expenses (including demands, suits, claims, actions, assessments, liabilities, judgments, amounts paid in settlement, expenses of investigation and reasonable fees and disbursements of counsel and other professionals) (collectively, "Losses"), that they may incur arising out of or due to (i) the inaccuracy or breach of any representation or warranty of the Shareholder contained in this Agreement, (ii) the breach by the Shareholder of any covenant, undertaking or other agreement contained in this Agreement and (iii) enforcing the indemnification rights pursuant to this Section 9(a).

            (b) If any Indemnified Party shall believe that such Indemnified Party is entitled to indemnification pursuant to this Section 9, such Indemnified Party shall promptly give to the Shareholder written notice thereof. The failure of such Indemnified Party to give notice of any claim for indemnification promptly shall not adversely affect such Indemnified Party's right to indemnity hereunder, except to the extent that the Shareholder is prejudiced by the delay in giving notice. All such claims for indemnification shall be made not later than, and the representations and warranties of the Shareholder contained in this Agreement (other than the representations and warranties set forth in subsections (a), (b), (c) and (e) of Section 4, which shall survive indefinitely) shall not survive beyond, midnight on the date that is one year after the first to occur of the Effective Time and the Option Closing. The right to indemnification hereunder shall not be affected by any investigation or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement.

      Section 10. Obligation After Option Closing to Acquire All Minority Interests.

            (a) Parent agrees that, as promptly as reasonably practicable (but, in any case, not later than five business days) after the Option Closing, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase for cash (the "Offer") all, but not less than all, of the outstanding shares of Company Common Stock owned by the holders of Company Common Stock (other than Parent and Merger Sub) and the outstanding shares of Series D Preferred Stock (collectively, the "Company Securities"), (i) in the case of the Company Common Stock, at a price per share, net to the seller in cash, that is not less than the Per Share Amount paid with respect to the Company Common Stock as part of the Option Exercise Price (the "Common Stock Reference Price") and (ii) in the case of the Series D Preferred Stock, at a price per share, net to the seller in cash, that is not less than the Series D Preferred Stock Merger Consideration (the "Series D Reference Price").

            The obligation of Parent to accept for payment and to pay for Company Securities validly tendered in the Offer and not subsequently withdrawn shall be subject only to (i) the condition that there shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced or promulgated by any Governmental Entity which restrains, prevents or prohibits the making or consummation of the Offer or the consummation of the Secondary Merger (as defined below); provided, however, that Parent shall use commercially reasonable efforts to have any such statute, rule, regulation, judgment, order or injunction vacated or lifted; and (ii) such conditions as, after consultation with Parent's outside legal counsel, Parent determines in good faith are required by applicable law with respect to the Offer.

            (b) Following Parent's or Merger Sub's acceptance for payment of and payment for Company Securities pursuant to the Offer (the "Acceptance Time"), Parent shall take all action reasonably necessary to cause consummation as promptly as reasonably practicable of a second-step merger (the "Secondary Merger") in which (i) the holders of the outstanding Company Securities will receive per-share consideration, net to such holders in cash, without interest thereon and less any applicable withholding of taxes, equal to (A) the Series D Reference Price, in the case of Series D Preferred Stock, or (B) the Common Stock Reference Price, in the case of Company Common Stock, and (ii) each option, warrant or other right to purchase Company Common Stock will (1) to the extent consistent with the terms thereof, be canceled immediately prior to the consummation of the Secondary Merger, in consideration for which cancellation the holder of such option, warrant or right shall receive a payment of cash consideration equal to the product of (A) the total number of shares of Company Common Stock subject to such option, warrant or right immediately prior to the consummation of the Secondary Merger and (B) the excess (if any) of (x) the Common Stock Reference Price over (y) the exercise price per share subject to such option, warrant or right as in effect immediately prior to the consummation of the Secondary Merger (such payment to be without interest thereon and net of any withholding of taxes); (2) to the extent consistent with the terms thereof, represent the right, from and after the consummation of the Secondary Merger, upon exercise thereof and payment of the aggregate exercise price with respect thereto, to receive in cash, without interest, a single lump sum cash payment equal to the product of (A) the number of shares of Company Common Stock that would have been subject to issuance upon the exercise of such option, warrant or right, had such exercise occurred immediately prior to the consummation of the Secondary Merger, and (B) the Common Stock Reference Price (such cash payment to be reduced by any required withholding of taxes); or
(3) otherwise be treated in accordance with the terms thereof.

            Without limiting the generality of any of the foregoing, after commencement of the Offer, Parent shall use its reasonable best efforts to acquire (or to cause Merger Sub to acquire) pursuant to the Offer such number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by Parent and Merger Sub, will be sufficient to enable the Secondary Merger to be consummated pursuant to Section 905 of the BCL (the "Requisite Number"), and, if the Requisite Number is so acquired in the Offer, Parent shall, promptly following the Acceptance Time, take all action reasonably necessary to cause the Secondary Merger to be so consummated as promptly as reasonably practicable pursuant to Section 905 of the BCL.

            (c) The Offer and the Secondary Merger shall be conducted in compliance with all applicable laws. Promptly after the Option Closing, Parent shall make a public announcement stating that it intends promptly to commence the Offer, describing the terms of the Offer, and stating that the Offer will not be subject to any financing contingency and will be unconditional (except as provided in the last sentence of Section 10(a)).

      It is intended by the parties to this Agreement that the Company shall have the right to take all measures it may deem, in its sole discretion, to be necessary or desirable for the purpose of enforcing the provisions of this
Section 10.

      At all times prior to the date on which Parent or Merger Sub shall have acquired all outstanding shares of Company Common Stock (other than shares owned by Parent or Merger Sub) and options and warrants to purchase Company Common Stock as provided in this Section 10, the authorization of the Continuing Directors (as defined below) shall be required (and such authorization shall constitute the authorization of the full Company Board of Directors and no other action on the part of the Company, including any action by any other directors of the Company, shall be required) to enforce on behalf of the Company and the holders of Company Common Stock (other than Parent or Merger Sub) and options and warrants to purchase Company Common Stock the provisions of this Section 10, including any extension of the time for performance of any obligation or action under this Section 10 or any waiver of compliance by Parent (or Merger Sub) with the provisions of this Section 10.

      For purposes of this Section 10(c), "Continuing Directors" means the members of the Special Committee as constituted on the date hereof or any successor or substitute directors appointed by such members of the Special Committee serving on the date hereof.

      Section 11. Termination. This Agreement shall terminate at the Option Expiration Time if the Option has not theretofore been exercised.

      Section 12. Effect of Termination. In the event of a termination of this Agreement as provided in Section 11 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of Parent, Merger Sub or the Shareholder thereafter; provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof prior to such termination

      Section 13. Non-Competition. Except as set forth in this Section 13, the Shareholder agrees that, to assure that Parent will retain the value of the business of the Company and the Company Subsidiaries as a "going concern," for a period of five years beginning on the earlier of the Effective Time or the Option Closing, the Shareholder shall not, directly or indirectly, through one or more affiliates, engage or have an interest, anywhere in the United States or Europe, alone or in association with others, as partner or stockholder or through the investment of capital, lending of money or property, or otherwise, in any business that competes with the products and services provided by the Company or any Company Subsidiary as of such date; provided, however, that it shall not be a violation of this
Section 13 for the Shareholder or any of its affiliates to (i) invest in securities representing less than 10 percent of the outstanding capital stock of any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system, or (ii) invest in, own an interest in or acquire, in a single transaction or series of transactions, all or a majority of the equity interests in, or assets of, any Person that did not derive at least 25 percent of its consolidated net revenue during its last completed fiscal year from any business that competes with the products and services provided by the Company or any Company Subsidiary as of the date referenced above. During the three years beginning on the earlier of the Effective Time or the Option Closing, the Shareholder shall not, directly or indirectly, through one or more affiliates, on behalf of itself or any other Person, (i) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, Parent, the Company or any Company Subsidiary or any of their successors to terminate his or her employment or other relationship with Parent, the Company or any Company Subsidiary or (ii) offer employment to or employ a person who is at that time an employee (other than secretarial or clerical employees) of Parent, the Company or any Company Subsidiary or who was such an employee within two years of the time of such offer of employment. The foregoing shall not, however, prohibit the Shareholder or any of its affiliates from publishing any general public solicitation of employment opportunities.

      Section 14. Jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York, and to the jurisdiction of any other competent court of the State of New York located in New York County (collectively, the "New York Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of New York, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile.

      Section 15. Miscellaneous.

            (a) This Agreement (i) constitutes the entire agreement among Parent, Merger Sub and the Shareholder with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties or any of them with respect to the subject matter hereof and (ii) except as provided in Section 9, and except for the Company's right to enforce Section 10, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (c) The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (d) Subject to applicable law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, by written agreement of Parent, Merger Sub and the Shareholder, by action taken by their respective boards of directors or equivalent governing bodies. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Parent, Merger Sub and the Shareholder; provided, that no such instrument that amends, modifies or supplements Section 10 shall be effective unless signed by the Company.

            (e) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            (f) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)  if to Parent or Merger Sub, to:

                        Steelcase Inc.
                        901 - 44th Street, S.E.
                        Grand Rapids, Michigan 49508
                        Telephone: (616) 246-9600
                        Facsimile: (616) 248-7010
                        Attention: Chief Legal Officer

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                        Chicago, Illinois 60606
                        Telephone: (312) 407-0700
                        Facsimile: (312) 407-0411
                        Attention: Charles W. Mulaney, Jr., Esq.

                        (ii)  if to the Shareholder, to:

                        The Alpine Group, Inc.
                        1790 Broadway
                        New York, New York 10019
                        Telephone: (212) 757-3333
                        Facsimile: (212) 757-3423
                        Attention: Corporate Secretary

                        with a copy to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, New York 10036
                        Telephone: (212) 969-3000
                        Facsimile: (212) 969-2900
                        Attention: Ronald R. Papa, Esq.

                        and

                        (iii)  if to the Company, to:

                        PolyVision Corporation
                        4888 S. Old Peachtree Rd.
                        Norcross, Georgia 30071
                        Telephone: (770) 447-5043
                        Facsimile. (770) 446-5951
                        Attention: Michael H. Dunn,
                        President and Chief Executive Officer

                        with a copy to:

                        Greenberg Traurig, LLP
                        The Met Life Building
                        200 Park Avenue
                        New York, New York  10166
                        Telephone:  (212) 801-9200
                        Facsimile:  (212) 801-6400
                        Attention:  Clifford E. Neimeth, Esq.

            (g) This Agreement shall be governed by and construed in accordance with the internal (substantive and procedural) laws of the State of New York, without regard to the conflicts of laws principles thereof.

            (h) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (i) Except as provided in Section 9, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses except that any transfer, stamp or similar taxes shall be borne by Parent.

            (j) This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof.

            (k) Each of Parent, Merger Sub, the Shareholder and, for purposes of
Section 10 hereof, the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

            (l) This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

      IN WITNESS WHEREOF, the Shareholder, Parent and Merger Sub have caused this Shareholder's Agreement to be duly executed as of the day and year first above written.

                        STEELCASE INC.



                        By:  /s/ James P. Keane
                             ---------------------------------------------------
                        Name:   James P. Keane
                        Title:  Senior Vice President, Chief Financial Officer


                        PV ACQUISITION, INC.



                        By:  /s/ James P. Keane
                             ---------------------------------------------------
                        Name:   James P. Keane
                        Title:  Treasurer



                        THE ALPINE GROUP, INC.



                        By:  /s/ Bragi F. Schut
                             ---------------------------------------------------
                        Name:   Bragi F. Schut
                        Title:  Executive Vice President

Acknowledged and agreed to as of the day and year first above written, solely for the purpose of enforcing the provisions of Section 10 hereof

POLYVISION CORPORATION

By:  /s/ Michael H. Dunn
     ---------------------------------------------------
     Name:   Michael H. Dunn
     Title:  President and Chief Executive Officer

                                                                      APPENDIX C


                                                Deutsche Banc Alex. Brown Inc.
                                                Mergers, Acquisitions and
                                                Corporate Advisory Group
                                                130 Liberty Street, NYC02-3301
                                                New York, NY 10006

                                                Tel 212 250 6000
                                                Fax 212 250 6440

                                                August 23, 2001


The Special Committee of the Board of Directors
PolyVision Corporation
4888 South Old Peachtree Road
Norcross, GA 30071

Gentlemen:

     Deutsche Banc Alex. Brown Inc. ("Deutsche Banc Alex. Brown") has acted as financial advisor to the Special Committee of the Board of Directors of PolyVision Corporation ("PolyVision" or the "Company") in connection with the proposed Agreement and Plan of Merger (the "Merger Agreement"), among the Company, Steelcase Inc. ("Steelcase") and PV Acquisition, Inc., a wholly owned subsidiary of Steelcase ("Merger Sub"), which provides, among other things, for Merger Sub to merge with and into the Company (the "Transaction") whereby each share of Company Common Stock not owned directly or indirectly by the Company or Steelcase will be converted into the right to receive $2.25 in cash (the "Consideration"), and as a result, the Company will become a wholly owned subsidiary of Steelcase. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested Deutsche Banc Alex. Brown's opinion, as investment bankers, as to the fairness, from a financial point of view, of the Consideration to the common stockholders of PolyVision, other than The Alpine Group, Inc.

     In connection with Deutsche Banc Alex. Brown's role as financial advisor to PolyVision, and in arriving at its opinion, Deutsche Banc Alex. Brown has reviewed certain publicly available financial and other information concerning the Company and certain internal analyses and other information furnished to it by management of the Company. Deutsche Banc Alex. Brown has also held discussions with members of the senior management of the Company regarding the business and prospects of the Company. In addition, Deutsche Banc Alex. Brown has (I) reviewed the historical reported prices and trading activity for Company Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable, in whole or in part, to the Transaction, (iv) reviewed the terms of the Merger Agreement, the Shareholder Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate. Deutsche Banc Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Banc Alex. Brown has assumed and relied upon the accuracy and

Deutsche Banc Alex. Brown


The Special Committee of the Board of Directors
PolyVision Corporation
August 23, 2001
Page 2


completeness of all such information and Deutsche Banc Alex.
Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to management's financial forecasts and projections made available to Deutsche Banc Alex. Brown and used in its analyses, Deutsche Banc Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company, as to the matters covered thereby. In rendering its opinion, Deutsche Banc Alex. Brown expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Banc Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof. We were not requested to, and did not, solicit from any third party any indications of interest in acquiring the Company.

     For purposes of rendering its opinion, Deutsche Banc Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of the Company, Steelcase, and Merger Sub contained in the Merger Agreement are true and correct, the Company, Steelcase and Merger Sub will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of the Company, Steelcase and Merger Sub to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Banc Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained.

     This opinion is addressed to and is for the use and benefit of the Special Committee of the Board of Directors of PolyVision in considering the Transaction and is not a recommendation to the Special Committee or to the stockholders to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to the common stockholders of PolyVision, other than The Alpine Group, Inc., of the Consideration, and Deutsche Banc Alex. Brown expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction. The Board of Directors of the Company may consider this opinion as if the same were addressed to it.

     Deutsche Banc Alex. Brown will be paid a fee for its services as financial advisor to the Special Committee in connection with the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to the Company, and The Alpine Group, Inc. and its affiliates, for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company and Steelcase for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

     Based upon and subject to the foregoing, it is Deutsche Banc Alex. Brown's opinion as investment bankers that, as of the date hereof, the Consideration is fair, from a financial point of view, to the common stockholders of PolyVision, other than The Alpine Group, Inc.

                                    Very truly yours,


                                    /s/ Deutsche Banc Alex. Brown Inc.
                                    ------------------------------------
                                    DEUTSCHE BANC ALEX. BROWN INC.

                                   PROXY CARD

                             POLYVISION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven S. Elbaum, Michael H. Dunn and Gary L. Edwards, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of POLYVISION CORPORATION which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on November __, 2001, at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, 15th Floor, New York, New York at 10:00 a.m. local time.

The Board of Directors, upon the recommendation of a special committee of independent directors, recommends a vote FOR the following proposal:

         TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AUGUST 24, 2001, AMONG STEELCASE INC., PV ACQUISITION, INC. AND POLYVISION CORPORATION. UNDER THE MERGER AGREEMENT, EACH OUTSTANDING SHARE
         OF POLYVISION COMMON STOCK WILL BE AUTOMATICALLY CONVERTED INTO THE RIGHT TO RECEIVE $2.25 IN CASH, WITHOUT INTEREST.

          [   ] FOR               [   ] AGAINST               [   ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED IN THIS PROXY CARD. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


                     Date ___________________________, 2001

                     _____________________________________
                                    Signature

                     _____________________________________
                                    Signature

                     Name(s) should be signed exactly as
                     shown. Title should be added if
                     signing as executor, administrator,
                     trustee, etc.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

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